Exhibit 10.2

EXECUTION VERSION

SECOND AMENDMENT TO

SENIOR SECURED TERM LOAN CREDIT AGREEMENT

This SECOND AMENDMENT TO THE SENIOR SECURED TERM LOAN CREDIT AGREEMENT, dated as of April 1, 2020 (this “Second Amendment”), is between U.S. WELL SERVICES, LLC, a Delaware limited liability company (the “Borrower”), U.S. WELL SERVICES, INC., a Delaware corporation (the “Parent”), USWS FLEET 10, LLC, a Delaware limited liability company (“USWS Fleet 10”), USWS FLEET 11, LLC, a Delaware limited liability company (“USWS Fleet 11”, together with USWS Fleet 10, the “Subsidiary Guarantors”), USWS HOLDINGS LLC, a Delaware limited liability company (“Holdings”, together with the Parent, the Borrower and the Subsidiary Guarantors, the “Loan Parties” and each a “Loan Party”), CLMG CORP., as administrative agent (together with its successors and assigns, the “Administrative Agent”), and CLMG CORP., as term loan collateral agent (together with its successors and assigns, the “Term Loan Collateral Agent” and, together with the Administrative Agent, the “Agents”). This Second Amendment is entered into with reference to the Original Credit Agreement referred to below. Capitalized terms used herein without definition shall have the meaning assigned to such terms in Section 1.01 of the Credit Agreement, and the interpretive provisions set forth in Section 1.04 of the Credit Agreement shall apply to this Second Amendment, mutatis mutandis, as if fully set forth herein.

RECITALS:

WHEREAS, reference is made to the Senior Secured Term Loan Credit Agreement, dated as of May 7, 2019, among the Parent, Holdings, the Borrower, the Subsidiary Guarantors, the Lenders, CLMG CORP., as Administrative Agent and Term Loan Collateral Agent (as amended, amended and restated, supplemented or otherwise modified from time to time (including pursuant to that certain First Technical Supplemental Amendment to the Senior Secured Term Loan Credit Agreement, entered into by, among others, the Parent, Holdings, the Borrower, and the Administrative Agent and Term Loan Collateral Agent, dated as of June 14, 2019 (the “First Amendment”)) prior to the Second Amendment Effective Date, the “Original Credit Agreement”);

WHEREAS, pursuant to this Second Amendment, the Borrower has requested, and the Administrative Agent and the Lenders have agreed, subject to the terms and conditions of this Second Amendment, to amend the Original Credit Agreement on the Second Amendment Effective Date, as specified in Section 1 below;

WHEREAS, pursuant to Section 9.01 of the Credit Agreement, certain amendments, waivers and consents set forth in this Second Amendment may be entered into only with the consent of each Lender;

WHEREAS, Parent has issued and sold certain shares of Series B Preferred Stock pursuant to a certain Purchase Agreement dated as of the date hereof, the proceeds of which will be used to fund the Extension Fee;

WHEREAS, the Borrower hereby requests, the Administrative Agent and each Lender has agreed, subject to the conditions precedent set forth herein, to enter into this Second Amendment;

NOW, THEREFORE, in consideration of the premises and the agreements, provisions and covenants herein contained, the parties hereto agree as follows:

AGREEMENT:

Section 1.    Amendments To Credit Agreement. Pursuant to Section 9.01 of the Credit Agreement, each of the Lenders, the Administrative Agent, and each of the Loan Parties consents to the amendment of the Original Credit Agreement made as of the Second Amendment Effective Date to delete the stricken text (indicated textually in the same manner as the following example: ~~stricken text~~) and to add the double-underlined text (indicated textually in the same manner as the following example: double-underlined text) as set forth in Exhibit A hereto (the Original Credit Agreement as so amended, the “Credit Agreement”).

Section 2.    Definitions; Issuance of Shares; Representations and Warranties with Respect to the Series B Preferred Stock (as defined below) and Class A Common Stock (as defined below).

(a)    As used in this Second Amendment, the following terms shall have the following meanings:

“Class A Common Stock” means the class A common stock of the Parent, par value $0.0001 per share.

“Parent Common Shares” means 5,529,622 shares of the Class A Common Stock.

“Parent Preferred Shares” means 1,050 shares of the Series B Preferred Stock.

“Parent SEC Documents” means all forms, reports, registration statements, definitive proxy statements, schedules and other materials with the SEC required to be filed or furnished by it since December 31, 2018.

“Purchase Agreement” means the Purchase Agreement, dated as of the date hereof, by and among the Parent and the purchasers party thereto, pursuant to which such purchasers have purchased certain shares of Series B Preferred Stock.

“Securities Act” means the Securities Act of 1933, as amended.

“Series B Preferred Stock” means the Series B Redeemable Convertible Preferred Stock of Parent, $0.0001 par value per share.

“Transfer Agent” means Continental Stock Transfer & Trust Company or any successor transfer agent of Parent.

(b)    Parent hereby issues and sells to each Lender (i) the number of shares of Class A Common Stock set forth opposite such Lender’s name on Schedule 1 and (ii) the number of shares of Series B Preferred Stock set forth opposite such Lender’s name on Schedule 1.

(c)    Parent represents and warrants to each Lender that (i) the representations and warranties of Parent contained in the Purchase Agreement that are qualified by materiality or Material Adverse Effect (as defined in the Purchase Agreement) are true and correct as of the date hereof and (ii) all other representations and warranties of Parent contained in the Purchase Agreement are true and correct in all material respects as of the date hereof (except that such representations and warranties made as of a specific date shall be required to be true and correct in all material respects as of such date only). For the avoidance of doubt, the representations and warranties of Parent contained in the Purchase Agreement are incorporated herein by this reference for all purposes.

(d)    Each Lender represents and warrants to each Loan Party that it is (A) an experienced and knowledgeable investor, (B) able to bear the economic risks of the acquisition and ownership of shares of the Class A Common Stock and the Series B Preferred Stock, including the complete loss of such investment, and (C) is capable of evaluating (and has evaluated) the merits and risks of investing in shares of the Class A Common Stock and the Series B Preferred Stock and its acquisition and ownership thereof. The shares of Class A Common Stock and the Series B Preferred Stock received by the Lenders as part of the Extension Fee is being obtained by each Lender for its own account for investment purposes, and not with a view to any distribution thereof in violation of any applicable securities laws. Each Lender understands and acknowledges that no federal or state agency has passed upon the merits or risks of the acquisition and ownership of the Class A Common Stock or the Series B Preferred Stock or made any finding or determination concerning the fairness or advisability of such acquisition and ownership. Each Lender understands and acknowledges that the acquisition and ownership of the Class A Common Stock and the Series B Preferred Stock involve risks, including those described in the Parent SEC Documents and each Lender has such knowledge, skill and experience in business, financial and investment matters that it is capable of evaluating the merits and risks of the acquisition and ownership of the Class A Common Stock and the Series B Preferred Stock. Each Lender has considered the suitability of the Class A Common Stock and the Series B Preferred Stock as an investment in light of its own circumstances and financial condition and is able to bear the risks associated with an investment in the Class A Common Stock and the Series B Preferred Stock, including the total loss of its investment. Each Lender is an “accredited investor,” as such term is defined in Rule 501 of Regulation D promulgated under the Securities Act. Each Lender acknowledges and understands that (A) the acquisition of neither the Class A Common Stock nor the Series B Preferred Stock has not been registered under the Securities Act in reliance on an exemption therefrom, and (B) that the shares of the Class A Common Stock and the Series B Preferred Stock will, upon their acquisition by the Lenders at Closing, be characterized as “restricted securities” under state and federal securities laws and may not be sold, transferred, offered for sale, pledged, hypothecated, or otherwise disposed of, except pursuant to an effective registration statement under the Securities Act or pursuant to an exemption from the registration requirements of the Securities Act, and in compliance with applicable state and federal securities laws.

(e)    No Lender, together with its Affiliates, beneficially owns (as contemplated by Rule 13d-3 of the Exchange Act) as of the date of this Agreement, 5% or more of the Parent’s issued and outstanding Class A Common Stock or securities convertible into Class A Common Stock.

(f)    Each Lender acknowledges and agrees that neither Parent nor any other Person offered to sell shares of the Class A Common Stock or the Series B Preferred Stock to it by means of any form of general solicitation or advertising. Each Lender further acknowledges and agrees that it was solicited or became aware of the investment in the Class A Common Stock and the Series B Preferred Stock through direct contact with Parent or its agents outside of any public offering effort.

Section 3.    Effectiveness. This Second Amendment shall become effective on and as of the first date (the “Second Amendment Effective Date”) on which the Administrative Agent determines in its sole and absolute discretion that the following conditions precedent have been satisfied:

(a)    the Administrative Agent shall have received on or before the Second Amendment Effective Date, duly executed copies of this Second Amendment by each party hereto (which may include a copy transmitted by PDF or other electronic method);

(b)    payment for the ratable benefit of the Lenders, of an extension fee (the “Extension Fee”) comprised of (a) a cash payment in the amount of twenty million dollars ($20,000,000); plus (b) the Parent Preferred Shares; plus (c) the Parent Common Shares, and the issuance of the Parent Preferred Shares, when issued and delivered, is validly issued, fully paid and non-assessable, and has the rights, preferences and priorities set forth in the Certificate of Designations of Series B Redeemable Convertible Preferred Stock and such issuance of the Parent Preferred Shares is not subject to any preemptive or similar rights, and which Parent Preferred Shares and Parent Common Shares shall be issued by the Parent to each Lender (in the amount of its ratable share) in book entry form and shall bear a restrictive legend on the books and records of the Transfer Agent;

(c)    the respective conditions set forth in Section 2.04(a) and Section 2.04(b) of the Purchase Agreement to the obligations of each party thereto to consummate the purchase and issuance and sale of the Series B Preferred Stock thereunder shall have been satisfied or waived (by each Lender) on or prior to the Second Amendment Effective Date;

(d)    immediately prior to and after giving effect to this Second Amendment, all representations and warranties of each Loan Party contained in Article IV of the Credit Agreement are true and correct in all material respects on and as of the date of this Second Amendment and the Second Amendment Effective Date as if made on and as of such date (or if stated to have been made at an earlier date, were true and correct in all material respects as of such earlier date) (except to the extent any such representation and warranty itself is qualified by “materiality”, “Material Adverse Effect” or similar qualifier, in which case, it shall be true and correct in all respects);

(e)    as of the date hereof, no Default or Event of Default has occurred and is continuing;

(f)    the Administrative Agent and the Lenders shall have been paid or reimbursed by the Borrower for all costs and expenses associated with the preparation, negotiation and execution of this Second Amendment and the other instruments and documents to be delivered hereunder and in connection with the transactions contemplated hereby (including, the reasonable, documented and out-of-pocket accrued and unpaid fees and expenses of counsel thereto to the extent invoiced at least one Business Day prior to the Second Amendment Effective Date);

(g)    the Borrower shall have made in full (and the Administrative Agent shall have received) all payments (including all Scheduled Amortization Payments (as defined in the Original Credit Agreement), interest, fees, costs and expenses) due under the Loan Documents prior to the Second Amendment Effective Date (without giving effect to any amendments to the Original Credit Agreement made as of such Second Amendment Effective Date); and

(h)    the Administrative Agent shall have received an opinion of counsel for the Loan Parties, in form and substance reasonably satisfactory to the Administrative Agent (including, without limitation, with respect to the enforceability of this Second Amendment ).

Section 4.    Effect On Loan Documents.

(a)    Reference to Credit Agreement. Upon and after the Second Amendment Effective Date, each reference in the other Loan Documents to the “Credit Agreement”, “thereunder”, “thereof” or words of like import referring to the Credit Agreement shall mean and be a reference to the Credit Agreement as modified by this Second Amendment.

(b)    Effect on Loan Documents. This Second Amendment shall constitute an amendment of the Credit Agreement made under and in accordance with the terms of Section 9.01 of the Credit Agreement. Except as specifically amended by this Second Amendment, the Loan Documents shall remain in full force and effect and the execution, delivery and performance of this Second Amendment shall not constitute a waiver of any other provision of, or operate as a waiver of any other right, power or remedy of any Agent or Lender under any of the Loan Documents. Except as expressly provided herein, each Loan Document is and shall remain unchanged and in full force and effect and nothing contained in this Second Amendment shall abrogate, prejudice, diminish or otherwise affect any powers, right, remedies or obligations of any Person arising before the date of this Second Amendment. This Second Amendment shall not constitute a novation of the obligations and liabilities of the parties under the Credit Agreement or the other Loan Documents as in effect on or prior to the Second Amendment Effective Date. Except as provided for herein and in the Credit Agreement nothing herein shall be deemed to entitle the Borrower to a further consent to, or a further waiver, amendment, modification or other change of, any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other Loan Document in similar or different circumstances.

(c)    Designation as Loan Document. This Second Amendment shall constitute a Loan Document under the Credit Agreement.

Section 5.    Collateral Matters.

(a)    The Borrower and each Loan Party (each, a “Reaffirming Party”) hereby acknowledges that it (i) has reviewed the terms and provisions of this Second Amendment, (ii) consents to the amendments to the Credit Agreement effected pursuant to this Second Amendment and consents to the terms, conditions and other provisions of this Second Amendment, and (iii) consents to each of the transactions contemplated hereby.

(b)    Each Reaffirming Party (i) acknowledges and agrees that all pledges, grants of security interests and Liens and other obligations under the Security Agreement, the Mortgages, each Account Control Agreement, the other Term Loan Collateral Documents and the other Loan Documents to which such Loan Party is a party are reaffirmed and remain in full force and effect on a continuous basis, (ii) reaffirms each Lien granted by such Loan Party to the Administrative Agent and/or Term Loan Collateral Agent for the benefit of the Secured Parties, (iii) acknowledges and agrees that the grants of security interests and Liens by contained in the Security Agreement, the Mortgages, each Account Control Agreement and other Term Loan Collateral Documents are, and shall remain, in full force and effect on and after the date hereof, and (iv) confirms that each Loan Document to which it is a party or otherwise bound and all Collateral encumbered thereby will continue to guarantee or secure, as the case may be, to the fullest extent possible in accordance with the Loan Documents the payment and performance of all Obligations    (including all such Obligations as amended and reaffirmed pursuant to this Second Amendment) under each of the Loan Documents to which it is a party. Nothing in this Second Amendment shall constitute a new grant of security interest. Each Reaffirming Party hereby confirms that no additional filings or recordings need to be made, and no other actions need to be taken, by such Reaffirming Party as a consequence of this Second Amendment in order to maintain the perfection and priority of the security interests created by the Loan Documents to which it is a party.

(c)    Each Reaffirming Party acknowledges and agrees that each of the Loan Documents to which it is a party or otherwise bound shall continue in full force and effect and that all of its Obligations, payment obligations, guarantees, pledges, grants of security interests and other obligations, as applicable, under and subject to the terms of such Loan Documents shall be valid and enforceable and shall not be impaired or limited by the execution or effectiveness of this Second Amendment or any of the transactions contemplated hereby.

(d)    Until a Repayment Event has occurred, each Loan Party will promptly upon the written request by any Agent, or any Lender through the Administrative Agent, execute, acknowledge, deliver, record, re-record, file, re-file, register and re-register any and all such further acts, deeds, conveyances, pledge agreements, mortgages, landlord waivers, estoppel and consent agreements of lessors, deeds of trust, trust deeds, assignments, financing statements and continuations thereof, termination statements, notices of assignment, transfers, certificates, assurances and other instruments and amendments, modifications or supplements to any of the foregoing, in each case, as any Agent, or any Lender through the Administrative Agent, may reasonably require from time to time in order to (i) carry out more effectively the purposes of the Loan Documents, (ii) to the fullest extent permitted by applicable law, subject any Loan Party’s or any of its Subsidiaries’ properties, assets, rights or interests to the Liens now or hereafter intended to be covered by any of the Term Loan Collateral Documents, and (iii) perfect and maintain the validity, effectiveness and priority of any of the Term Loan Collateral Documents and any of the Liens intended to be created thereunder.

(e)    All Obligations (as such Obligations may be modified by this Second Amendment on the Second Amendment Effective Date) shall continue to be valid, enforceable and in full force and effect and shall not be impaired, in any respect, by the effectiveness of this Second Amendment.

Section 6.    Representation and Warranties. Each Loan Party hereby represents and warrants to the Administrative Agent, Collateral Agent, and Lenders party hereto that:

(a)    the execution, delivery and performance by each Loan Party of this Second Amendment, and the consummation of the transactions contemplated hereby, are within such Loan Party’s corporate, limited liability company or limited partnership (as applicable) powers, have been duly authorized by all necessary corporate, limited liability company or limited partnership (as applicable) action, and do not (i) contravene such Loan Party’s bylaws, limited liability company agreement, limited partnership agreement or other constituent documents, (ii) violate in any material respect any law, rule, regulation (including, without limitation, Regulation X of the Board of Governors of the Federal Reserve System), order, writ, judgment, injunction, decree, determination or award applicable to or binding on it, (iii) conflict with or result in the breach of, or constitute a default or require any payment to be made under, a Contractual Obligation of any Loan Party (except to the extent such conflict, breach, default or payment could not reasonably be expected to have a Material Adverse Effect) or (iv) except for the Liens created under the Term Loan Collateral Documents or the ABL Collateral Documents, result in or require the creation or imposition of any Lien upon or with respect to any of the Properties of any Loan Party;

(b)    no Governmental Authorization, and no notice to, filing with, or consent or approval of any other third party is required for the (i) due execution, delivery, recordation, filing or performance by any Loan Party of this Second Amendment to which it is or is to be a party, or for the consummation of the transactions contemplated hereby; (ii) perfection or maintenance of the Liens created under the Term Loan Collateral Documents (including the first priority nature thereof in respect of all Term Loan Priority Collateral and the second priority nature thereof in respect of all ABL Priority Collateral), or (iii) the exercise by any Agent or any Lender of its rights under the Loan Documents or the remedies in respect of the Collateral pursuant to the Term Loan Collateral Documents;

(c)    immediately prior to following the Second Amendment Effective Date, all representations and warranties of each Loan Party contained in Article IV of the Credit Agreement are true and correct in all material respects (except to the extent any such representation and warranty itself is qualified by “materiality”, “Material Adverse Effect” or similar qualifier, in which case, it shall be true and correct in all respects) on and as of the date of this Second Amendment as if made on and as of the date of this Second Amendment (or if stated to have been made at an earlier date, were true and correct in all material respects as of such earlier date); and

(d)    as of the date hereof, no Default or Event of Default has occurred and is continuing.

Section 7.    Extension Fee(a) . The Loan Parties, the Administrative Agent and each Lender expressly agree and acknowledge that: (i) the Extension Fee is reasonable and is the product of an arm’s length transaction between sophisticated business persons, ably represented by counsel; (ii) the Loan Parties have agreed to pay, and have made payment of such Extension Fee as specific consideration to the Lenders, and that there has been a course of conduct between the Loan Parties and the Lenders for such agreement to pay such Extension Fee; and (iii) the Loan Parties’ agreement to pay the Extension Fee as herein described is a material inducement to the Lenders to consummate the transactions described herein, and enter into this Second Amendment. The Loan Parties, the Administrative Agent and each Lender acknowledge and agree that at the time of issuance to the Lenders (x) the Parent Preferred Shares have an aggregate fair market value of $1,050,000, and (y) the Parent Common Shares have an aggregate fair market value of $1,647,827.356, and the parties hereto agree that they shall report the fair market value of such shares for tax purposes consistently therewith.

Section 8.    Entire Agreement, etc.

(a)    This Second Amendment, the Credit Agreement and the other Loan Documents constitute the entire agreement among the parties with respect to the subject matter hereof and thereof and supersede all other prior agreements and understandings, both written and oral, among the parties or any of them with respect to the subject matter hereof.

(b)    This Second Amendment may be executed by one or more of the parties to this Second Amendment on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument. A set of the copies of this Second Amendment signed by all the parties shall be maintained by the Administrative Agent. This Second Amendment may be executed and delivered by electronic transmission with the same force and effect as if the same was a fully executed and delivered original manual counterpart.

(c)    Section and Subsection headings in this Second Amendment are included herein for convenience of reference only and shall not constitute a part of this Second Amendment for any other purpose or be given any substantive effect.

(d)    Notwithstanding anything herein to the contrary, the ABL Secured Parties are not parties to the Credit Agreement and shall have no rights, liabilities or obligations in respect thereof.

(e)    In the event of any conflict between the provisions of this Second Amendment and the provisions of the Original Credit Agreement (as defined in the recitals hereto), the provisions of this Second Amendment and Exhibit A attached hereto shall govern and control.

Section 9.    Governing Law. This Second Amendment shall be governed by, and construed in accordance with, the laws of the State of New York.

Section 10.    Waiver of Jury Trial. Each of the Loan Parties, the Agents and the Lenders irrevocably waives all right to trial by jury in any action, proceeding or counterclaim (whether based on contract, tort or otherwise) arising out of or relating to this Second Amendment or the actions of any Agent or any Lender in the negotiation, administration, performance or enforcement thereof.

Section 11.    Release. As a material inducement to the Administrative Agent to enter into this Second Amendment, the Borrower and the other Loan Parties, each for itself and on behalf of its respective owners, successors, assigns and legal representatives whether or not a party hereto (the Borrower, the other Loan Parties, such owners, successors, assigns and legal representatives being referred to herein collectively and individually, as “Obligors, et al”), automatically, and without further action by any person, hereby (A) fully, finally and completely, release and forever discharge each Secured Party, the Term Loan Collateral Agent, and the Administrative Agent, and their respective successors, assigns, affiliates, subsidiaries and parents (collectively, the “Lender Entities”), each of the officers, shareholders, directors, employees, attorneys and agents, past, present and future of the Lender Entities (collectively, the “Lender-related Parties”), and each of the respective heirs, predecessors, successors and assigns of each of the Lender Entities and the Lender-related Parties (collectively and individually, and together with the Lender Entities and the Lender Related Parties, “Lender, et al”) of and from any and all claims, controversies, disputes, liabilities, obligations, demands, damages, expenses (including, without limitation, reasonable attorneys’ fees), debts, liens, actions and causes of action of any and every nature whatsoever relating to the Loan Documents, and (B) waive and release any defence, right of counterclaim, right of set-off or deduction to the payment of the obligations which Obligors, et al now have or may claim to have against Lender, et al, in the case of each of (A) and (B), arising out of, connected with or relating to any and all acts, omissions or events occurring prior to the execution of this Second Amendment.

[Signature pages follow]

IN WITNESS WHEREOF, the parties hereto have caused this Second Amendment to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first written above.

US WELL SERVICES, LLC, as Borrower

By: /s/ Kyle O’Neill
Name:	Kyle O’Neill
Title:	Chief Financial Officer

U.S. WELL SERVICES, INC., as Parent

By: /s/ Kyle O’Neill
Name:	Kyle O’Neill
Title:	Chief Financial Officer

USWS HOLDINGS LLC, as Holdings

By: /s/ Kyle O’Neill
Name:	Kyle O’Neill
Title:	Chief Financial Officer

USWS FLEET 10, LLC, as Subsidiary Guarantor

By: /s/ Kyle O’Neill
Name:	Kyle O’Neill
Title:	Chief Financial Officer

USWS FLEET 11, LLC, as Subsidiary Guarantor

By: /s/ Kyle O’Neill
Name:	Kyle O’Neill
Title:	Chief Financial Officer

CLMG CORP., as Administrative Agent

By: /s/ James Erwin
Name: James Erwin
Title: President

CLMG CORP., as Term Loan Collateral Agent

By: /s/ James Erwin
Name: James Erwin
Title: President

LNV CORPORATION, as Lender

By: /s/ Jacob Cherner
Name: Jacob Cherner
Title: Executive Vice President

LPP MORTGAGE, INC., as Lender

By: /s/ Jacob Cherner
Name: Jacob Cherner
Title: Executive Vice President

SCHEDULE 1

PARENT COMMON SHARES AND PARENT PREFERRED SHARES

Lender	Shares of Class A Common Stock	Shares of Series B Preferred Stock
LNV CORPORATION	3,760,143	714
LPP MORTGAGE, INC.	1,769,479	336

Total	5,529,622	1,050

EXHIBIT A

CREDIT AGREEMENT

(amendments to the Original Credit Agreement made pursuant to the Second Amendment on the Second Amendment Effective Date only)

[Attached]

EXECUTION VERSION

SENIOR SECURED TERM LOAN

CREDIT AGREEMENT

Dated as of May 7, 2019

Among

U.S. WELL SERVICES, INC.

as Parent

USWS HOLDINGS LLC

as Holdings

U.S. WELL SERVICES, LLC

as Borrower

and

THE SUBSIDIARY GUARANTORS NAMED HEREIN

as Guarantors

and

THE INITIAL LENDERS NAMED HEREIN

as Initial Lenders

and

CLMG CORP.

as Term Loan Collateral Agent

and

CLMG CORP.

as Administrative Agent

T A B L E O F C O N T E N T S

SCHEDULES
Schedule I	-	Commitments and Lending Offices
Schedule II	-	Acceptable Purchasers
Schedule III	-	Approved Closing Growth Capital Expenditures
Schedule IV	-	Pending Litigation
Schedule 3.01(a)(iv)	-	Perfect by Filing
Schedule 3.01(a)(v)	-	Closing Date Landlord Waivers
Schedule 3.01(b)	-	Existing Debt
Schedule 4.01(b)	-	Loan Parties
Schedule 4.01(c)	-	Capital Structure
Schedule 4.01(e)	-	Governmental Approvals and Authorizations
Schedule 4.01(o)	-	Environmental Disclosure
Schedule 4.01(r)	-	Leased Real Property
Schedule 4.01(t)	-	Material Contracts
Schedule 4.01(v)	-	Existing Capitalized Leases; Existing Equipment Financings
Schedule 4.01(x)	-	Maintained Insurance
Schedule 4.01(y)	-	Intellectual Property
Schedule 4.01(aa)	-	Letter of Credit Rights
Schedule 4.01(bb)	-	Commercial Tort Claims
Schedule 4.01(cc)	-	Employment Contracts
Schedule 4.01(dd)	-	Affiliate Transactions
Schedule 4.01(ee)	-	Restrictive Agreements
Schedule 5.01(d)	-	Required Insurance
Schedule 5.02(k)	-	Equipment Finance SPVs
Schedule 6.01(q)	-	Frac Fleet 16 Agreement
Schedule 9.02	-	Notice Addresses

EXHIBITS
Exhibit A-1	-	Form of Term Loan A Note
Exhibit A-2	-	Form of Term Loan B Note
Exhibit B	-	Form of Notice of Borrowing
Exhibit C	-	Form of Assignment and Acceptance
Exhibit D	-	[Reserved]
Exhibit E	-	Form of Solvency Certificate
Exhibit F	-	Form of Consent and Agreement for Material Contracts
Exhibit G	-	Form of Frac Fleet Maintenance Report
Exhibit H	-	Frac Fleet Preservation Program
Exhibit I	-	Form of Restoration Requisition
Exhibit J	-	Form of Schedule Purchaser Update Notice
Exhibit K	-	Form of Growth Capex Withdrawal Certificate
Exhibit L	-	Form of Secured Party Designation Notice
Exhibit M	-	Form of Insurance Payment Instruction Letter

SENIOR SECURED TERM LOAN CREDIT AGREEMENT

SENIOR SECURED TERM LOAN CREDIT AGREEMENT, dated as of May 7, 2019, among U.S. WELL SERVICES, INC., a Delaware corporation (“Parent”), USWS HOLDINGS LLC, a Delaware limited liability company (“Holdings”), U.S. WELL SERVICES, LLC, a Delaware limited liability company (the “Borrower”), the Subsidiary Guarantors (as hereinafter defined), the Lenders (as hereinafter defined), CLMG CORP., a Texas corporation (“CLMG”), as term loan collateral agent (together with any successor term loan collateral agent appointed pursuant to Article VII, the “Term Loan Collateral Agent”) for the Term Loan Secured Parties (as hereinafter defined), and CLMG, as administrative agent (together with any successor administrative agent appointed pursuant to Article VII, the “Administrative Agent” and, together with the Term Loan Collateral Agent, the “Agents”) for the Lenders.

PRELIMINARY STATEMENTS:

(1)     The Borrower currently (i) operates twelve (12) Frac Fleets, including three (3) Electric Frac Fleets and nine (9) Diesel Frac Fleets, and (ii) has two (2) Electric Frac Fleets scheduled for delivery as of the date hereof on or before May 2019 and January 2020, respectively (collectively, the “Initial Frac Fleets”).

(2)     Prior to execution of this Agreement, the Borrower launched a competitive process to seek financing proposals from various financial institutions to finance the Loan Parties’ operations and capital expenditure requirements.

(3)    Following review of the proposals received, the Borrower has requested that the Lenders make term loans pursuant to (i) a Term Loan A Facility in an aggregate principal amount of $150,000,000 and (ii) a Term Loan B Facility in an aggregate principal amount of $100,000,000.

(4)    The proceeds of the Facilities shall be used (i) to repay and/or refinance all Existing Debt (other than Permitted Existing Debt) of the Loan Parties, (ii) fund the Initial Growth Capex Reserve Account, (iii) pay accrued expenses and accounts payable and (iv) pay transaction fees and expenses incurred in connection with each of the Facilities and the ABL Facility.

(5)    The Borrower and the Loan Parties have agreed to secure all of the Obligations of the Loan Parties under the Loan Documents by granting to the Term Loan Collateral Agent, for the benefit of the Secured Parties, (i) first priority Liens on the Term Loan Priority Collateral (as hereafter defined) and (ii) second priority Liens on the ABL Priority Collateral (as hereafter defined).

(6)    The Lenders have indicated their willingness to agree to make available the Facilities, subject to the terms and conditions of this Agreement.

NOW, THEREFORE, in consideration of the premises and of the mutual covenants and agreements contained herein, the parties hereto hereby agree as follows:

Senior Secured Term Loan Credit Agreement among U.S. Well Services, Inc., USWS Holdings LLC, U.S. Well Services, LLC, the Subsidiary Guarantors, the Initial Lenders, and CLMG Corp. dated as of May 7, 2019

ARTICLE I

DEFINITIONS AND ACCOUNTING TERMS

SECTION 1.01.    Certain Defined Terms. As used in this Agreement, the following terms shall have the following meanings:

“ABL Agent” has the meaning specified in the Intercreditor Agreement.

“ABL Collateral Documents” has the meaning specified in the Intercreditor Agreement.

“ABL Credit Agreement” has the meaning specified in the Intercreditor Agreement.

“ABL Facility” has the meaning specified in the Intercreditor Agreement.

“ABL Loan Documents” has the meaning specified in the Intercreditor Agreement.

“ABL Loans” has the meaning specified in the Intercreditor Agreement.

“ABL Obligations” has the meaning specified in the Intercreditor Agreement.

“ABL Priority Collateral” means has the meaning specified in the Intercreditor Agreement.

“ABL Secured Parties” has the meaning specified in the Intercreditor Agreement.

“Acceptable Landlord Waiver” shall mean a landlord, mortgagee or warehouseman agreement or waiver with terms reasonably acceptable to the Collateral Agent.

“Acceptable Purchaser” means each Person set forth on Schedule II.

“Accepting Lenders” has the meaning specified in Section 2.04(c).

“Account Control Agreements” means the BAML DACA, the Beal DACAs, the Wells Fargo DACA, and any other deposit account control agreement in form and substance reasonably satisfactory to the Administrative Agent.

“Accounts” means the Collateral Accounts, the Excluded Accounts and the Specified Distributable Cash Account.

“Administrative Agent” has the meaning specified in the recital of parties to this Agreement.

“Administrative Agent’s Account” means the account of the Administrative Agent specified by the Administrative Agent in writing to the Lenders from time to time.

Senior Secured Term Loan Credit Agreement among U.S. Well Services, Inc., USWS Holdings LLC, U.S. Well Services, LLC, the Subsidiary Guarantors, the Initial Lenders, and CLMG Corp. dated as of May 7, 2019

“Affected Financial Institution” means (a) any EEA Financial Institution or (b) any UK Financial Institution.

“Affected Property” means any Collateral that has been damaged, destroyed or rendered unfit for normal use as a result of a Casualty Event or an Event of Eminent Domain.

“Affiliate” means, as to any Person, any other Person that, directly or indirectly, controls, is controlled by or is under common control with such Person or is a director or officer of such Person. For purposes of this definition, the term “control” (including the terms “controlling”, “controlled by” and “under common control with”) of a Person means the possession, direct or indirect, of the power to vote ten percent (10%) or more of the Voting Interests of such Person or to direct or cause the direction of the management and policies of such Person, whether through the ownership of Voting Interests, by contract or otherwise.

“Agent Parties” has the meaning specified in Section 9.02(c).

“Agents” has the meaning specified in the recital of parties to this Agreement.

“Agreement” means this Senior Secured Term Loan Credit Agreement, as amended, restated, supplemented or otherwise modified from time to time.

“Agreement Value” means, for each Hedge Agreement, on any date of determination, the amount, if any, that would be payable by any Loan Party to its counterparty to such Hedge Agreement in accordance with its terms as if an Early Termination Event (as defined in the Intercreditor Agreement) has occurred on such date of determination.

“Anti-Corruption Laws” means all laws, rules, and regulations of any jurisdiction applicable to any Loan Party or any of their respective Subsidiaries from time to time concerning or relating to bribery or corruption.

“Anti-Terrorism Laws” means any of the following (a) the Anti-Terrorism Order, (b) the Terrorism Sanctions Regulations (Title 31 Part 595 of the US Code of Federal Regulations), (c) the Terrorism List Governments Sanctions Regulations (Title 31 Part 596 of the US Code of Federal Regulations), (d) the Foreign Terrorist Organizations Sanctions Regulations (Title 31 Part 597 of the US Code of Federal Regulations), (e) the Patriot Act, (f) all other present and future legal requirements of any Governmental Authority addressing, relating to, or attempting to eliminate, terrorist acts and acts of war, and (g) any regulations promulgated pursuant thereto or pursuant to any legal requirements of any Governmental Authority governing terrorist acts and acts of war.

“Anti-Terrorism Order” means Section 1 of Executive Order 13224 of September 24, 2001, Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism (Title 12, Part 595 of the US Code of Federal Regulations).

“Applicable Margin” means 8.25% per annum.

Senior Secured Term Loan Credit Agreement among U.S. Well Services, Inc., USWS Holdings LLC, U.S. Well Services, LLC, the Subsidiary Guarantors, the Initial Lenders, and CLMG Corp. dated as of May 7, 2019

“Appraisal Report” means that certain appraisal report of the Appraiser entitled Oil and Gas Industry Equipment Appraisal Report – April 2019 (effective as of April 17, 2019).

“Appraiser” means Great American Group Advisory & Valuation Services, L.L.C.

“Approved AGCE Contract” means a binding contract among the Borrower and/or one of the Subsidiary Guarantors and an Approved AGCE Counterparty, which (a) prior to the Borrower’s or such Subsidiary Guarantor’s acquisition of the applicable Electric Frac Fleet, is reasonably expected to generate AGCE EBITDA in an amount not less than (i) $18,000,000 in the aggregate over the duration of such contract and (ii) $1,000,000 in each calendar month during the tenor thereof and (b) contains customary termination provisions that protect the Borrower and/or such Subsidiary Guarantor, as applicable, in case of cancellation. For purposes of this definition, “AGCE EBITDA” means the amount equal to expected revenues (based on contracted rates set forth in the applicable Approved AGCE Contract) less expected direct costs (based upon average historical costs demonstrated by Electric Frac Fleets operated by the Borrower and its Subsidiaries).

“Approved AGCE Counterparty” means a Person who (or whose credit support provider under the applicable Approved AGCE Contract, including a parent guarantor) can reasonably be expected to fulfill its obligations under the applicable Approved AGCE Contract.

“Approved Closing Growth Capital Expenditures” means the Growth Capital Expenditures described on Schedule III, subject to the individual cap on Growth Capital Expenditures relating to each Frac Fleet listed thereunder.

“Approved Fund” means any Fund that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.

“Approved Growth Capital Expenditures” means (i) Approved Closing Growth Capital Expenditures and (ii) any other Growth Capital Expenditures approved by the Lenders in their sole discretion.

“Asset Sale” means the assignment, conveyance, license, lease, sale, sale and leaseback, transfer, or other disposition of any Property (including any sale of Equity Interests issued by the Borrower or any Subsidiary Guarantor and any sale of Intellectual Property) by any Person, provided that in no event shall the sale or issuance of Equity Interests of the Parent or Holdings constitute Asset Sales for purposes of this definition.

“Asset Sale Proceeds” means, with respect to any Asset Sale, the Net Cash Proceeds payable to the Borrower or any Guarantor in connection with such Asset Sale.

“Assignment and Acceptance” means an assignment and acceptance entered into by a Lender and an Eligible Assignee (with the consent of any party whose consent is required by Section 9.07 or by the definition of “Eligible Assignee”), and accepted by the Administrative Agent, in accordance with Section 9.07 and in substantially the form of Exhibit C hereto or any other form approved by the Administrative Agent.

Senior Secured Term Loan Credit Agreement among U.S. Well Services, Inc., USWS Holdings LLC, U.S. Well Services, LLC, the Subsidiary Guarantors, the Initial Lenders, and CLMG Corp. dated as of May 7, 2019

“Authority” has the meaning specified in Section 5.01(c)(iii).

“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable Resolution Authority in respect of any liability of an Affected Financial Institution.

“Bail-In Legislation” means (a) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law, regulation rule or requirement for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule, and (b) with respect to the United Kingdom, Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings).

“BAML DACA” means the deposit account control agreement, dated the date hereof, between the Borrower, the Collateral Agent, the ABL Agent and Bank of America.

“Bank of America” means Bank of America, N.A. or its successor.

“Bankruptcy Code” means Title 11 of the United States Code entitled “Bankruptcy”, as now and hereafter in effect, or any successor statute.

“Bankruptcy Law” means the Bankruptcy Code and all other liquidation, conservatorship, bankruptcy, general assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization or similar debtor relief laws of the United States or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally.

“Beal DACAs” means (i) the deposit account control agreement, dated the date hereof, between the Borrower, the Collateral Agent, the ABL Agent and Beal Bank USA, and (ii) the deposit account control agreement, dated the date hereof, between the Borrower, the Collateral Agent and Beal Bank USA.

“Beneficial Ownership Certification” means a certification regarding beneficial ownership as required by the Beneficial Ownership Regulation.

“Beneficial Ownership Regulation” means 31 C.F.R. § 1010.230.

“Borrower” has the meaning specified in the recital of parties to this Agreement.

“Borrowing” means a Term Loan A Borrowing or a Term Loan B Borrowing, as the context may require.

Senior Secured Term Loan Credit Agreement among U.S. Well Services, Inc., USWS Holdings LLC, U.S. Well Services, LLC, the Subsidiary Guarantors, the Initial Lenders, and CLMG Corp. dated as of May 7, 2019

“Budget” has the meaning specified in Section 5.03(d).

“Burdensome Restrictions” means any consensual encumbrance or restriction of the type described in clause (a) or (b) of Section 5.02(q).

“Business Day” means a day of the year on which banks are not required or authorized by law to close in New York City or Las Vegas, Nevada, and, if the applicable Business Day relates to any Loans, on which dealings are carried on in the London interbank market.

“Calendar Quarter” means a calendar quarter of any calendar year.

“Called Amount” has the meaning specified in Section 2.06(c).

“Call Premium” means any amount payable pursuant to Section 2.06(c).

“Call Premium Period” means the period commencing on the Effective Date and continuing until the fourth anniversary of the Effective Date.

“Capital Expenditures” means, for any Person for any period, the sum of, without duplication, all expenditures made, directly or indirectly, by such Person or any of its Subsidiaries during such period for equipment, fixed assets, real property or improvements, or for replacements or substitutions therefor or additions thereto, that have been or should be, in accordance with GAAP, reflected as additions to property, plant or equipment on a Consolidated balance sheet of such Person.

“Capital Expenditures for Investment” means, in respect of any of the Loan Parties, the portions of such Loan Party’s Capital Expenditures that are not Approved Growth Capital Expenditures or Maintenance Capital Expenditures.

“Capitalized Leases” means all leases that have been or should be, in accordance with GAAP, recorded as capitalized leases.

“Cash” means money, currency or a credit balance in any demand account or deposit account.

“Cash Dominion Trigger Period” has the meaning specified in the ABL Credit Agreement.

“Cash Equivalents” means any of the following: (a) direct obligations of the United States of America (including obligations issued or held in book-entry form on the books of the Department of the Treasury of the United States of America) or obligations the timely payment of the principal of and interest on which are fully guaranteed by the United States of America; and (b) certificates of deposit fully insured by the Federal Deposit Insurance Corporation in national, state or foreign commercial banks whose outstanding long-term debt is rated at least “A” or the equivalent by S&P or Moody’s.

Senior Secured Term Loan Credit Agreement among U.S. Well Services, Inc., USWS Holdings LLC, U.S. Well Services, LLC, the Subsidiary Guarantors, the Initial Lenders, and CLMG Corp. dated as of May 7, 2019

“Cash Flow Payment Date” means the fifteenth (15th) Business Day following each Sweep Calculation Date, commencing with the Sweep Calculation Date occurring on August 31, 2019 and each Sweep Calculation Date thereafter until the occurrence of any Repayment Event.

“Cash Management Agreement” means any agreement to provide cash management services, including treasury, depository, overdraft, credit or debit card, electronic funds transfer and other cash management arrangements.

“Cash Management Bank” means any Person in its capacity as a party to a Cash Management Agreement that, (a) at the time it enters into a Cash Management Agreement, is a Lender or an Affiliate of a Lender, or (b) at the time it (or its Affiliate) becomes a Lender, is a party to a Cash Management Agreement, in each case, in its capacity as a party to such Cash Management Agreement (even if such Person ceases to be a Lender or such Person’s Affiliate ceased to be a Lender); provided, however, that for any of the foregoing to be included as a “Secured Cash Management Agreement” on any date of determination by the Administrative Agent, the applicable Cash Management Bank (other than the Administrative Agent or an Affiliate of the Administrative Agent) must have delivered a Secured Party Designation Notice to the Administrative Agent prior to such date of determination.

“Casualty Event” means a casualty event that causes all or a portion of the tangible Collateral to be damaged, destroyed or rendered unfit for normal use for any reason whatsoever, other than (a) ordinary use and wear and tear or (b) any Event of Eminent Domain.

“CERCLA” means the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended from time to time.

“Change of Control” means, at any time, whether by, pursuant to, or as part of, a single transaction or event or series of transactions or events, (a) any “person” or “group” (within the meaning of Rule 13(d) of the Exchange Act and the rules of the Securities and Exchange Commission thereunder as in effect on the Effective Date) other than any member or combination of members of the Sponsor Group (i) shall have acquired ownership, directly or indirectly, beneficially or of record, of more than 50% on a fully diluted basis of the aggregate voting power represented by the issued and outstanding Equity Interests of the Parent, or (ii) shall have acquired direct or indirect control of Holdings or the Borrower, (b) occupation of a majority of the seats (other than vacant seats) on the board of directors of the Parent by Persons who were not (x) directors of the Parent on the date of this Agreement or nominated or appointed by the board of directors of the Parent, (y) appointed by directors so nominated or appointed or (z) directors nominated or appointed by Crestview pursuant to that certain Subscription Agreement, dated July 13, 2018, entered into among the Parent, Crestview and certain other parties thereto (as in effect on the Effective Date), (c) Parent shall cease to own, free and clear of all Liens or other encumbrances, at least 70% on a fully diluted basis of the aggregate voting power represented by the issued and outstanding Equity Interests of Holdings, (d) Holdings shall cease to own, free and clear of all Liens (other than Liens permitted under Section 5.02(a)(i) and Section 5.02(a)(ii) or other encumbrances, at least 100% on a fully diluted basis of the aggregate voting power represented by the issued and outstanding Equity Interests in the Borrower, (e) a

Senior Secured Term Loan Credit Agreement among U.S. Well Services, Inc., USWS Holdings LLC, U.S. Well Services, LLC, the Subsidiary Guarantors, the Initial Lenders, and CLMG Corp. dated as of May 7, 2019

Disqualified Owner shall become a direct or indirect owner of a 50% or greater ownership interest in or otherwise control any Loan Party or (f) a “change of control” or any other comparable term under, and as defined in, any of the ABL Loan Documents shall have occurred, provided, that no Change of Control shall be deemed to have occurred in the circumstance set forth in clause (a) above if the proposed transferee of such beneficial interests is an Acceptable Purchaser, so long as such Acceptable Purchaser has provided a parent guarantee of the Obligations in form and substance, and from an entity the creditworthiness of which is, in each case acceptable to the Administrative Agent. For the purposes of this definition, “control” shall be defined to mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of the Borrower, whether through the ability to exercise voting power, contract or otherwise.

“CLMG” has the meaning specified in the recital of parties to this Agreement.

“Collateral” means all Equity Interests issued by the Borrower and its Subsidiaries and all other Property of the Loan Parties (other than the Equity Interests in the Parent and Holdings), whether now owned or hereafter acquired, other than Excluded Property.

“Collateral Accounts” means the following special, segregated and irrevocable accounts (in each case pledged to the Secured Parties) in the form of deposit accounts in the name of the Borrower but, solely in the case of the Initial Growth Capex Reserve Account, the Reinvestment Account, the Loss Proceeds Account and the Prepayment Account, under the dominion and control of the Term Loan Collateral Agent, as set forth herein and otherwise in accordance with the applicable Account Control Agreement in respect of such Collateral Account:

(a)    Account No. 4001455469 entitled “USWS Initial Growth Capex Reserve Account” opened at Beal Bank USA in the name of the Borrower pursuant to which funds shall be deposited and applied in accordance with Section 2.14 (the “Initial Growth Capex Reserve Account”);

(b)    Account No. 4001422654 entitled “USWS Reinvestment Account” opened at Beal Bank USA in the name of the Borrower pursuant to which funds shall be deposited and applied in accordance with Section 2.14 (the “Reinvestment Account”);

(c)     Account No. 4001489846 entitled “USWS Loss Proceeds Account” opened at Beal Bank USA in the name of the Borrower pursuant to which funds shall be deposited and applied in accordance with Section 2.14 (the “Loss Proceeds Account”);

(d)    Account No. 4001412578 entitled “USWS Prepayment Account” opened at Beal Bank USA in the name of the Borrower pursuant to which funds shall be deposited and applied in accordance with Section 2.14 (the “Prepayment Account”);

(e)    Account No. 488073974950 entitled “USWS Collections Account” opened at Bank of America in the name of the Borrower pursuant to which funds shall be deposited and applied in accordance with Section 2.14 (the “Collections Account”);

Senior Secured Term Loan Credit Agreement among U.S. Well Services, Inc., USWS Holdings LLC, U.S. Well Services, LLC, the Subsidiary Guarantors, the Initial Lenders, and CLMG Corp. dated as of May 7, 2019

(f)     prior to the occurrence of the Discharge of ABL Obligations, Account No. 488073974947 entitled “USWS Revenue Account” opened at Bank of America in the name of the Borrower pursuant to which funds shall be deposited and applied in accordance with Section 2.14 and, on and after the occurrence of the Discharge of ABL Obligations, an account entitled “USWS Revenue Account” opened at Beal Bank USA in the name of the Borrower pursuant to which funds shall be deposited and applied in accordance with Section 2.14 (the “Revenue Account”);

(g)    Account No. 4971778865 entitled “Restricted Collections Account” opened at Wells Fargo Bank, N.A. in the name of the Borrower pursuant to which funds shall be deposited and applied in accordance with Section 2.14 (the “Wells Fargo Collections Account”);

(h)     Account No. 4971778873 entitled “Operating Account” opened at Wells Fargo Bank, N.A. in the name of the Borrower pursuant to which funds shall be deposited and applied in accordance with Section 2.14 (the “Wells Fargo Revenue Account”).

“Collateral Inspection Actions” has the meaning specified in Section 5.01(f)(ii).

“Collateral Inspection Party” means any engineer, mechanic, technical personnel, consultant, inspector or other third party representative independently engaged by the Administrative Agent or the Lenders to perform the Collateral Inspection Actions.

“Collateral Report” has the meaning specified in Section 5.01(f)(ii).

“Collections” means all cash collections and other cash proceeds received on account of a right to payment for services rendered from or on behalf of the applicable account debtor.

“Collections Account” has the meaning specified in the definition of “Collateral Accounts”.

“Commercial Agreements” means, collectively, the contracts with Customers that relate to oil field services and related activities and to ancillary, supplementary and complementary lines of business and that provide any source of Revenue.

“Commitment” means, the Term Loan A Commitment and the Term Loan B Commitment, as applicable.

“Commodity Exchange Act” means the Commodity Exchange Act (7 U.S.C § 1 et seq.), as amended from time to time, and any successor statute.

“Communications” has the meaning specified in Section 9.02(b).

“Competitor” means any Person (other than the Loan Parties, their Subsidiaries or their respective Affiliate) engaged primarily and actively in a business similar to the business of the Borrower.

Senior Secured Term Loan Credit Agreement among U.S. Well Services, Inc., USWS Holdings LLC, U.S. Well Services, LLC, the Subsidiary Guarantors, the Initial Lenders, and CLMG Corp. dated as of May 7, 2019

“Confidential Information” means information that any Loan Party or its respective Subsidiaries furnishes to any Agent or any Lender designated as confidential, but does not include any such information that is or becomes generally available to the public other than as a result of a breach by such Agent or any Lender of its obligations hereunder or that is or becomes available to such Agent or such Lender from a source other than a Loan Party or any of its Subsidiaries that is not, to the best of such Agent’s or such Lender’s knowledge, acting in violation of a confidentiality agreement with a Loan Party or its Subsidiaries.

“Consent and Agreement” means with respect to any Material Contract, a consent and agreement in favor of the Term Loan Collateral Agent (for the benefit of the Secured Parties) in substantially the form attached hereto as Exhibit F or otherwise in form and substance reasonably satisfactory to the Term Loan Collateral Agent and the Administrative Agent.

“Consolidated” refers to the consolidation of accounts in accordance with GAAP.

“Contractual Obligations” means, as applied to any Person, any provision of any Equity Interests issued by such Person or of any indenture, mortgage, deed of trust, contract, undertaking, agreement or other instrument to which such Person is a party or by which it or any of its Properties is bound.

“Crestview” means Crestview Partners III GP, L.P., Crestview III USWS, L.P. and Crestview III USWS TE, LLC.

“Custodial Administration Agreement” means any custodial administration agreement in form and substance satisfactory to the Administrative Agent and entered into among the Servicer, the Term Loan Collateral Agent, the ABL Agent and the Loan Parties party thereto.

“Customer” means the account debtor with respect to any Receivable and/or the prospective purchaser of goods, services or both with respect to any contract or contract right, and/or any party who enters into or proposes to enter into any contract or other arrangement with any Loan Party, pursuant to which such Loan Party is to deliver any Property or perform any services.

“Debt” of any Person means, without duplication, (a) Debt for Borrowed Money of such Person, (b) all obligations of such Person for the deferred purchase price of Property or services (other than trade payables not overdue (unless being contested in good faith by appropriate proceedings for which reserves and other appropriate provisions, if any, required by GAAP shall have been made) by more than one-hundred and twenty (120) days incurred in the ordinary course of such Person’s business), (c) all obligations of such Person evidenced by notes, bonds, debentures or other similar instruments, (d) all obligations of such Person created or arising under any conditional sale or other title retention agreement with respect to Property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such Property), (e) all obligations of such Person as lessee under Capitalized Leases, (f) all Disqualified Equity Interests in such Person, valued, as of the date of determination, at the greater of (i) the maximum aggregate amount that would be

Senior Secured Term Loan Credit Agreement among U.S. Well Services, Inc., USWS Holdings LLC, U.S. Well Services, LLC, the Subsidiary Guarantors, the Initial Lenders, and CLMG Corp. dated as of May 7, 2019 payable upon maturity, redemption, repayment or repurchase thereof (or the value of Disqualified Equity Interests or Debt into which such Disqualified Equity Interests are convertible or exchangeable) and (ii) the maximum liquidation preference of such Disqualified Equity Interests, (g) all obligations of such Person in respect of Hedge Agreements, valued at the Agreement Value thereof, (h) all Guaranteed Debt of such Person, (i) all obligations under any earn-out (which for all purposes of this Agreement shall be valued at the maximum potential amount payable with respect to each such earn-out) and (j) all indebtedness and other payment obligations referred to in clauses (a) through (i) above of another Person secured by (or for which the holder of such Debt has an existing right, contingent or otherwise, to be secured by) any Lien on Property (including, without limitation, accounts and contract rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such indebtedness or other payment obligations, not to exceed the value of the Property on which such Lien exists.

“Debt for Borrowed Money” of any Person means, at any date of determination, the sum of (a) all items that, in accordance with GAAP, would be classified as indebtedness on a Consolidated balance sheet of such Person at such date, (b) all obligations of such Person under acceptance, letter of credit or similar facilities at such date and (c) all Synthetic Debt of such Person at such date.

“Debt Proceeds” means, with respect to the incurrence or issuance of any Debt by the Borrower or any Guarantor (other than Permitted Debt), the Net Cash Proceeds payable to the Borrower, any Guarantor or any of their respective Subsidiaries in connection with such incurrence or issuance.

“Declined Mandatory Prepayment Proceeds” has the meaning specified in Section 2.04(c).

“Declining Lender” has the meaning specified in Section 2.04(c).

“Default” means any Event of Default or any event that would constitute an Event of Default but for the passage of time or the requirement that notice be given or both.

“Default Interest” has the meaning specified in Section 2.05(b).

“Deferral Period” means the period commencing on April 1, 2020 and expiring on March 31, 2022.

“Designated Leased Property” shall mean any real property leased or subleased by any Loan Party.

“Diesel Frac Fleet” means a Frac Fleet whose primary drive train is powered by diesel generators.

“Discharge of ABL Obligations” has the meaning specified in the Intercreditor Agreement.

Senior Secured Term Loan Credit Agreement among U.S. Well Services, Inc., USWS Holdings LLC, U.S. Well Services, LLC, the Subsidiary Guarantors, the Initial Lenders, and CLMG Corp. dated as of May 7, 2019

“Disqualified Equity Interest” means, with respect to any Person, any Equity Interest in such Person that by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable, either mandatorily or at the option of the holder thereof), or upon the happening of any event or condition:

(a) matures or is mandatorily redeemable (other than solely for Equity Interests in such Person that do not constitute Disqualified Equity Interests and cash in lieu of fractional shares of such Equity Interests), whether pursuant to a sinking fund obligation or otherwise;

(b) is convertible or exchangeable, either mandatorily or at the option of the holder thereof, for Debt or Equity Interests (other than solely for Qualified Equity Interests in such Person or cash in lieu of fractional shares of such Equity Interests); or

(c) is redeemable (other than solely for Qualified Equity Interests in such Person and cash in lieu of fractional shares of such Equity Interests) or is required to be repurchased by the Parent or any Subsidiary, in either case, in whole or in part, at the option of the holder thereof;

in each case, on or prior to the date 180 days after the Maturity Date; provided that (i) an Equity Interest in any Person that would not constitute a Disqualified Equity Interest but for terms thereof giving holders thereof the right to require such Person to redeem or purchase such Equity Interest upon the occurrence of an “asset sale” or a “change of control” (or similar event, however denominated) shall not constitute a Disqualified Equity Interest if any such requirement becomes operative only after a Repayment Event and (ii) an Equity Interest in any Person that is issued to any employee or to any plan for the benefit of employees or by any such plan to such employees shall not constitute a Disqualified Equity Interest solely because it may be required to be repurchased by such Person or any of its subsidiaries in order to satisfy applicable statutory or regulatory obligations or as a result of such employee’s termination, death or disability.

“Disqualified Institution” means, on any date, any Person that is a direct Competitor of the Borrower, which Person has been designated by the Borrower as a “Disqualified Institution” by written notice to the Administrative Agent and the Lenders not less than ten (10) Business Days prior to such date; provided that “Disqualified Institutions” shall exclude any (x) commercial bank organized under the laws of the United States or any State thereof that has a combined capital and surplus and undivided profits of $500,000,000 or more, and (y) pooled investment vehicle or entity (including any Affiliates) that is or would reasonably be recognized or categorized as an investment, private equity, debt, hedge, distressed debt fund by reputable institutions that are prominent participants in the financial markets.

Senior Secured Term Loan Credit Agreement among U.S. Well Services, Inc., USWS Holdings LLC, U.S. Well Services, LLC, the Subsidiary Guarantors, the Initial Lenders, and CLMG Corp. dated as of May 7, 2019

“Disqualified Owner” means any Person that, as of the date it first becomes a direct or indirect owner of membership interests in the Borrower: (i) is, or is an Affiliate of a Sanctioned Person or a Person that is, described by or designated in the Anti-Terrorism Order; (ii) is, or is an Affiliate of a Person that is, in violation of the Sanctions or Anti-Terrorism Laws; or (iii) has, or is an Affiliate of a Person that has, been convicted of money laundering (under 18 U.S.C. Sections 1956 or 1957), which conviction has not been overturned; provided, that a Person shall not be a Disqualified Owner if: (x) prior to the date that the Person first becomes a direct or indirect owner of membership interests in the Borrower the Borrower provides the Secured Parties with all documentation and other written information required under applicable “know your customer” and anti-money laundering rules, regulations and requirements (including the PATRIOT Act) in respect of such Person; and (y) as of the date the Person first becomes a direct or indirect owner of the membership interests in the Borrower, such Person has certified to the Administrative Agent that none of the criteria set forth in the foregoing clauses (i) through (iii) in this definition are applicable to such Person. For the avoidance of doubt, each Person that is a parent company of the Borrower on the Effective Date, and each wholly owned direct or indirect subsidiary thereof, shall not be a Disqualified Owner.

“Distributable Cash” means, as of any date of determination, any amounts deposited in the Specified Distributable Cash Account.

“Division” means the division of a limited liability company into two (2) or more limited liability companies pursuant to a “plan of division” or similar method within the meaning of the Delaware Limited Liability Company Act or similar statute in any other state.

“Dollars” and the sign “$” mean the lawful currency of the United States of America.

“DQ List” has the meaning specified in Section 9.07(m).

“Early Termination Event” has the meaning specified in the Intercreditor Agreement.

“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.

“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.

“EEA Resolution Authority” means any public administrative authority or any person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

“Effective Date” has the meaning specified in Section 3.01.

Senior Secured Term Loan Credit Agreement among U.S. Well Services, Inc., USWS Holdings LLC, U.S. Well Services, LLC, the Subsidiary Guarantors, the Initial Lenders, and CLMG Corp. dated as of May 7, 2019

“Electric Frac Fleet” means a Frac Fleet whose primary drive train is powered by a natural-gas combustion turbine.

“Eligible Assignee” means (a) a Lender, (b) an Affiliate of a Lender, (c) an Approved Fund, (d) any Person that is not a Disqualified Institution, and (e) any other Person (other than an individual) approved by the Administrative Agent (such approval not to be unreasonably withheld or delayed); provided, further, that no Loan Party or any of its Affiliates shall qualify as an Eligible Assignee under this definition.

“Eminent Domain Proceeds” means, with respect to any Event of Eminent Domain, the Net Cash Proceeds payable to the Borrower or any Guarantor in connection with such Event of Eminent Domain.

“Environmental Action” means any action, suit, demand, demand letter, claim, written notice of non-compliance or violation, written notice of liability or potential liability, investigation, proceeding, consent order or consent agreement relating in any way to any Environmental Law, any Environmental Permit or Hazardous Material, including, without limitation, (a) by any governmental or regulatory authority for enforcement, cleanup, removal, response, remedial or other actions or damages and (b) by any governmental or regulatory authority or third party for damages, contribution, indemnification, cost recovery, compensation or injunctive relief.

“Environmental Complaint” has the meaning specified in Section 5.01(c)(iii).

“Environmental Consultant” means Terracon Consultants, Inc.

“Environmental Law” means any common law or Federal, state or local statute, law, ordinance, rule, regulation, code, order, writ, judgment, injunction or decree relating to pollution or protection of the environment or, as such relates to exposure to Hazardous Materials, health, or natural resources, including, without limitation, those relating to the use, handling, transportation, treatment, storage, disposal, Release, threatened Release or discharge of Hazardous Materials.

“Environmental Permit” means any permit, approval, identification number, license or other authorization required under any Environmental Law.

“Equipment Finance SPV” means each special purpose entity that is formed by the Borrower and wholly-owned by a Subsidiary Guarantor to enter into a Non-Lender Financed Capitalized Lease or Non-Lender Financed Equipment Financing.

“Equipment Financings” means each financing obtained in the ordinary course of business which is secured solely by furnishings, fixtures and equipment acquired using the proceeds of such financing.

“Equity Interests” means, with respect to any Person, shares of capital stock of (or other ownership or profit interests in) such Person, warrants, options or other rights for the purchase or other acquisition from such Person of shares of capital stock of (or other ownership or profit

Senior Secured Term Loan Credit Agreement among U.S. Well Services, Inc., USWS Holdings LLC, U.S. Well Services, LLC, the Subsidiary Guarantors, the Initial Lenders, and CLMG Corp. dated as of May 7, 2019 interests in) such Person, securities convertible into or exchangeable for shares of capital stock of (or other ownership or profit interests in) such Person or warrants, rights or options for the purchase or other acquisition from such Person of such shares (or such other interests), and other ownership or profit interests in such Person (including, without limitation, partnership, member or trust interests therein), whether voting or nonvoting, and whether or not such shares, warrants, options, rights or other interests are authorized or otherwise existing on any date of determination.

“Equity Issuance” means any sale or issuance of any Equity Interests by any Loan Party (other than any Equity Interests (including warrants) issued by any of the Guarantors to any other Loan Party).

“Equity Issuance Proceeds” means the proceeds from any sale of Qualified Equity Interests of Parent or Holdings received by any Loan Party and from any cash capital contribution to any Loan Party from any other Person (other than a Loan Party or Subsidiary thereof).

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations promulgated and rulings issued thereunder.

“ERISA Affiliate” means any Person that for purposes of Title IV of ERISA is a member of the controlled group of any Loan Party, or under common control with any Loan Party, within the meaning of Section 414 (b) or (c) of the Internal Revenue Code.

“ERISA Event” means (a)(i) the occurrence of a reportable event, within the meaning of Section 4043 of ERISA, with respect to any Plan unless the 30 day notice requirement with respect to such event has been waived by the PBGC or (a)(ii) the requirements of Section 4043(b) of ERISA apply with respect to a contributing sponsor, as defined in Section 4001(a)(13) of ERISA, of a Plan, and an event described in paragraph (9), (10), (11), (12) or (13) of Section 4043(c) of ERISA is reasonably expected to occur with respect to such Plan within the following 30 days; (b) the application for a minimum funding waiver with respect to a Plan; (c) the provision by the administrator of any Plan of a notice of intent to terminate such Plan, pursuant to Section 4041(a)(2) of ERISA (including any such notice with respect to a plan amendment referred to in Section 4041(e) of ERISA); (d) the cessation of operations at a facility of any Loan Party or any ERISA Affiliate in the circumstances described in Section 4062(e) of ERISA; (e) the withdrawal by any Loan Party or any ERISA Affiliate from a Multiple Employer Plan during a plan year for which it was a substantial employer, as defined in Section 4001(a)(2) of ERISA; (f) the conditions for imposition of a lien under Section 303(k) of ERISA shall have been met with respect to any Plan; (g) the adoption of an amendment to a Plan requiring the provision of security to such Plan pursuant to Section 206(g)(5) of ERISA; or (h) the institution by the PBGC of proceedings to terminate a Plan pursuant to Section 4042 of ERISA, or the occurrence of any event or condition described in Section 4042 of ERISA that constitutes grounds for the termination of, or the appointment of a trustee to administer, such Plan.

“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time.

Senior Secured Term Loan Credit Agreement among U.S. Well Services, Inc., USWS Holdings LLC, U.S. Well Services, LLC, the Subsidiary Guarantors, the Initial Lenders, and CLMG Corp. dated as of May 7, 2019

“Eurocurrency Liabilities” has the meaning specified in Regulation D of the Board of Governors of the Federal Reserve System, as in effect from time to time.

“Eurodollar Rate” means, for any Interest Period in respect of a Loan, an interest rate per annum equal to the rate per annum obtained by dividing (a) the rate per annum (rounded upwards, if necessary, to the nearest one hundredth of one percent (1/100 of 1%)) equal to the London interbank offered rate administered by ICE Benchmark Administration (or any other person which takes over the administration of that rate) for deposits in U.S. Dollars displayed on the ICE LIBOR USD page (“ICE LIBOR”) as published by Bloomberg (or other commercially available source providing quotations of ICE LIBOR), as designated by the Administrative Agent from time to time, at approximately 11:00 A.M. (London time) on the Interest Rate Determination Date for such Interest Period, as the London interbank offered rate for deposits in Dollars with a maturity corresponding to the applicable Eurodollar Rate Period, by (b) a percentage equal to 100% minus the Eurodollar Rate Reserve Percentage for such Interest Period, as applicable; provided that the Eurodollar Rate shall in no event be less than two percent (2.00%) per annum at any time. If at any time the Administrative Agent reasonably determines that (i) adequate and reasonable means do not exist for ascertaining the Eurodollar Rate and such circumstances are unlikely to be temporary or (ii) such circumstances have not arisen but the supervisor for the administrator of the Eurodollar Rate or a Governmental Authority having jurisdiction over the Administrative Agent has made a public statement identifying a specific date after which the Eurodollar Rate shall no longer be used for determining interest rates for loans, then the Eurodollar Rate shall mean the rate per annum equal to the highest of (a) the “Prime Rate” as reported by the Wall Street Journal in effect on such day less one percent (1.00%) and (b) the Federal Funds Rate in effect on such day plus one half of one percent (0.50%) (subject at all times to the requirement that such rate per annum shall not be less than two percent (2.00%)).

“Eurodollar Rate Period” means, for any Interest Period in respect of a Loan, a period of three months.

“Eurodollar Rate Reserve Percentage” means, for any Interest Period in respect of a Loan, the reserve percentage applicable two Business Days before the first day of such Interest Period under regulations issued from time to time by the Board of Governors of the Federal Reserve System (or any successor) for determining the maximum reserve requirement (including, without limitation, any emergency, supplemental or other marginal reserve requirement) for a member bank of the Federal Reserve System in New York City with respect to liabilities or assets consisting of or including Eurocurrency Liabilities (or with respect to any other category of liabilities that includes deposits by reference to which the interest rate on Loans is determined) having a term equal to such Interest Period.

“Event of Eminent Domain” means any action, series of actions, omissions or series of omissions by any Governmental Authority (a) by which such Governmental Authority appropriates, confiscates, condemns, expropriates, nationalizes, seizes or otherwise takes all or a material portion of the Property of any Loan Party (including any Equity Interests issued or owned by any Loan Party (other than Equity Interests issued by Parent or by Holdings to the extent not owned by Parent)), or (b) by which such Governmental Authority assumes custody or control of

Senior Secured Term Loan Credit Agreement among U.S. Well Services, Inc., USWS Holdings LLC, U.S. Well Services, LLC, the Subsidiary Guarantors, the Initial Lenders, and CLMG Corp. dated as of May 7, 2019 the Property (other than immaterial portions of such Property) or business operations of any Loan Party or any Equity Interests issued or owned by any Loan Party (other than Equity Interests issued by Parent or by Holdings to the extent not owned by Parent).

“Events of Default” has the meaning specified in Section 6.01.

“Excess Cash Flow” means one hundred percent (100%) of the aggregate amount remaining on deposit in or credited to the Revenue Account after giving effect to the withdrawals, holdbacks and transfers prescribed pursuant to priorities first through ninth of the “Cash Waterfall” set forth in Section 2.14(c).

“Excess Cash Flow Payment Amount” means, as of each Sweep Calculation Date, an amount equal to 100% of Excess Cash Flow

“Excluded Account” means (a) the Payroll Account and (b) the Workers Compensation Account.

“Excluded Property” has the meaning specified in the Term Loan Security Agreement.

“Excluded Swap Obligation” means, with respect to any Guarantor, any Swap Obligation if, and to the extent that, all or a portion of the Guaranty (or any guarantee of such Guarantor in

Senior Secured Term Loan Credit Agreement among U.S. Well Services, Inc., USWS Holdings LLC, U.S. Well Services, LLC, the Subsidiary Guarantors, the Initial Lenders, and CLMG Corp. dated as of May 7, 2019 respect of any Swap Obligation under any Hedge Agreements) of such Guarantor of, or the grant by such Guarantor of a security interest to secure, such Swap Obligation (or any guarantee thereof) is or becomes illegal under the Commodity Exchange Act or any rule, regulation, or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) by virtue of such Guarantor’s failure for any reason to constitute an “eligible contract participant” as defined in the Commodity Exchange Act and the regulations thereunder at the time the guarantee of such Guarantor or the grant of such security interest becomes effective with respect to such Swap Obligation or at any other time as is required for purposes of the Commodity Exchange Act or regulations. If a Swap Obligation arises under a master agreement governing more than one swap, such exclusion shall apply only to the portion of such Swap Obligation that is attributable to swaps for which such guarantee or security interest is or becomes illegal.

“Excused Payment” means all amounts designated as Excused Payments under Section 5.02(e), Section 5.02(p) and Section 5.02(r).

“Existing Capitalized Leases” means those certain Capitalized Leases set forth on Schedule 4.01(v) on the Effective Date.

“Existing Debt” means the Debt of the Loan Parties outstanding immediately before the occurrence of the Effective Date and listed on Schedule 3.01(b).

“Existing Equipment Financings” means those certain Equipment Financings set forth on Schedule 4.01(v) on the Effective Date.

“Extension Fee” has the meaning given to such term in the Second Amendment Agreement.

“Exit Fee” means any exit fee payable pursuant to Section 2.06(d).

“Facility” means, each of the Term Loan A Facility and the Term Loan B Facility, as the context may require, and “Facilities” means, collectively the Term Loan A Facility and the Term Loan B Facility.

“Federal Funds Rate” means for any day, the rate per annum (expressed, as a decimal, rounded upwards, if necessary, to the next higher one hundredth of one percent (1/100 of 1%)) equal to the weighted average of the rates on overnight federal funds transactions by depositary institutions, as determined in such manner as the Federal Reserve Bank of New York (the “NYFRB”) shall set forth on its public website from time to time, and published on the next succeeding Business Day by the NYFRB as the federal funds effective rate; provided that (a) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (b) if no such rate is so published for any day that is a Business Day, the Federal Funds Rate for such day shall be the average of the quotations for such day for such transactions received

Senior Secured Term Loan Credit Agreement among U.S. Well Services, Inc., USWS Holdings LLC, U.S. Well Services, LLC, the Subsidiary Guarantors, the Initial Lenders, and CLMG Corp. dated as of May 7, 2019 by the Administrative Agent from three Federal funds brokers of recognized standing selected by it.

“Fee Letter” means the fee letter, dated as of the date hereof, between the Administrative Agent and the Borrower.

“Fiscal Quarter” means a fiscal quarter of any Fiscal Year.

“Fiscal Year” means a fiscal year of the Borrower and its Subsidiaries ending on December 31 of each calendar year.

“Force Majeure Event” shall mean acts, occurrences, events and conditions beyond the reasonable control of the party claiming relief on the basis of the occurrence of the Force Majeure Event which delays or renders impossible the performance of the Loan Parties of their obligations under this Agreement and which could not have been prevented or avoided by the Loan Parties through the exercise of due diligence, including acts of God, earthquakes, fires, floods, insurrection, terrorism, acts of war (whether declared or otherwise).

“Frac Fleet” means each group consisting of fracking rigs, trucks, pumps, primary drive train for pumps (whether powered by diesel generators or natural-gas combustion turbines), a data van and other vehicles and equipment owned by one or more of the Loan Parties that, taken as a whole, (i) when deployed, is capable of providing a Customer with a typical level of hydraulic fracturing services in accordance with the applicable Commercial Agreement in any one location based upon historical operations of the Borrower and the Subsidiary Guarantors and (ii) represents, based on historical operations, on average, between 40,000 and 50,000 hydraulic horsepower.

“Frac Fleet 16” has the meaning specified in Schedule III.

“Frac Fleet Maintenance Report” means a monthly report substantially in the form of Exhibit G.

“Frac Fleet Preservation Program” means the maintenance program that addresses the repair, maintenance and storage of each idle Frac Fleet as more particularly described in Exhibit H.

“Fund” means any Person (other than an individual) that is or will be engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course.

“Funds Flow Memorandum” shall mean the memorandum setting forth the flow of funds at closing and the funding of the Term A Loans and Term B Loans, as approved by the Administrative Agent, and a related letter of direction.

“G&A Cap” means, for each Calendar Quarter following the Calendar Quarter ending on March 31, 2020, an amount of cash general and administrative costs

Senior Secured Term Loan Credit Agreement among U.S. Well Services, Inc., USWS Holdings LLC, U.S. Well Services, LLC, the Subsidiary Guarantors, the Initial Lenders, and CLMG Corp. dated as of May 7, 2019 in an aggregate amount equal to (a) $24,000,000 at any time when the Initial Lenders and their respective Affiliates (and/or any commonly-owned Affiliates thereof) are “Lenders” hereunder, and (b) $30,000,000 at any time that the Initial Lenders and their respective Affiliates (and/or any commonly-owned Affiliates thereof) cease to be “Lenders” hereunder

, in each case of clause (a) and (b), per Calendar Quarter (calculated on a trailing 12 month basis) minus an amount equal to the aggregate cash general and administrative costs incurred by the Loan Parties during the three Calendar Quarters immediately preceding such Calendar Quarter, as increased by three percent (3%) per calendar year commencing in 2020; provided, that the G&A Cap shall exclude ( i) non-cash costs, ( ii) transaction costs attributable to the Facilities and incurred on or before the Effective Date, transaction costs incurred in connection with the Second Amendment Agreement and the related transactions consummated in connection therewith, and costs and expenses for the services of any Collateral Inspection Party (iii) restructuring fees associated with headcount reductions, ( iv) Public Company Operating Costs and ( v) other costs and expenses, in each case, as approved by the Lenders in their reasonable discretion; provided, further, that the G&A Cap shall exclude up to $1,000,000 in the aggregate in any fiscal year of extraordinary costs and unusual or non-recurring expenses.

“GAAP” means generally accepted accounting principles in the United States set forth from time to time in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board (or agencies with similar functions of comparable stature and authority within the accounting profession) including, without limitation, the FASB Accounting Standards Codification, that are applicable to the circumstances as of the date of determination, consistently applied.

“Governmental Authority” means any nation or government, any state, province, city, municipal entity or other political subdivision thereof, and any governmental, executive, legislative, judicial, administrative or regulatory agency, department, authority, instrumentality, commission, board, bureau or similar body, whether federal, state, provincial, territorial, local or foreign.

“Governmental Authorization” means any authorization, approval, consent, franchise, license, covenant, order, ruling, permit, certification, exemption, notice, declaration or similar right, undertaking or other action of, to or by, or any filing, qualification or registration with, any Governmental Authority.

“Growth Capex Withdrawal Certificate” means each withdrawal certificate delivered to the Agents substantially in the form of Exhibit K hereto.

“Growth Capital Expenditures” means, in respect of the Borrower and/or any Subsidiary Guarantor, Capital Expenditures that are (a)(i) used to finance the acquisition of a new generation

Senior Secured Term Loan Credit Agreement among U.S. Well Services, Inc., USWS Holdings LLC, U.S. Well Services, LLC, the Subsidiary Guarantors, the Initial Lenders, and CLMG Corp. dated as of May 7, 2019

Electric Frac Fleet for which the Borrower or a Subsidiary Guarantor has entered into an Approved AGCE Contract and (a)(ii) made on any date on which (x) no existing, operational Electric Frac Fleet has been idle for more than three (3) calendar months and (y) not more than five (5) Diesel Frac Fleets have been idle for more than three (3) calendar months or (b) approved by the Required Lenders in their sole and absolute discretion.

“Guaranteed Debt” means, with respect to any Person, any obligation or arrangement of such Person to guarantee or otherwise assure payment of any Debt (“primary obligations”) of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, including, without limitation, (a) the direct or indirect guarantee, endorsement (other than for collection or deposit in the ordinary course of business), co-making, discounting with recourse or sale with recourse by such Person of the obligation of a primary obligor, (b) the obligation to make take-or-pay or similar payments, if required, regardless of nonperformance by any other party or parties to an agreement or (c) any obligation of such Person, whether or not contingent, (i) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (ii) to advance or supply funds (A) for the purchase or payment of any such primary obligation or (B) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor or (iii) otherwise to assure or hold harmless the holder of such primary obligation against loss in respect thereof. The amount of any Guaranteed Debt shall be deemed to be an amount equal to the stated or determinable amount of the primary obligation in respect of which such Guaranteed Debt is made (or, if less, the maximum amount of such primary obligation for which such Person may be liable pursuant to the terms of the instrument evidencing such Guaranteed Debt) or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof (assuming such Person is required to perform thereunder), as determined by such Person in good faith.

“Guarantors” means Parent, Holdings, the Borrower and each Subsidiary Guarantor.

“Guaranty” has the meaning specified in the Term Loan Security Agreement.

“Hazardous Discharge” has the meaning specified in Section 5.01(c)(iii).

“Hazardous Materials” means (a) petroleum or petroleum products, by-products or breakdown products, radioactive materials, asbestos-containing materials and polychlorinated biphenyls and (b) any other chemicals, materials or substances designated, classified or regulated as hazardous or toxic or as a pollutant or contaminant or which are regulated or can give rise to liability under any Environmental Law.

“Hedge Agreements” means (a) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing

Senior Secured Term Loan Credit Agreement among U.S. Well Services, Inc., USWS Holdings LLC, U.S. Well Services, LLC, the Subsidiary Guarantors, the Initial Lenders, and CLMG Corp. dated as of May 7, 2019

(including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement (any such master agreement, together with any related schedules, a “Master Agreement”), including any such obligations or liabilities under any Master Agreement.

“Hedge Bank” means any Person in its capacity as a party to a Hedge Agreement that, (a) at the time it enters into an interest rate Hedge Agreement not prohibited under Article V, is a Lender or an Affiliate of a Lender, or (b) at the time it (or its Affiliate) becomes a Lender, is a party to a Hedge Agreement not prohibited under Article V, in each case, in its capacity as a party to such Hedge Agreement (even if such Person ceases to be a Lender or such Person’s Affiliate ceased to be a Lender); provided, in the case of a Secured Hedge Agreement with a Person who is no longer a Lender (or Affiliate of a Lender), such Person shall be considered a Hedge Bank only through the stated termination date (without extension or renewal) of such Secured Hedge Agreement and provided further that for any of the foregoing to be included as a “Secured Hedge Agreement” on any date of determination by the Administrative Agent, the applicable Hedge Bank (other than the Administrative Agent or an Affiliate of the Administrative Agent) must have delivered a Secured Party Designation Notice to the Administrative Agent prior to such date of determination.

“Holdings” has the meaning specified in the recital of parties to this Agreement.

“ICE LIBOR” has the meaning specified in the definition of “Eurodollar Rate”.

“Incremental Facility” has the meaning specified in Section 2.01(c).

“Indemnified Costs” has the meaning specified in Section 7.05(a).

“Indemnified Party” has the meaning specified in Section 9.04(b).

“Initial Frac Fleets” has the meaning specified in the recital of parties to this Agreement.

“Initial Growth Capex Reserve Account” has the meaning specified in the definition of “Collateral Accounts”.

“Initial Lenders” means the banks, financial institutions and other institutional lenders listed on the signature pages hereof as the Initial Lenders.

“Initial Operating Budget” has the meaning specified in Section 3.01(a)(xiii).

“Initial Pledged Debt” has the meaning specified in the Term Loan Security Agreement.

“Initial Pledged Equity” has the meaning specified in the Term Loan Security Agreement.

Senior Secured Term Loan Credit Agreement among U.S. Well Services, Inc., USWS Holdings LLC, U.S. Well Services, LLC, the Subsidiary Guarantors, the Initial Lenders, and CLMG Corp. dated as of May 7, 2019

“Initial Repair Completion Period” has the meaning specified in Section 5.01(i).

“Inspection Fees Cap” has the meaning specified in Section 5.01(f)(iii).

“Insufficiency” means, with respect to any Plan, the amount, if any, of its unfunded benefit liabilities, as defined in Section 4001(a)(18) of ERISA.

“Insurance Consultant” means Alliant Insurance Services, Inc.

“Insurance Proceeds” means, with respect to any Casualty Event, the Net Cash Proceeds payable to the Borrower or any Guarantor from time to time with respect to such Casualty Event.

“Intellectual Property” means property constituting under any applicable law a patent, patent application, registered copyright, copyright application for copyright registration, trademark, trademark application, service mark, trade name or trade secret. Patents and patent applications include any provisional and non-provisional applications, issued patents including those based on continuation, continuation-in-part, divisional and substitute applications, patents resulting from a reissue or reexamination proceeding, and any foreign equivalents and improvements thereof, and any claims for past and future infringements of the patents.

“Intercreditor Agreement” means that certain Intercreditor Agreement, dated as of May 7, 2019, by and among the Administrative Agent, the ABL Agent, the Loan Parties and the other Persons party thereto from time to time, as amended, restated, supplemented or otherwise modified from time to time.

“Interest Payment Date” means, with respect to any Loan, the last day of each March, June, September and December; provided, that, in addition to the foregoing, in each case, each of (x) the date upon which the Loan has been paid in full (y) the Maturity Date, and (z) the Repayment Event, shall be deemed to be an “Interest Payment Date” with respect to any interest that has then accrued under this Agreement.

“Interest Period” means, for each Loan, the period commencing on the date of such Loan and ending on the Interest Payment Date occurring at the end of second full Calendar Quarter following the date on which such Loan is made, and, thereafter, each Eurodollar Rate Period commencing on the day following the last day of the immediately preceding Interest Period, and ending on the last day of the period determined pursuant to the provisions below.

(a)    Interest Periods commencing on the same date shall be of the same duration;

(b)    whenever the last day of any Interest Period would otherwise occur on a day other than a Business Day, the last day of such Interest Period shall be extended to occur on the next succeeding Business Day; provided, however, that, if such extension would cause the last day of such Interest Period to occur in the next following calendar month, the last day of such Interest Period shall occur on the next preceding Business Day;

Senior Secured Term Loan Credit Agreement among U.S. Well Services, Inc., USWS Holdings LLC, U.S. Well Services, LLC, the Subsidiary Guarantors, the Initial Lenders, and CLMG Corp. dated as of May 7, 2019

(c)    no Interest Period for a Loan may end later than the Maturity Date; and

(d)    whenever the first day of any Interest Period occurs on a day of an initial calendar month for which there is no numerically corresponding day in the calendar month that succeeds such initial calendar month by the number of months equal to the number of months in such Interest Period, such Interest Period shall end on the last Business Day of such succeeding calendar month.

“Interest Rate Determination Date” means, with respect to any Interest Period, the date that is two Business Days prior to the first day of such Interest Period.

“Internal Revenue Code” means the Internal Revenue Code of 1986, as amended from time to time, and the regulations promulgated and rulings issued thereunder.

“Investment” in any Person means any loan or advance to such Person, any purchase or other acquisition of any Equity Interests or Debt or the assets comprising a division or business unit or a substantial part or all of the business of such Person, any capital contribution to such Person or any other direct or indirect investment in such Person, including, without limitation, any acquisition by way of a merger or consolidation (or similar transaction) and any arrangement pursuant to which the investor incurs Debt of the types referred to in clause (h) or (i) of the definition of “Debt” in respect of such Person.

“Lenders” means the Initial Lenders and each Person that shall become a Lender hereunder pursuant to Section 9.07 for so long as such Person shall be a party to this Agreement.

“Lending Office” means, with respect to any Lender, the office of such Lender specified as its “Lending Office” opposite its name on Schedule I hereto or in the Assignment and Acceptance pursuant to which it became a Lender, or such other office of such Lender as such Lender may from time to time specify to the Borrower and the Administrative Agent.

“Lien” means, with respect to any Property, (a) any mortgage, deed of trust, deed to secure debt, lien (statutory or otherwise), pledge, hypothecation, encumbrance, collateral assignment, charge or security interest in, on or of such Property, (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing), relating to such Property, and (c) in the case of Equity Interests or debt securities, any purchase option, call or similar right or preferential arrangement of a third party with respect to such Equity Interests or debt securities. For the avoidance of doubt, “Lien” shall not include any netting or set-off arrangements under any Contractual Obligation (other than Contractual Obligations constituting Debt for Borrowed Money) otherwise permitted under the terms of the Loan Documents.

Senior Secured Term Loan Credit Agreement among U.S. Well Services, Inc., USWS Holdings LLC, U.S. Well Services, LLC, the Subsidiary Guarantors, the Initial Lenders, and CLMG Corp. dated as of May 7, 2019

“Liquidity Reserve Cap” means, as of any Sweep Calculation Date, an amount equal to $15,000,000.

“Liquidity Reserves” means an aggregate amount not to exceed the Liquidity Reserve Cap then on deposit in or credited to the Revenue Account on any Sweep Calculation Date as such amount (and the usage thereof) is detailed in the Net Cash Flow Certificate delivered in accordance with Section 5.03(k) for each Cash Flow Payment Date. The amount of Liquidity Reserves on the Effective Date shall be $15,000,000.

“Loan” means a Term A Loan or a Term B Loan.

“Loan Documents” means (a) this Agreement, (b) the Notes, (c) the Guaranty, (d) the Intercreditor Agreement, (e) the Term Loan Collateral Documents, (f) the Custodial Administration Agreement (if any), (g) the Fee Letter , (h) the Second Amendment Agreement, and (i) any other document that is executed in connection with the transactions contemplated herewith or therewith and is deemed in writing by the Borrower and the Administrative Agent to constitute a Loan Document, in each case, for clauses (a) through ( i), as amended, restated, supplemented or otherwise modified from time to time.

“Loan Parties” means the Borrower and the Guarantors.

“Loss Proceeds Account” has the meaning specified in the definition of “Collateral Accounts”.

“Maintenance Capital Expenditures” means, in respect of the Borrower and/or any Subsidiary Guarantor, Capital Expenditures that are made (a) for the maintenance, repair, enhancement, or refurbishment of any of the equipment related to the Frac Fleets in accordance with applicable law and Prudent Industry Practice and (b) in the ordinary course of business and consistent with past practice of the Borrower.

“Mandatory Repair Notification” has the meaning specified in Section 5.01(i).

“Margin Stock” has the meaning specified in Regulation U.

“Material Adverse Change” means, individually or in the aggregate,

(a)	any Material Adverse Effect;

(b)

any pending or threatened Event of Eminent Domain relating to any of the Collateral which, individually or in the aggregate, could reasonably be expected to impair Collateral with a value in excess of $5,000,000;

(c)	the existence of any unrepaired damage to any of the Collateral in an aggregate amount in excess of $2,500,000;

Senior Secured Term Loan Credit Agreement among U.S. Well Services, Inc., USWS Holdings LLC, U.S. Well Services, LLC, the Subsidiary Guarantors, the Initial Lenders, and CLMG Corp. dated as of May 7, 2019

(d)

other than as set forth on Schedule IV, the existence of any litigation, which when taken in the context of the Loan Parties individually or in the aggregate, could reasonably be expected to result in liability in excess of $10,000,000; or

(e)	any insolvency proceedings relating to any Loan Party or any of the Collateral, including any insolvency proceeding that is or may be pending or threatened.

“Material Adverse Effect” means a material adverse effect on (a) the financial condition, business, results or operations of the Loan Parties, taken as a whole, (b) the rights, remedies or benefits of any Agent or the Lenders, taken as a whole, under any Loan Document, (c) the ability of the Loan Parties to perform their respective Obligations under the Loan Documents or (d) the validity, binding effect, enforceability or priority of the Liens and security interests granted to the Term Secured Parties under the Loan Documents.

“Material Contract” means each of (a) the agreements listed on Schedule 4.1(t) and (b) any other Contractual Obligation entered into on or after the Effective Date (other than any Loan Document, any customer contract or any Contractual Obligation under other Permitted Debt) of any Loan Party for which breach, nonperformance or cancellation could reasonably be expected to have a Material Adverse Effect.

“Maturity Date” means the earlier of (a) December 5, 2025 and (b) the date the Loans become due and payable pursuant to Section 6.01.

“Minimum Frac Fleet Requirement” means, on any date of determination, that all Frac Fleets owned by the Loan Parties are (x) capable of being deployed or (y) being actively repaired and are capable of being deployed within 30 days of such date of determination, with each such Frac Fleet (a) being capable of providing a Customer with a typical level of hydraulic fracturing services in accordance with the applicable Commercial Agreement in any one location based upon historical operations of the Borrower and its Subsidiaries and (b) representing, on average, between 40,000 and 50,000 hydraulic horsepower.

“Moody’s” means Moody’s Investors Service, Inc., and any successor thereto.

“Mortgages” means any deed of trust, trust deed, mortgage, leasehold mortgage or leasehold deed of trust delivered from time to time after the date hereof pursuant to Section 5.01(j), in each case as amended.

“Multiemployer Plan” means a multiemployer plan, as defined in Section 4001(a)(3) of ERISA, to which any Loan Party or any ERISA Affiliate is making or accruing an obligation to make contributions, or has within any of the preceding five plan years made or accrued an obligation to make contributions.

“Multiple Employer Plan” means a single employer plan, as defined in Section 4001(a)(15) of ERISA, that (a) is maintained for employees of any Loan Party or any ERISA

Senior Secured Term Loan Credit Agreement among U.S. Well Services, Inc., USWS Holdings LLC, U.S. Well Services, LLC, the Subsidiary Guarantors, the Initial Lenders, and CLMG Corp. dated as of May 7, 2019

Affiliate and at least one Person other than the Loan Parties and the ERISA Affiliates or (b) was so maintained and in respect of which any Loan Party or any ERISA Affiliate could have liability under Section 4064 or 4069 of ERISA in the event such plan has been or were to be terminated.

“Net Cash Flow Certificate” has the meaning specified in Section 5.03(k).

“Net Cash Proceeds” means:

(a)    with respect to any Asset Sale, the excess, if any, of (i) the sum of Cash and Cash Equivalents received by any Loan Party in connection with such Asset Sale minus (ii) the sum of (A) the out of pocket costs, fees, commissions, premiums and expenses (including legal and accounting costs, fees and expenses and title and recording fees, costs and expenses) reasonably incurred directly or indirectly by any Loan Party in connection with such Asset Sale to the extent such amounts were not deducted in determining the amount referred to in clause (i) and (B) federal, state and local taxes paid or reasonably estimated to be payable by any Loan Party in connection therewith to the extent such amounts were not deducted in determining the amount referred to in clause (i); and

(b)    with respect to the incurrence or issuance of any Debt for Borrowed Money by any Loan Party, the excess if any, of (i) the sum of the Cash and Cash Equivalents received by any Loan Party in connection with such incurrence or issuance minus (ii) the underwriting discounts and commissions or other similar payments, and other out of pocket costs, fees, commissions, premiums and expenses (including legal and accounting costs, fees and expenses and title and recording fees, costs and expenses) reasonably incurred directly or indirectly any Loan Party in connection with such incurrence or issuance to the extent such amounts were not deducted in determining the amount referred to in clause (i); and

(c)    with respect to any Equity Issuance, the excess of (i) the sum of the Cash and Cash Equivalents received by any Loan Party in connection with such sale or issuance minus (ii) the underwriting discounts and commissions or similar payments, and other out of pocket costs, fees, commissions, premiums and expenses (including legal and accounting costs, fees and expenses), reasonably incurred by any Loan Party in connection with such sale or issuance to the extent such amounts were not deducted in determining the amount referred to in clause (i);

(d)    with respect to any Event of Eminent Domain or Casualty Event, the excess, if any, of (i) the sum of Cash and Cash Equivalents received by any Loan Party in connection with such Event of Eminent Domain or Casualty Event minus (ii) the sum of (A) the out of pocket costs and expenses reasonably incurred by any Loan Party in connection with the collection, enforcement, negotiation, consummation, settlement, proceedings, administration or other activity related to the receipt or collection of the relevant proceeds to the extent such amounts were not deducted in determining the amount referred to in clause (i) and (B) federal, state and local taxes reasonably estimated to be payable as a result of thereof to the extent such amounts were not deducted in determining the amount referred to in clause (i); and

Senior Secured Term Loan Credit Agreement among U.S. Well Services, Inc., USWS Holdings LLC, U.S. Well Services, LLC, the Subsidiary Guarantors, the Initial Lenders, and CLMG Corp. dated as of May 7, 2019

(e)    with respect to any termination of any Commercial Agreement, the excess, if any, of (i) the sum of Cash and Cash Equivalents received by any Loan Party in connection with such termination minus (ii) the sum of (A) the out of pocket costs and expenses reasonably incurred by any Loan Party in connection with the collection, enforcement, negotiation, consummation, settlement, proceedings, administration or other activity related to the receipt or collection of the relevant proceeds to the extent such amounts were not deducted in determining the amount referred to in clause (i) and (B) federal, state and local taxes reasonably estimated to be payable as a result of thereof to the extent such amounts were not deducted in determining the amount referred to in clause (i), provided that, any Net Cash Proceeds received in the form of Cash Equivalents by any Loan Party shall be converted to Cash prior to prepayment of the Loans in accordance with Section 2.04.

“Non-Lender Financed Capitalized Leases” means Capitalized Leases of any Equipment Finance SPV as to which neither Borrower nor any of the Guarantors (a) provides credit support of any kind (including any undertaking, agreement or instrument that would constitute Debt) or (b) is directly or indirectly liable as a guarantor or otherwise.

“Non-Lender Financed Equipment Financings” means Equipment Financings of any Equipment Finance SPV as to which neither Borrower nor any of the Guarantors (a) provides credit support of any kind (including any undertaking, agreement or instrument that would constitute Debt) or (b) is directly or indirectly liable as a guarantor or otherwise.

“Non-Speculative Interest Rate Hedge Agreements” means, with respect to any Person, any interest rate Hedge Agreement the purpose of which is to hedge or mitigate the commercial risks of such Person and which covers a notional amount not to exceed at any time the outstanding principal amount of the Loans and is for a term that ends on or prior to the Maturity Date.

“Note” means each Term Loan A Note and Term Loan B Note.

“Notice of Borrowing” means a Notice of Borrowing, in substantially the form of Exhibit B hereto, given by the Borrower in accordance with Section 2.02.

“NPL” means the National Priorities List under CERCLA.

“O&M Costs” means, for any period, the sum, computed without duplication, of the following (in each case incurred by any Loan Party and not reimbursed by any other Person, except if the proceeds of such reimbursement are deposited into the Revenue Account): (a) direct expenses of administering and operating the Frac Fleets or the related yards where such Frac Fleets are stored and of maintaining the Frac Fleets and the related yards where such Frac Fleets are stored in good repair and operating condition (including routine operating and maintenance expenses, Maintenance Capital Expenditures, expenses under spare parts agreements, fuel costs, payments under leases and other costs of utilities, supplies, spare parts and other services), (b) insurance costs or surety bonds (including premiums and deductibles or costs associated with complying with any applicable insurance or bonding obligations under this Agreement), (c) costs, expenses

Senior Secured Term Loan Credit Agreement among U.S. Well Services, Inc., USWS Holdings LLC, U.S. Well Services, LLC, the Subsidiary Guarantors, the Initial Lenders, and CLMG Corp. dated as of May 7, 2019 and fees attendant to obtaining and maintaining in effect any Governmental Authorization, (d) legal, accounting and other professional fees and expenses attendant to any of the foregoing items, (e) sale, franchise, margin, licensing, value-added, excise, real estate, use, property and other non-income state, local and federal taxes, (f) any Capital Expenditures for Investments, subject to the cap on such expenses set forth in Section 5.02(m)(iii), (g) payments on account of any Permitted Debt described in Sections 5.02(b)(v)(A), 5.02(b)(v)(B), and 5.02(b)(vi), (h) any ordinary course settlement payments in connection with Hedge Agreements entered into in accordance with the terms of the Loan Documents and (i) all other expenses, fees and costs incurred by any Loan Party, directly in connection with the ownership, operation, maintenance or administration of any Frac Fleet; provided that all of the foregoing costs and expenses shall be determined on a cash basis and shall not include depreciation, amortization and other non-cash items; provided, further, that “O&M Costs” shall not include: (A) payments of any kind during such period to the holders of Equity Interests of the Borrower or any Affiliate thereof (other than (x) to the Borrower or any Guarantor (other than Holdings or the Parent)), (y) to any Affiliate as payment of or reimbursement for costs that would be permitted to be paid by the Borrower or any Subsidiary Guarantor as O&M Costs if incurred or paid directly by the Borrower or (z) payments that are made in compliance with Section 5.01(i)), (B) payments of Capital Expenditures other than Maintenance Capital Expenditures and Capital Expenditures for Investments (subject to the cap on such expenses set forth in Section 5.02(m)(iii)), (C) amounts payable under the ABL Loan Documents, (D) Termination Payments of any kind, (E) payments to repair or restore Property during such period with Net Cash Proceeds attributable to any Casualty Event or Event of Eminent Domain, or (F) except as provided in clause (h), any payments or expenses related to any Debt for Borrowed Money or other Permitted Debt (including Debt under the ABL Credit Agreement).

“Obligation” means all obligations of every nature of each Loan Party from time to time owed to any Agent (including former Agents) or any Lender from time to time outstanding hereunder and under the other Loan Documents or otherwise under any Loan, Secured Cash Management Agreement or Secured Hedge Agreement, including, without limitation, all principal and all interest, fees, premium, the Call Premium, the Exit Fee, the Yield Maintenance Fee, the Extension Fee, expenses, and other charges accrued or accruing (or which would, absent commencement of any bankruptcy, insolvency or other similar proceeding involving creditors’ rights generally and any proceeding ancillary thereto, accrue) on or after the commencement of any bankruptcy, insolvency or other similar proceeding involving creditors’ rights generally and any proceeding ancillary thereto at the rate provided for herein or the relevant Loan Document, whether or not such interest (including post-petition interest), fees, premium, Call Premium, Exit Fee, Yield Maintenance Fee, Extension Fee, expenses or other charges are allowed or allowable in any such bankruptcy, insolvency or other similar proceeding involving creditors’ rights generally and any proceeding ancillary thereto.

“Ordinary Course Settlement Payments” means all regularly scheduled payments due under any Hedge Agreement from time to time, calculated in accordance with the terms of such Hedge Agreement, but excluding, for the avoidance of doubt any “settlement amounts” or “termination payments” due and payable under such Hedge Agreement.

“Other Taxes” has the meaning specified in Section 2.09(b).

Senior Secured Term Loan Credit Agreement among U.S. Well Services, Inc., USWS Holdings LLC, U.S. Well Services, LLC, the Subsidiary Guarantors, the Initial Lenders, and CLMG Corp. dated as of May 7, 2019

“Parent” has the meaning specified in the recital of parties to this Agreement.

“Patriot Act” means the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, Pub. L. 107-56, signed into law October 26, 2001.

“Payroll Account” a zero balance deposit account exclusively used for tax withholding, payroll, payroll taxes, employee benefits (including workers’ compensation, unemployed insurance or other forms of governmental insurance or benefits).

“PBGC” means the Pension Benefit Guaranty Corporation (or any successor).

“Perfect by Filing” means, with respect to any certificates of title, the (a) filing of required lien notation documentation with, and delivery of such certificate of title to, the relevant department of transportation, (b) acceptance thereof by such department of transportation and (c) payment of any fees in connection with the foregoing.

“Permitted Debt” means Debt permitted under Section 5.02(b).

“Permitted Encumbrances” has the meaning specified in the Mortgages.

“Permitted Existing Debt” means the Debt of the Loan Parties outstanding immediately before the occurrence of the Effective Date and listed on Schedule 3.01(b) under the heading Permitted Existing Debt.

“Permitted Liens” means (a) Liens for taxes, assessments and governmental charges or levies to the extent not required to be paid under Section 5.01(b); (b) Liens imposed by or arising by operation of law, such as materialmen’s, mechanics’, carriers’, workmen’s, warehousemen’s and repairmen’s Liens and other similar Liens (i) for amounts that are not overdue or (ii) for amounts that are overdue that (A) do not materially adversely affect the use of the Property to which they relate or (B) are bonded or are being contested in good faith by appropriate proceedings for which reserves and other appropriate provisions, if any, required by GAAP shall have been made; (c) pledges or deposits in the ordinary course of business to secure obligations under workers’ compensation, unemployment insurance, social security legislation or other similar legislation or to secure public or statutory obligations or to secure a bond or letter of credit or similar instrument that is utilized to secure such obligations; (d) Liens on deposits (or pledges of deposit accounts or securities accounts containing such deposits) to secure the performance of bids, Material Contracts and other Contractual Obligations permitted under this Agreement, trade contracts and leases (other than Debt that is not Debt of the type described in clause (e) of the definition thereof), statutory obligations, surety bonds (other than bonds related to judgments or litigation), performance bonds and other obligations of a like nature incurred in the ordinary course of business, or to secure a bond or letter of credit or similar instrument that is utilized to secure such obligations, in an aggregate amount not to exceed $5,000,000; provided, this clause (d) shall not include any Lien described herein if any Event of Default has occurred and is continuing on the date such Lien is incurred; (e) Liens securing judgments (or the payment of money not

Senior Secured Term Loan Credit Agreement among U.S. Well Services, Inc., USWS Holdings LLC, U.S. Well Services, LLC, the Subsidiary Guarantors, the Initial Lenders, and CLMG Corp. dated as of May 7, 2019 constituting an Event of Default under Section 6.01(g)) or securing appeal or other surety bonds related to such judgments or to secure a bond or letter of credit or similar instrument that is utilized to secure such judgments; (f) Permitted Encumbrances; and (g) easements, rights-of-way, restrictions, encroachments and other minor defects or irregularities in title and any zoning or other similar restrictions to or vested in any governmental office or agency to control or regulate the use of any Real Property, that individually or in the aggregate do not materially adversely affect the value of said Real Property or materially impair the ability of the Loan Parties to operate the Real Property to which they relate in the ordinary course of business.

“Permitted Tax Distributions” means dividends or other distributions paid from time to time (which may be estimated and paid no more frequently than quarterly) by Borrower to the holders of its Equity Interests (and, in turn, by such holders to the respective holders of their Equity Interests) not to exceed in the aggregate in any fiscal year an amount equal to the federal and state income taxes of the holders of Borrower’s Equity Interests which are attributable to the taxable income of Borrower and its Subsidiaries calculated based on good faith reasonable estimates.

“Person” means an individual, partnership, corporation (including a business trust), limited liability company, joint stock company, trust, unincorporated association, joint venture or other entity, or a government or any political subdivision or agency thereof.

“Plan” means a Single Employer Plan or a Multiple Employer Plan.

“Plan of Reorganization” has the meaning specified in Section 9.07(l).

“Platform” has the meaning specified in Section 9.02(b).

“Pledged Debt” has the meaning specified in the Term Loan Security Agreement.

“Prepayment Account” has the meaning specified in the definition of “Collateral Accounts”.

“Prepayment Amount” has the meaning specified in Section 2.06(b).

“Pro Rata Share” of any amount means, with respect to any Lender at any time and with respect to Facilities, the product of such amount times a fraction the numerator of which is the amount of Loans owed to such Lender under the Facilities at such time and the denominator of which is the aggregate amount of the Loans then outstanding and owed to all Lenders under the Facilities at such time.

“Property” means any right or interest in or to any asset or property of any kind whatsoever (including Equity Interests), whether real, personal or mixed and whether intangible or tangible.

“Prudent Industry Practice” means those practices, methods, equipment, specifications and standards of safety and performance, as are commonly used by oilfield services companies engaged primarily in hydraulic fracturing for oil and gas exploration and production in the United States as good, safe and prudent engineering practices would dictate in connection with the design,

Senior Secured Term Loan Credit Agreement among U.S. Well Services, Inc., USWS Holdings LLC, U.S. Well Services, LLC, the Subsidiary Guarantors, the Initial Lenders, and CLMG Corp. dated as of May 7, 2019 construction, operation, maintenance, repair, enhancement, refurbishment and use of a Frac Fleet and other equipment, facilities and improvements related thereto, with commensurate standards of safety, performance, dependability (including the implementation of procedures that shall not adversely affect the long term reliability of the Frac Fleet, in favor of short term performance), efficiency and economy, in each such case as the same may evolve from time to time, consistent with applicable law and considering the state in which a Person is located and the type and size of such Frac Fleet. “Prudent Industry Practice” as defined herein does not necessarily mean one particular practice, method, equipment specification or standard in all cases, but is instead intended to encompass a broad range of acceptable practices, methods, equipment specifications and standards.

“Public Company Operating Costs” means audit, internal audit, and Sarbanes-Oxley related expenses, legal costs related to being a public company (including those related to securities law, filing review and other related expenses), legal costs related to intellectual property of any Loan Party as long as billed on an hourly basis, in an amount not to exceed $2,000,000 in any fiscal year, expenses related to tax consulting, transaction costs related to permitted equity offerings, in an amount not to exceed $750,000 in any fiscal year (such amount, the “Reimbursable Transaction Costs”), and fees and expenses related to public reporting obligations.

“Qualified Equity Interest” of any Person means any Equity Interest in such Person other than any Disqualified Equity Interest.

“Quarterly Inspection Cap” has the meaning specified in Section 5.01(f)(ii).

“Quarterly Payment Date” means the last Business day of each Calendar Quarter, commencing with the second full Calendar Quarter following the Effective Date, until the occurrence of any Repayment Event, provided that, the first Quarterly Payment Date hereunder shall be January 15, 2020 (for amounts due during the period between the Effective Date and the end of the second full Calendar Quarter following the Effective Date).

“Real Properties” means each item of Property listed on Schedules 4.01(q) and 4.01(r) hereto and any other real property subsequently acquired by any Loan Party covered by Section 5.01(j).

“Receivable” means, as to each Loan Party, all of such Loan Party’s accounts, contract rights, instruments (including those evidencing indebtedness owed to such Loan Party by its Affiliates), documents, chattel paper (including electronic chattel paper), general intangibles relating to accounts, drafts and acceptances, credit card receivables and all other forms of obligations owing to such Loan Party arising out of or in connection with the sale or lease of any property or the rendition of services, all supporting obligations, guarantees and other security therefor, whether secured or unsecured, now existing or hereafter created.

“Register” has the meaning specified in Section 9.07(d).

Senior Secured Term Loan Credit Agreement among U.S. Well Services, Inc., USWS Holdings LLC, U.S. Well Services, LLC, the Subsidiary Guarantors, the Initial Lenders, and CLMG Corp. dated as of May 7, 2019

“Registered” means issued, registered, renewed or subject to a pending application with a Governmental Authority such as the United States Patent and Trademark Office, the United States Copyright Office or other similar Governmental Authority anywhere in the world.

“Regulation U” means Regulation U of the Board of Governors of the Federal Reserve System, as in effect from time to time.

“Reimbursable Transaction Costs” has the meaning specified in the defined term “Public Company Operating Costs”.

“Reimbursed Transaction Costs” has the meaning specified in Section 5.01(o).

“Release” has the meaning specified in CERCLA.

“Relevant Repairs” has the meaning specified in Section 5.01(i).

“Remaining Excused Amount” means, on any date of determination, $500,000 minus the aggregate amount of all Excused Payments made by any Loan Party since the Effective Date.

“Remedial Action” means any response, remedial removal, or corrective action activity to clean up, detoxify, decontaminate, contain or otherwise remediate any Hazardous Material or to comply with any Environmental Laws and Environmental Permits, including any inspection, investigation, study, monitoring, assessment, audit, sampling and testing, laboratory or other analysis, or evaluation relating to any Release or threatened Release of Hazardous Materials as required by Environmental Laws, Environmental Permits or any Governmental Authority.

“Repaired Feasibly” means with respect to any equipment and machinery Collateral (other than equipment or machinery Collateral that is obsolete, not economic to repair and/or that individually or in the aggregate is not reasonably necessary for the continued operation of any Loan Party) which is subject to a Mandatory Repair Notice, that such equipment and machinery Collateral can be repaired or restored for useful operation in the Loan Parties’ business in a manner that is reasonably believed by the Collateral Inspection Party to be technically and economically feasible.

“Repayment Event” means the satisfaction of the following conditions: (a) the repayment in full in Cash of all of the outstanding principal amount of the Loans and all other Obligations (except for indemnities and other obligations which by the express terms of the relevant Loan Documents survive the repayment of the Loans and the termination of the Commitments) due and payable under the Loan Documents and (b) the termination of all Commitments.

“Required Aggregate Horsepower Amount” means, on any date of determination, an amount equal to (x) 575,000 hydraulic horsepower plus (y) 40,000 hydraulic horsepower for each additional Frac Fleet built or acquired by the Loan Parties following the Effective Date.

“Required Lenders” means, at any time, Lenders owed or holding more than 50% of the aggregate principal amount of the Loans outstanding at such time.

Senior Secured Term Loan Credit Agreement among U.S. Well Services, Inc., USWS Holdings LLC, U.S. Well Services, LLC, the Subsidiary Guarantors, the Initial Lenders, and CLMG Corp. dated as of May 7, 2019

“Resolution Authority” means an EEA Resolution Authority or, with respect to any UK Financial Institution, a UK Resolution Authority.

“Responsible Officer” means, as to any Person, any duly authorized and appointed officer of such Person, as demonstrated by a certificate of incumbency or other appropriate appointment or resolution, having actual knowledge of the matter in question.

“Restoration Requisition” has the meaning specified in Section 2.14(e)(v).

“Restricted Payment” has the meaning specified in Section 5.02(g).

“Revenue” means, collectively, all contributions, distributions, dividends and other Cash and Cash Equivalents actually received by the Loan Parties (including the proceeds of all ABL Loans made pursuant to the ABL Loan Documents, proceeds of dispositions under Section 5.02(e) and proceeds transferred from the Collections Account) other than: (a) Collections (until (i) prior to the Discharge of ABL Obligations, such Collections are transferred to the Revenue Account or (ii) the date upon which the Discharge of ABL Obligations has occurred and at all times thereafter), (b) any Equity Issuance Proceeds (other than to the extent the Borrower elects to apply any portion thereof to the Revenue Account); (c) proceeds of any Debt permitted under Section 5.02(b)(vii); (d) proceeds of the Loans; (e) proceeds of Asset Sales with respect to property described in Section 5.02(e)(ii); and (f) transfers of Cash and Cash Equivalents among the Loan Parties either (i) to the extent not constituting Revenue when originally received by such Person (other than Collections, which shall be applied to the Revenue Account and be deemed revenues as required in this Agreement) or (ii) from the Collateral Accounts as permitted by Section 2.14, (in each case, whether in the form of, or resulting from, Investments, Asset Sales, Restricted Payments or otherwise).

“Revenue Account” has the meaning specified in the definition of “Collateral Accounts”.

“Sanctioned Country” means, at any time, a country, region or territory which is itself the subject or target of any Sanctions (at the time of this Agreement, Crimea, Cuba, Iran, North Korea and Syria).

“Sanctioned Person” means, at any time, (a) any Person listed in any Sanctions-related list of designated Persons maintained by the Office of Foreign Assets Control of the U.S. Department of the Treasury, the U.S. Department of State, the United Nations Security Council, the European Union, any European Union member state, Her Majesty’s Treasury of the United Kingdom or other relevant sanctions authority, (b) any Person operating, organized or resident in a Sanctioned Country, (c) any Person owned or controlled by any such Person or Persons described in the foregoing clauses (a) or (b), or (d) any Person otherwise the subject of any Sanctions.

“S&P” means Standard & Poor’s Ratings Services, a division of the McGraw-Hill Companies, Inc., and any successor thereto.

Senior Secured Term Loan Credit Agreement among U.S. Well Services, Inc., USWS Holdings LLC, U.S. Well Services, LLC, the Subsidiary Guarantors, the Initial Lenders, and CLMG Corp. dated as of May 7, 2019

“Sanctions” means all economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by (a) the U.S. government, including those administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury or the U.S. Department of State, or (b) the United Nations Security Council, the European Union, any European Union member state, Her Majesty’s Treasury of the United Kingdom or other relevant sanctions authority.

“Scheduled Amortization Payment” means each repayment of Loans made pursuant to Section 2.04(b)(i).

“Scheduled Amortization Payment Date” means, with respect to any Loan, (a) March 31, 2020 and (b) thereafter, the last day of each March, June, September and December, commencing on June 30, 2022.

“SEC” has the meaning specified in Section 5.03(n).

“Second Amendment Agreement” means that certain Second Amendment to the Senior Secured Term Loan Credit Agreement, dated as of [•], 2020, entered into between the Loan Parties, the Lenders, the Term Loan Collateral Agent and the Administrative Agent.

“Second Offer” has the meaning specified in Section 2.04(c).

“Secured Bank Product Obligations” means all debt, obligations and other liabilities owing under Secured Cash Management Agreements and Secured Hedge Agreements; provided that Secured Bank Product Obligations of a Loan Party shall not include the Excluded Swap Obligations of such Loan Party.

“Secured Cash Management Agreement” means any Cash Management Agreement that is entered into by and between the Borrower or any Subsidiary and any Cash Management Bank which has delivered a Secured Party Designation Notice.

“Secured Hedge Agreement” means any interest rate Hedge Agreement permitted under Section 5.02(l) that is entered into by and between the Borrower or any Subsidiary and any Hedge Bank which has delivered a Secured Party Designation Notice.

“Secured Parties” means, collectively, the Administrative Agent, the Term Loan Collateral Agent, the Lenders, the Hedge Banks, the Cash Management Banks, each co-agent or sub-agent appointed by the Administrative Agent from time to time pursuant to Article VII, and the other Persons the Obligations owing to which are secured by the Collateral under the terms of the Term Loan Collateral Documents.

Senior Secured Term Loan Credit Agreement among U.S. Well Services, Inc., USWS Holdings LLC, U.S. Well Services, LLC, the Subsidiary Guarantors, the Initial Lenders, and CLMG Corp. dated as of May 7, 2019

“Secured Party Designation Notice” means a notice from any Lender or an Affiliate of a Lender, substantially in the form of Exhibit L, (a) describing “a Secured Cash Management Agreement” or a “Secured Hedge Agreement” and setting forth the maximum amount to be secured by the Collateral and the methodology to be used in calculating such amount and (b) agreeing to be bound by Section 7.08.

“Servicer” means VINtek, Inc., a Pennsylvania corporation or any successor thereto and each party approved by the Borrower and the Administrative Agent.

“Single Employer Plan” means a single employer plan, as defined in Section 4001(a)(15) of ERISA, that (a) is maintained for employees of any Loan Party or any ERISA Affiliate and no Person other than the Loan Parties and the ERISA Affiliates or (b) was so maintained and in respect of which any Loan Party or any ERISA Affiliate could have liability under Section 4069 of ERISA in the event such plan has been or were to be terminated.

“Solvent” and “Solvency” mean, with respect to any Person on a particular date, that on such date (a) the fair value of the property of such Person is greater than the total amount of liabilities, including, without limitation, contingent liabilities, of such Person, (b) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person’s ability to pay such debts and liabilities as they mature (taking into account reasonably anticipated prepayments and refinancings) and (c) such Person is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which such Person’s property would constitute unreasonably small capital. The amount of contingent liabilities at any time shall be computed as the amount that, in the light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

“Specified Distributable Cash Account” means the following deposit account in the name of the Borrower: (i) prior to the Discharge of ABL Obligations, Account No. 488073974976 entitled “USWS Specified Distributable Cash Account” opened at Bank of America in the name of the Borrower and (ii) on and after the Discharge of ABL Obligations, a deposit account entitled “USWS Specified Distributable Cash Account” opened at Beal Bank USA in the name of the Borrower, in each case, pursuant to which only (i) any Equity Issuance Proceeds, (ii) [Reserved], and (iii) amounts permitted to be transferred to the Borrower in accordance with Section 2.14(f)(ii) are deposited (and amounts constituting interest thereon).

“Sponsor Group” means Crestview, Regiment Capital Special Situations Fund V, L.P., and David J. Matlin, together with their respective Affiliates.

“Subsidiary” of any Person means any corporation, partnership, joint venture, limited liability company, trust or estate of which (or in which) more than 50% of (a) the issued and outstanding capital stock having ordinary voting power to elect a majority of the Board of Directors of such corporation (irrespective of whether at the time capital stock of any other class or classes of such corporation shall or might have voting power upon the occurrence of any contingency),

Senior Secured Term Loan Credit Agreement among U.S. Well Services, Inc., USWS Holdings LLC, U.S. Well Services, LLC, the Subsidiary Guarantors, the Initial Lenders, and CLMG Corp. dated as of May 7, 2019

(b) the interest in the capital or profits of such partnership, joint venture or limited liability company or (c) the beneficial interest in such trust or estate is at the time directly or indirectly owned or controlled by such Person, by such Person and one or more of its other Subsidiaries or by one or more of such Person’s other Subsidiaries.

“Subsidiary Guarantor” means each of (i) USWS Fleet 10, LLC, a Delaware limited liability company and (ii) USWS Fleet 11, LLC, a Delaware limited liability company and any (iii) Subsidiary of the Borrower that is required to guaranty the Obligations pursuant to Section 5.02(k).

“Swap Obligation” means, with respect to any Guarantor, any obligation to pay or perform under any agreement, contract or transaction that constitutes a “swap” within the meaning of Section 1a(47) of the Commodity Exchange Act if, and to the extent that, all or a portion of any such obligation to pay or perform constitutes an Obligation hereunder or a Guaranteed Obligation under (and as defined in) the Term Loan Security Agreement.

“Sweep Calculation Date” means the last day of each February, May, August, and November, commencing with the Sweep Calculation Date occurring on August 31, 2019 and each Sweep Calculation Date thereafter until the occurrence of any Repayment Event.

“Sweep Period” means each three-month period as follows:

(i)    for any Sweep Calculation Date occurring on the last day of February, the period commencing on the first calendar day of December and ending on the last calendar day of February;

(ii)    for any Sweep Calculation Date occurring on the last day of May, the period commencing on the first calendar day of March and ending on the last calendar day of May;

(iii)    for any Sweep Calculation Date occurring on the last day of August, the period commencing on the first calendar day of June and ending on the last calendar day of August; and

(iv)    for any Sweep Calculation Date occurring on the last day of November, the period commencing on the first calendar day of September and ending on the last calendar day of November.

“Synthetic Debt” means, with respect to any Person, without duplication of any clause within the definition of “Debt”, the principal amount of all (a) obligations of such Person under any lease that is treated as an operating lease for financial accounting purposes and a financing lease for tax purposes (i.e., a “synthetic lease”), (b) obligations of such Person in respect of transactions entered into by such Person, the proceeds from which would be reflected on the financial statements of such Person in accordance with GAAP as cash flows from financings at the time such transaction was entered into (other than as a result of the issuance of Equity Interests) and (c) obligations of such Person in respect of other transactions entered into by such Person that are not otherwise addressed in the definition of “Debt” or in clause (a) or (b) above that are

Senior Secured Term Loan Credit Agreement among U.S. Well Services, Inc., USWS Holdings LLC, U.S. Well Services, LLC, the Subsidiary Guarantors, the Initial Lenders, and CLMG Corp. dated as of May 7, 2019 intended to function primarily as a borrowing of funds (including, without limitation, any minority interest transactions that function primarily as a borrowing).

“Taxes” has the meaning specified in Section 2.09(a).

“Term A Loans” means any loan made by any Term Loan A Lender pursuant to this Agreement.

“Term B Loans” means any loan made by any Term Loan B Lender pursuant to this Agreement.

“Termination Payment” means any amount payable to or by any Loan Party in connection with a termination (whether as a result of the occurrence of an event of default or other termination event) of any Hedge Agreement; provided that for the avoidance of doubt, “Termination Payments” shall not include any Ordinary Course Settlement Payments due under any such Hedge Agreement.

“Term Loan A Borrowing” means a borrowing consisting of simultaneous Term A Loans made by the Term Loan A Lenders on the Effective Date.

“Term Loan A Commitment” means, (a) with respect to any Term Loan A Lender at any time, the amount set forth opposite its name on Schedule I hereto under the caption “Term Loan A Commitment” or, (b) with respect to any Term Loan A Lender that has entered into one or more Assignment and Acceptances, the amount set forth for such Term Loan A Lender in the Register maintained by the Administrative Agent pursuant to Section 9.07(d) as such Term Loan A Lender’s “Term Loan A Commitment”, in each case, as such amount may be reduced at or prior to such time pursuant to Section 6.01

“Term Loan A Facility” means, at any time, the aggregate amount of the Term Loan A Lenders’ Term Loan A Commitments at such time.

“Term Loan A Lender” means, at any time, a Lender that has a Term Loan A Commitment or is owed any outstanding Term A Loans at such time.

“Term Loan A Note” means a promissory note of the Borrower payable to the order of any Term Loan A Lender, in substantially the form of Exhibit A-1 hereto, evidencing the indebtedness of the Borrower to such Term Loan A Lender, as amended, restated, supplemented or otherwise modified from time to time.

“Term Loan B Borrowing” means a borrowing consisting of simultaneous Term B Loans made by the Term Loan B Lenders on the Effective Date.

“Term Loan B Commitment” means, (a) with respect to any Term Loan B Lender at any time, the amount set forth opposite its name on Schedule I hereto under the caption “Term Loan

Senior Secured Term Loan Credit Agreement among U.S. Well Services, Inc., USWS Holdings LLC, U.S. Well Services, LLC, the Subsidiary Guarantors, the Initial Lenders, and CLMG Corp. dated as of May 7, 2019

A Commitment” or, (b) with respect to any Term Loan B Lender that has entered into one or more Assignment and Acceptances, the amount set forth for such Term Loan B Lender in the Register maintained by the Administrative Agent pursuant to Section 9.07(d) as such Term Loan B Lender’s “Term Loan B Commitment”, in each case, as such amount may be reduced at or prior to such time pursuant to Section 6.01

“Term Loan B Facility” means, at any time, the aggregate amount of the Term Loan B Lenders’ Term Loan B Commitments at such time.

“Term Loan B Lender” means, at any time, a Lender that has a Term Loan B Commitment or is owed any outstanding Term B Loans at such time.

“Term Loan B Note” means a promissory note of the Borrower payable to the order of any Term Loan B Lender, in substantially the form of Exhibit A-2 hereto, evidencing the indebtedness of the Borrower to such Term Loan B Lender, as amended, restated, supplemented or otherwise modified from time to time.

“Term Loan Collateral Agent” has the meaning specified in the recital of parties to this Agreement.

“Term Loan Collateral Documents” means the Term Loan Security Agreement, the Mortgages, each Account Control Agreement, each Consent and Agreement, each of the collateral documents, instruments and agreements delivered pursuant to Section 5.01(j), and each other agreement (including intellectual property security agreements) that creates or purports to create a Lien in favor of the Term Loan Collateral Agent for the benefit of the Term Loan Secured Parties, in each case, as amended, restated, supplemented or otherwise modified from time to time.

“Term Loan Obligations” has the meaning specified in the Intercreditor Agreement.

“Term Loan Priority Collateral” has the meaning specified in the Intercreditor Agreement (it being understood and agreed that any time the ABL Credit Agreement is not in effect, the term “Term Loan Priority Collateral” shall mean all Collateral).

“Term Loan Secured Parties” has the meaning specified in the Intercreditor Agreement.

“Term Loan Security Agreement” means that certain Term Loan Collateral and Guaranty Agreement, dated as of May 7, 2019, by the Loan Parties in favor of the Term Loan Collateral Agent for the benefit of the Term Loan Secured Parties, as amended, restated, supplemented or otherwise modified from time to time.

“Title Assets” means, collectively, each asset comprising Collateral owned by any Loan Party that requires a certificate of title for purposes of registration in the relevant jurisdiction and which assets are set forth on Schedule 3.01(a)(iv).

“Trade Date” has the meaning specified in Section 9.07(j).

Senior Secured Term Loan Credit Agreement among U.S. Well Services, Inc., USWS Holdings LLC, U.S. Well Services, LLC, the Subsidiary Guarantors, the Initial Lenders, and CLMG Corp. dated as of May 7, 2019

“UCC” means the Uniform Commercial Code as from time to time in effect in the relevant jurisdiction.

“UK Financial Institution” means any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended form time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any person falling within IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms.

“UK Resolution Authority” means the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution.

“Unused Capex Reserve Proceeds” has the meaning specified in Section 2.14(f).

“Unused Reinvestment Proceeds” has the meaning specified in Section 2.14(h).

“Vehicles” means all cars, trucks, trailers, construction and earth moving equipment and other vehicles that require a certificate of title/ownership of purpose of registration in the relevant jurisdiction, and in any event including the Vehicles listed on Schedule 3.01(a)(iv), and all tires and other appurtenances to any of the foregoing.

“Voting Interests” means shares of capital stock issued by a corporation, or equivalent Equity Interests in any other Person, the holders of which are ordinarily, in the absence of contingencies, entitled to vote for the election of directors (or persons performing similar functions) of such Person, even if the right so to vote has been suspended by the happening of such a contingency.

“Wells Fargo Collections Account” has the meaning specified in the definition of “Collateral Accounts”.

“Wells Fargo DACA” means the deposit account control agreement, dated the date hereof, between the Borrower, the Collateral Agent, the ABL Agent and Wells Fargo Bank, N.A..

“Wells Fargo Revenue Account” has the meaning specified in the definition of “Collateral Accounts”.

“Withdrawal Liability” has the meaning specified in Part I of Subtitle E of Title IV of ERISA.

“Workers Compensation Account” a deposit account exclusively used for workers’ compensation benefits.

“Write-Down and Conversion Powers” means, (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down

Senior Secured Term Loan Credit Agreement among U.S. Well Services, Inc., USWS Holdings LLC, U.S. Well Services, LLC, the Subsidiary Guarantors, the Initial Lenders, and CLMG Corp. dated as of May 7, 2019 and conversion powers are described in the EU Bail-In Legislation Schedule, and (b) with respect to the United Kingdom, any powers of the applicable Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers.

“Yield Maintenance” means any amount payable pursuant to Section 2.06(b).

“Yield Maintenance Fee” means any yield maintenance fee payable pursuant to Section 2.06(b).

“Yield Maintenance Period” means the period commencing on the Effective Date and continuing until the second anniversary of the Effective Date.

SECTION 1.02.    Computation of Time Periods. In this Agreement and the other Loan Documents in the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including” and the words “to” and “until” each mean “to but excluding.”

SECTION 1.03.    Accounting Terms.

(a)    Generally. All accounting terms not specifically defined herein shall be construed in accordance with GAAP applied on a consistent basis, as in effect from time to time, applied in a manner consistent with that used in preparing the Audited Financial Statements, except as otherwise specifically prescribed herein. Notwithstanding the foregoing, for purposes of determining compliance with any covenant (including the computation of any financial covenant) contained herein, Debt of the Parent and its Subsidiaries shall be deemed to be carried at 100% of the outstanding principal amount thereof, and the effects of FASB ASC 825 and FASB ASC 470-20 on financial liabilities shall be disregarded.

(b)    Changes in GAAP. If at any time any change in GAAP would affect the computation of any financial ratio or requirement set forth in any Loan Document, and either the Borrower or the Required Lenders shall so request, the Administrative Agent, the Lenders and the Borrower shall negotiate in good faith to amend such ratio or requirement to preserve the original intent thereof in light of such change in GAAP (subject to the approval of the Required Lenders); provided that, until so amended, (i) such ratio or requirement shall continue to be computed in accordance with GAAP prior to such change therein and (ii) the Borrower shall provide to the Administrative Agent and the Lenders financial statements and other documents required under this Agreement or as reasonably requested hereunder setting forth a reconciliation between calculations of such ratio or requirement made before and after giving effect to such change in GAAP. Notwithstanding any provision contained herein or any other Loan Document, any lease (or similar arrangement) that would have been characterized, classified or reclassified as an

Senior Secured Term Loan Credit Agreement among U.S. Well Services, Inc., USWS Holdings LLC, U.S. Well Services, LLC, the Subsidiary Guarantors, the Initial Lenders, and CLMG Corp. dated as of May 7, 2019 operating lease in accordance with GAAP prior to the date of the Parent’s adoption of ASC 842 (or any other ASC having a similar result or effect) (and related interpretations) (whether or not such lease was in effect on such date) shall not constitute an obligation under a Capital Lease, and any such lease shall be, for all purposes of this Agreement and the other Loan Documents, treated as though it were reflected on the Parent’s consolidated financial statements in the same manner as an operating lease would have been reflected prior to the Parent’s adoption of ASC 842.

(c)    Consolidation of Variable Interest Entities. All references herein to consolidated financial statements of the Parent and its Subsidiaries or to the determination of any amount for the Loan Parties and their Subsidiaries on a consolidated basis or any similar reference shall, in each case, be deemed to include each variable interest entity that the Loan Parties is required to consolidate pursuant to FASB ASC 810 as if such variable interest entity were a Subsidiary as defined herein.

SECTION 1.04.    Other Definitional Provisions and Rules of Construction.

(a)    Any of the terms defined herein may, unless the context otherwise requires, be used in the singular or the plural, depending on the reference.

(b)    References to “Sections” and “subsections” shall be to Sections and subsections, respectively, of this Agreement unless otherwise specifically provided. Section headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose or be given any substantive effect. Any references in this Agreement to “Articles” and/or “Sections” which make reference to any particular piece of legislation or statute, including without limitation, the Bankruptcy Code, ERISA and Internal Revenue Code shall, to the extent that the context implies a reference to any other similar or equivalent legislation as is in effect from time to time in any other applicable jurisdiction, mean the equivalent section in the applicable piece of legislation. Furthermore, where any such reference is meant to apply to such other similar or equivalent legislation where such other similar or equivalent legislation has parallel or like concepts, then such references shall import such parallel or like concepts from such other similar or equivalent legislation, as applicable.

(c)    The use in any of the Loan Documents of the word “include” or “including” shall not be construed to be limiting whether or not non-limiting language (such as “without limitation” or “but not limited to” or words of similar import) is used with reference thereto.

(d)    Unless otherwise expressly provided herein or in the other Loan Documents, references in the Loan Documents to any agreement or contract shall be deemed to be a reference to such agreement or contract as amended, amended and restated, supplemented, replaced or otherwise modified from time to time in accordance with its terms and in compliance with the Loan Documents.

Senior Secured Term Loan Credit Agreement among U.S. Well Services, Inc., USWS Holdings LLC, U.S. Well Services, LLC, the Subsidiary Guarantors, the Initial Lenders, and CLMG Corp. dated as of May 7, 2019

ARTICLE II

AMOUNTS AND TERMS OF THE LOANS

SECTION 2.01.    The Loans.

(a)    The Term A Loans. Each Term Loan A Lender severally agrees, on the terms and conditions hereinafter set forth, to make a single advance to the Borrower on the Effective Date in an amount in Dollars not to exceed such Term Loan A Lender’s Term Loan A Commitment at such time. The Borrowing shall consist of Term A Loans made simultaneously by the Term Loan A Lenders ratably according to their Term Loan A Commitments. Term A Loan amounts repaid or prepaid may not be reborrowed.

(b)    Term B Loans. Each Term Loan B Lender severally agrees, on the terms and conditions hereinafter set forth, to make a single advance to the Borrower on the Effective Date in an amount in Dollars not to exceed such Term Loan B Lender’s Term Loan B Commitment at such time. The Borrowing shall consist of Term B Loans made simultaneously by the Term Loan B Lenders ratably according to their Term Loan B Commitments. Term B Loan amounts repaid or prepaid may not be reborrowed.

(c)    Incremental Loans. The Borrower may request that one or more incremental term loan facilities (each, an “Incremental Facility”) be added to the Facilities in the sole and absolute discretion of the Lenders; provided, that:

(i)    the Lenders, in their sole and absolute discretion, shall have agreed to participate in such Incremental Facility;

(ii)    no Default has occurred and is continuing, or would result from any Borrowing under such Incremental Facility or from the application of the proceeds therefrom;

(iii)    the representations and warranties contained in each Loan Document are true and correct in all material respects on and as of the date of such request and on and as of the date of any borrowing under such Incremental Facility, before and after giving effect to such borrowing and to the application of the proceeds therefrom, as though made on and as of such dates, except to the extent such representations and warranties expressly relate to an earlier date (in which case such representations and warranties shall be true and correct in all material respects as of such earlier date); provided, that if a representation and warranty is qualified as to materiality, with respect to such representation and warranty, the materiality qualifier set forth in this clause (c)(iii) shall be disregarded;

(iv)    subject to any changes acceptable to the Lenders in their sole and absolute discretion that are required to make the loans under the Incremental Facility fungible for U.S. tax purposes, the terms and conditions of the Incremental Facility shall be identical to those of the existing Facilities;

Senior Secured Term Loan Credit Agreement among U.S. Well Services, Inc., USWS Holdings LLC, U.S. Well Services, LLC, the Subsidiary Guarantors, the Initial Lenders, and CLMG Corp. dated as of May 7, 2019

(v)    any such Incremental Facility shall rank pari passu in right of payment and of security with the Facilities, and no Incremental Facility shall be secured by assets other than Collateral or guaranteed by Persons other than the Guarantors;

(vi)    any Incremental Facility shall be pari passu in right of payment and security and will share ratably in any voluntary or mandatory prepayments (other than Scheduled Amortization Payments) of the Facilities unless the Borrower and the lenders in respect of such Incremental Facility elect lesser payments, provided that, in connection with any such prepayment, any loans made under the Incremental Facility shall be paid after the Term A Loans and the Term B Loans. Each of the parties hereto hereby agrees that, notwithstanding anything to the contrary set forth in Section 9.01, this Agreement and the other Loan Documents may be amended pursuant to an amendment executed by the Loan Parties, the Administrative Agent and the Lenders providing an Incremental Facility, without the consent of any other Lender, to the extent reasonably required to effect such amendments to this Agreement (including necessary amendments to reflect the existence of a new Incremental Facility) and the other Loan Documents as may be necessary or appropriate, in the sole and absolute opinion of the Administrative Agent and the Borrower, to effect the provisions of Section 2.01(b), and the Lenders hereby expressly and irrevocably, for the benefit of all parties hereto, authorize the Administrative Agent to enter into such amendment. In connection with any such amendment, the Borrower shall deliver an opinion of counsel reasonably acceptable to the Administrative Agent (i) as to the enforceability of this Agreement (as amended), and such of the other Loan Documents (if any) as may be amended thereby and (ii) as to any other customary matters reasonably requested by the Administrative Agent.

(vii)    The Administrative Agent and each Lender shall have consented (not to be unreasonably withheld or delayed) to the lenders providing such Incremental Facility to the extent such consent, if any, would be required under Section 9.07 for an assignment of Loans or Commitments, as applicable, to such lender.

(viii)    Any loan amounts borrowed under any Incremental Facility that is repaid or prepaid may not be reborrowed.

SECTION 2.02.    Making the Loans.

(a)    The Term Loan A Borrowing consisting of Term A Loans advanced by the Term Loan A Lenders on the Effective Date shall be made following the issuance of a Notice of Borrowing, given not later than 11:00 A.M. (New York City time) on the third Business Day prior to the date of the proposed Term Loan A Borrowing, by the Borrower to the Administrative Agent, which shall give to the Term Loan A Lenders prompt notice thereof by electronic communication. Each such Notice of Borrowing shall be by telephone, confirmed immediately in writing, or by electronic communication, in substantially the form of Exhibit B hereto, specifying therein the

Senior Secured Term Loan Credit Agreement among U.S. Well Services, Inc., USWS Holdings LLC, U.S. Well Services, LLC, the Subsidiary Guarantors, the Initial Lenders, and CLMG Corp. dated as of May 7, 2019 requested (i) date of such Term Loan A Borrowing (which shall be the Effective Date), and (ii) aggregate amount of such Term Loan A Borrowing. Each Term Loan A Lender shall, before 11:00 A.M. (New York City time) on the date of such Term Loan A Borrowing, make available for the account of its Lending Office to the Administrative Agent at the Administrative Agent’s Account, in same day funds, its Pro Rata Share of the amount of such Term Loan A Borrowing in accordance with its Term Loan A Commitment under the Term Loan A Facility. After the Administrative Agent’s receipt of such funds and upon fulfillment of the applicable conditions set forth in Article III, the Borrower hereby directs the Administrative Agent to apply such funds as set forth in the Funds Flow Memorandum.

(b)    The Term Loan B Borrowing consisting of Term B Loans advanced by the Term Loan B Lenders on the Effective Date shall be made following the issuance of a Notice of Borrowing, given not later than 11:00 A.M. (New York City time) on the third Business Day prior to the date of the proposed Term Loan B Borrowing, by the Borrower to the Administrative Agent, which shall give to the Term Loan B Lenders prompt notice thereof by electronic communication. Each such Notice of Borrowing shall be by telephone, confirmed immediately in writing, or by electronic communication, in substantially the form of Exhibit B hereto, specifying therein the requested (i) date of such Term Loan B Borrowing (which shall be the Effective Date), and (ii) aggregate amount of such Term Loan B Borrowing. Each Term Loan B Lender shall, before 11:00 A.M. (New York City time) on the date of such Term Loan B Borrowing, make available for the account of its Lending Office to the Administrative Agent at the Administrative Agent’s Account, in same day funds, its Pro Rata Share of the amount of such Term Loan B Borrowing in accordance with its Term Loan B Commitment under the Term Loan B Facility. After the Administrative Agent’s receipt of such funds and upon fulfillment of the applicable conditions set forth in Article III, the Borrower hereby directs the Administrative Agent to apply such funds as set forth in the Funds Flow Memorandum.

(c)    Any Notice of Borrowing delivered after the Effective Date shall be irrevocable and binding on the Borrower. The Borrower shall indemnify each Lender against any loss, cost or expense incurred by such Lender as a result of any failure to fulfill on or before the date specified in such Notice of Borrowing for such Borrowing the applicable conditions set forth in Article III, including, without limitation, any loss (excluding loss of anticipated profits), cost or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by such Lender to fund the Loan to be made by such Lender as part of such Borrowing when such Loan, as a result of such failure, is not made on such date.

(d)    Unless the Administrative Agent shall have received notice from a Lender prior to the date of any Borrowing that such Lender will not make available to the Administrative Agent such Lender’s ratable portion of such Borrowing, the Administrative Agent may assume that such Lender has made such portion available to the Administrative Agent on the date of such Borrowing in accordance with Sections 2.02(a) or 2.02(b), as applicable, and the Administrative Agent may, in reliance upon such assumption, make available to the Borrower on such date a corresponding amount. If and to the extent that such Lender shall not have so made such ratable portion available to the Administrative Agent, such Lender and the Borrower severally agree to repay or pay to the Administrative Agent forthwith on demand such corresponding amount and to

Senior Secured Term Loan Credit Agreement among U.S. Well Services, Inc., USWS Holdings LLC, U.S. Well Services, LLC, the Subsidiary Guarantors, the Initial Lenders, and CLMG Corp. dated as of May 7, 2019 pay interest thereon, for each day from the date such amount is made available to the Borrower until the date such amount is repaid or paid to the Administrative Agent, at (i) in the case of the Borrower, the interest rate applicable at such time under Section 2.05 to Loans comprising such Borrowing and (ii) in the case of such Lender, the Eurodollar Rate. If such Lender shall pay to the Administrative Agent such corresponding amount, such amount so paid shall constitute such Lender’s Loan as part of such Borrowing for all purposes.

(e)    The failure of any Lender to make the Loan to be made by it as part of any Borrowing shall not relieve any other Lender of its obligation, if any, hereunder to make its Loan on the date of such Borrowing, but no Lender shall be responsible for the failure of any other Lender to make the Loan to be made by such other Lender on the date of any Borrowing.

SECTION 2.03.    Repayment of Loans.

(a)    Term A Loans. The Borrower shall repay to the Administrative Agent for the ratable account of the Term Loan A Lenders on the Maturity Date the aggregate principal amount of the Term A Loans then outstanding, together with any accrued but unpaid interest thereon.

(b)    Term B Loans. The Borrower shall repay to the Administrative Agent for the ratable account of the Term Loan B Lenders on the Maturity Date the aggregate principal amount of the Term B Loans then outstanding, together with any accrued but unpaid interest thereon.

SECTION 2.04.    Prepayments.

(a)    Optional. The Borrower may, upon at least three (3) Business Days’ notice to the Administrative Agent stating the proposed date and aggregate principal amount of the prepayment, and if such notice is given the Borrower shall, prepay the outstanding aggregate principal amount of the Loans in whole or ratably in part, together with accrued interest to the date of such prepayment on the aggregate principal amount prepaid and the applicable Yield Maintenance Fee, Call Premium and Exit Fee (if any); provided, that each partial prepayment shall be in an aggregate principal amount of $1,000,000 or an integral multiple of $500,000 in excess thereof. Each such prepayment of the Loans shall be applied, after payment of (A) accrued and unpaid interest to the date of such prepayment on the principal amount prepaid, (B) any amounts owing pursuant to Section 9.04(c), (C) any applicable Yield Maintenance Fee, (D) any applicable Call Premium, and (E) any applicable Exit Fee, in the order directed by the Borrower; provided that if an Event of Default has occurred and is continuing, each such prepayment of the Loans shall be applied in inverse order of maturity.

(b)    Mandatory.

(i)    Scheduled Amortization. On each Scheduled Amortization Payment Date, the Borrower shall prepay (A) an aggregate principal amount of the Term A Loans in an amount equal to one half of one percent (0.50%) of the sum of the initial principal amount

Senior Secured Term Loan Credit Agreement among U.S. Well Services, Inc., USWS Holdings LLC, U.S. Well Services, LLC, the Subsidiary Guarantors, the Initial Lenders, and CLMG Corp. dated as of May 7, 2019 of the Term A Loans advanced on the Effective Date and (B) an aggregate principal amount of the Term B Loans in an amount equal to one half of one percent (0.50%) of the sum of the initial principal amount of the Term B Loans advanced on the Effective Date.

(ii)    Unused Capex Reserve; Unused Reinvestment Account. On each date amounts are required to be released from the Initial Growth Capex Reserve Account for mandatory prepayment of the Loans in accordance with Section 2.14(f) or the Reinvestment Account for mandatory prepayment of the Loans in accordance with Section 2.14(i), the Borrower shall prepay an aggregate principal amount of the Loans in an amount equal to the proceeds required to be withdrawn from the Initial Growth Capex Reserve Account or the Reinvestment Account. Each such prepayment of the Loans shall be applied (i) to the scheduled principal payments of the Loans in inverse order of maturity in respect of each Facility and (ii) first, to the prepayment of Term A Loans in full in Cash, including the principal amount due on the Maturity Date and second, to the prepayment of Term B Loans in full in Cash, including the principal amount due on the Maturity Date.

(iii)    Excess Cash Flow. On each Cash Flow Payment Date (or such earlier date elected by the Borrower following any Sweep Calculation Date), subject to the terms of Section 2.04(c), the Borrower shall prepay an aggregate principal amount of the Loans in an amount equal to the Excess Cash Flow Payment Amount calculated for the Sweep Calculation Date occurring immediately prior to such Cash Flow Payment Date. Each such prepayment of the Loans shall be applied (i) to the scheduled principal payments of the Loans in inverse order of maturity in respect of each Facility and (ii) first, to the prepayment of Term A Loans in full in Cash, including the principal amount due on the Maturity Date and second, to the prepayment of Term B Loans in full in Cash, including the principal amount due on the Maturity Date.

(iv)    Loss Proceeds. Upon the occurrence of a Casualty Event or an Event of Eminent Domain, the Borrower shall prepay an aggregate principal amount of the Loans in an aggregate amount equal to the Net Cash Proceeds thereof; provided, the Net Cash Proceeds of the a Casualty Event or an Event of Eminent Domain shall not be required to be immediately prepaid in the event such proceeds are applied in accordance with Section 2.14(e). Each such prepayment of the Loans shall be applied (i) to the scheduled principal payments of the Loans in inverse order of maturity in respect of each Facility and (ii) first, to the prepayment of Term A Loans in full in Cash, including the principal amount due on the Maturity Date and second, to the prepayment of Term B Loans in full in Cash, including the principal amount due on the Maturity Date.

(v)    Termination Payments. Upon the termination, or the cancellation, of any Commercial Agreement, the Borrower shall prepay an aggregate principal to the Loans in an aggregate amount equal to the Net Cash Proceeds thereof. Each such prepayment of the Loans shall be applied (i) to the scheduled principal payments of the Loans in inverse order of maturity in respect of each Facility and (ii) first, to the prepayment of Term A Loans in full in Cash, including the principal amount due on the Maturity Date and second, to the prepayment of Term B Loans in full in Cash, including the principal amount due on the Maturity Date.

Senior Secured Term Loan Credit Agreement among U.S. Well Services, Inc., USWS Holdings LLC, U.S. Well Services, LLC, the Subsidiary Guarantors, the Initial Lenders, and CLMG Corp. dated as of May 7, 2019

(vi)    Asset Sales. Except in respect of Asset Sales of ABL Priority Collateral that are required to be applied to a mandatory prepayment of ABL Obligations under the ABL Credit Agreement, all Net Cash Proceeds up to $2,500,000 from Asset Sales shall be deposited pursuant to Section 2.14(b)(iv) (including, as applicable, pursuant to clause (y) thereof). At such time as Net Cash Proceeds deposited pursuant to Section 2.14(b)(iv) exceeds $2,500,000 in any given Fiscal Year and subject to the right of the Borrower to deposit such Asset Sale Proceeds into the Reinvestment Account in accordance with Section 2.14(b)(iv), the Borrower shall prepay an aggregate principal amount of the Loans in an aggregate amount equal to such excess Net Cash Proceeds. Each such prepayment of the Loans shall be applied (i) to the scheduled principal payments of the Loans in inverse order of maturity in respect of each Facility and (ii) first, to the prepayment of Term A Loans in full in Cash, including the principal amount due on the Maturity Date and second, to the prepayment of Term B Loans in full in Cash, including the principal amount due on the Maturity Date.

(vii)    Debt Proceeds. Upon the issuance of any Debt (other than Debt permitted to be incurred pursuant to Section 5.02(b)), the Borrower shall prepay an aggregate principal amount of the Loans in an aggregate amount equal to the Net Cash Proceeds thereof. Each such prepayment of the Loans shall be applied (i) to the scheduled principal payments of the Loans in inverse order of maturity in respect of each Facility and (ii) first, to the prepayment of Term A Loans in full in Cash, including the principal amount due on the Maturity Date and second, to the prepayment of Term B Loans in full in Cash, including the principal amount due on the Maturity Date.

(viii)    All prepayments under this clause (b) shall be made together with (A) accrued and unpaid interest to the date of such prepayment on the principal amount prepaid, (B) any amounts owing pursuant to Section 9.04(c), (C) any applicable Yield Maintenance Fee owed pursuant to Section 2.06(b), (D) any applicable Call Premium owed pursuant to Section 2.06(c) and (E) any applicable Exit Fee owed pursuant to Section 2.06(d).

(c)    Lender’s Option to Decline Prepayment. Except as provided in the penultimate sentence of this Section 2.04(c), any Lender, at its option, may elect to accept or decline all or any portion of any prepayment of the Loans pursuant to Section 2.04(b). Subject to the immediately preceding sentence, upon each prepayment date set forth in Section 2.04(b) for any prepayment of Loans, the Borrower shall notify the Administrative Agent in writing of the amount that is available to prepay the Loans. Promptly after the date of receipt of such notice, the Administrative Agent shall provide written notice to the Lenders of the amount available to prepay the Loans. Any Lender accepting such prepayment (an “Accepting Lender”) and any Lender declining such prepayment (a “Declining Lender”) shall give written notice thereof to the Administrative Agent by 11:00 a.m. New York City time no later than two (2) Business Days after the date of such notice from the Administrative Agent (the “Initial Prepayment Acceptance

Senior Secured Term Loan Credit Agreement among U.S. Well Services, Inc., USWS Holdings LLC, U.S. Well Services, LLC, the Subsidiary Guarantors, the Initial Lenders, and CLMG Corp. dated as of May 7, 2019

Date”); any Lender that does not give such notice during such period shall be deemed to be an Accepting Lender. On the Initial Prepayment Acceptance Date, the Administrative Agent shall then provide written notice (the “Second Offer”) to the Accepting Lenders of the additional amount available (due to such Declining Lenders’ declining such prepayment) to prepay the Loans owing to such Accepting Lenders. Any Lender declining prepayment pursuant to such Second Offer shall give written notice thereof to the Administrative Agent by 11:00 a.m. New York City time no later than two (2) Business Days after the date of such notice of a Second Offer; any Lender that does not give such notice during such period shall be deemed to have accepted such prepayment offer. Amounts allocated to Accepting Lenders in accordance with the Initial Prepayment Acceptance Date and the Second Offer shall be applied in accordance with Section 2.04(b). Notwithstanding the above, if Lenders owed or holding more than 50% of the aggregate principal amount of the Loans outstanding at such time accept or are deemed to have accepted all or any portion of any prepayment offer pursuant to this Section 2.04(c), then all Lenders shall be deemed to have accepted such prepayment offer to the same. In the event any such proceeds are declined (such proceeds, “Declined Mandatory Prepayment Proceeds”), such Declined Mandatory Prepayment Proceeds shall be deposited as follows: (i) if such Declined Mandatory Prepayment Proceeds were in respect of a mandatory prepayment under Section 2.04(b)(ii) or Section 2.04(b)(iii), into the Specified Distributable Cash Account and (ii) if such Declined Mandatory Prepayment Proceeds were in respect of a mandatory prepayment under Section 2.04(b)(iv), Section 2.04(b)(v), Section 2.04(b)(vi) and Section 2.04(b)(vii), into the Reinvestment Account for application in accordance with Section 2.04(b)(viii).

SECTION 2.05.    Interest.

(a)    Interest.

(i)    Interest shall accrue on the unpaid principal amount of each Term A Loan and each Term B Loan owing to each Term Loan A Lender and Term Loan B Lender (as applicable) from the date of each such Term A Loan and Term B Loan until such principal amount shall be paid in full, at a rate per annum equal at all times during each Interest Period for each such Term A Loan and Term B Loan to the sum of (A) the Eurodollar Rate for such Interest Period for such Term A Loan and Term B Loan (as applicable) plus (B) the Applicable Margin; provided that, solely during the Deferral Period, the interest rate on the unpaid principal amount of each Term A Loan and each Term B Loan owing to each Term Loan A Lender and Term Loan B Lender (as applicable) shall be 0.0% per annum and no interest shall accrue on the unpaid principal amount of each Term Loan A and each Term Loan B (interest shall accrue and the interest rate shall resume at the rate stated in Section 2.05(a)(i) commencing on April 1, 2022 and at all times thereafter under this Agreement).

(ii)    Interest shall be payable in arrears on each Interest Payment Date.

(b)    Default Interest. Upon the occurrence and during the continuance of an Event of Default, the Administrative Agent may, and upon the request of the Required Lenders shall, require that the Borrower pay interest at a rate per annum equal at all times to two percent (2.00%) per annum above the rate per annum required to be paid pursuant to Section 2.05(a)(i) (“Default Interest”) on:

Senior Secured Term Loan Credit Agreement among U.S. Well Services, Inc., USWS Holdings LLC, U.S. Well Services, LLC, the Subsidiary Guarantors, the Initial Lenders, and CLMG Corp. dated as of May 7, 2019

(i)    the aggregate outstanding principal amount of each Loan, and

(ii)    to the fullest extent permitted by applicable law, the amount of any interest, fee or other amount payable under this Agreement or any other Loan Document to any Agent or any Lender that is not paid when due, from the date such amount shall be due until such amount shall be paid in full, in each case, payable in Cash either (x) on each Interest Payment Date following the occurrence and during the continuance of an Event of Default or (y) on demand; provided, however, that following the making of the request or the granting of the consent specified by Section 6.01 to authorize the Administrative Agent to declare the Loans due and payable pursuant to the provisions of Section 6.01, Default Interest shall accrue and be payable hereunder whether or not previously required by the Administrative Agent. Payment or acceptance of the increased rates of interest provided for in this Section 2.05(b) is not a permitted alternative to timely payment and shall not constitute a waiver of any Event of Default or otherwise prejudice or limit any rights or remedies of the Administrative Agent or any Lender.

SECTION 2.06.    Fees.

(a)    Structuring Fee. The Borrower shall pay to the Administrative Agent such fees as the Administrative Agent and the Borrower shall agree, as further set forth in the Fee Letter with the Administrative Agent.

(b)    Yield Maintenance Fee.

(i)    Subject to clause (ii) below, in the event that (A) the Borrower makes any prepayment of Loans pursuant to Section 2.04(a), Section 2.04(b)(vi) or Section 2.04(b)(vii) or (B) the unpaid principal balance of any Loan is accelerated (whether by election or automatically) upon the occurrence of an Event of Default pursuant to Section 6.01 (including any acceleration upon the occurrence of an actual or deemed entry of an order for relief with respect to any Loan Party under the Bankruptcy Code or any other Bankruptcy Law, including, without limitation, upon the occurrence of an Event of Default pursuant to Section 6.01(f)), in each case during the Yield Maintenance Period (the principal amount of such prepayment or amount so accelerated being the “Prepayment Amount”), the Borrower shall pay to the Administrative Agent, for the ratable benefit of the Lenders, a Yield Maintenance Fee in an amount equal to the sum of the interest that would have been payable on the Prepayment Amount (in the absence of such prepayment or acceleration) at a rate per annum equal to the Applicable Margin (x) on all scheduled Interest Payment Dates falling after the date of prepayment or acceleration until the end of the Yield Maintenance Period and (y) if the last day of the Yield Maintenance Period is not an Interest Payment Date, on the last day of the Yield Maintenance Period.

Senior Secured Term Loan Credit Agreement among U.S. Well Services, Inc., USWS Holdings LLC, U.S. Well Services, LLC, the Subsidiary Guarantors, the Initial Lenders, and CLMG Corp. dated as of May 7, 2019

(ii)    Notwithstanding anything set forth in this Agreement, no Yield Maintenance Fee will be due during any time period that is not the Yield Maintenance Period; provided, however, that, in the event of an acceleration of the Facilities (whether by election or automatically) upon the occurrence of an Event of Default pursuant to Section 6.01 (including any acceleration upon the occurrence of an actual or deemed entry of an order for relief with respect to any Loan Party under the Bankruptcy Code or any other Bankruptcy Law, including, without limitation, upon the occurrence of an Event of Default pursuant to Section 6.01(f)), the Yield Maintenance Fee shall apply and shall be determined pursuant to clause (b)(i) above as if a prepayment occurred on the date of such acceleration.

(c)    Call Premium.

(i)    In addition to the amount of any applicable Yield Maintenance Fee during the Yield Maintenance Period, subject to clause (ii) below, in the event that (A) the Borrower makes any prepayment of Loans pursuant to Section 2.04(a) or Section 2.04(b)(vi) or Section 2.04(b)(vii) or (B) the unpaid principal balance of any Loan is accelerated (whether by election or automatically) upon the occurrence of an Event of Default pursuant to Section 6.01 (including any acceleration upon the occurrence of an actual or deemed entry of an order for relief with respect to any Loan Party under the Bankruptcy Code or any other Bankruptcy Law, including, without limitation, upon the occurrence of an Event of Default pursuant to Section 6.01(f)), in each case during the Call Premium Period (the principal amount of such prepayment or amount so accelerated being the “Called Amount”), the Borrower shall pay to the Administrative Agent, for the ratable benefit of the Lenders, a Call Premium in an amount equal to the product of the Called Amount and the applicable percentage set forth below under the caption “Call Premium Percentage”:

Date of Prepayment	Call Premium Percentage
From Effective Date to second anniversary thereof	1.00%
From second anniversary of Effective Date to third anniversary thereof	2.00%
From third anniversary of Effective Date to fourth anniversary thereof	1.00%

(ii)    Notwithstanding anything set forth in this Agreement, no Call Premium will be due during any time period that is not the Call Premium Period; provided, however, that, in the event of an acceleration of the Facilities (whether by election or automatically) upon the occurrence of an Event of Default pursuant to Section 6.01 (including any acceleration upon the occurrence of an actual or deemed entry of an order

Senior Secured Term Loan Credit Agreement among U.S. Well Services, Inc., USWS Holdings LLC, U.S. Well Services, LLC, the Subsidiary Guarantors, the Initial Lenders, and CLMG Corp. dated as of May 7, 2019 for relief with respect to any Loan Party under the Bankruptcy Code or any other Bankruptcy Law, including, without limitation, upon the occurrence of an Event of Default pursuant to Section 6.01(f)), the Call Premium shall apply and shall be determined pursuant to clause (c)(i) above as if a prepayment occurred on the date of such acceleration.

(d)    Exit Fee. Upon the occurrence of any Repayment Event, the Borrower shall pay to the Administrative Agent, for the ratable benefit of the Lenders, an Exit Fee in an amount equal to two percent (2.00%) of the sum of (i) the principal amount of Loans repaid or refinanced on such date and (ii) the aggregate principal amount of Loans repaid pursuant to Section 2.04(a) during the one hundred twenty (120) day period ending on the date of such Repayment Event.

(e)    Agents’ Fees. The Borrower shall pay to each Agent for its own account such fees as may from time to time be agreed between the Borrower and such Agent.

SECTION 2.07.    Increased Costs, Etc. (a) If, due to either (i) the introduction of or any change in or in the interpretation of any law or regulation or (ii) the compliance with any guideline or request from any central bank or other governmental authority (whether or not having the force of law), there shall be any increase in the cost to any Lender of agreeing to make or of making, funding or maintaining Loans (excluding, for purposes of this Section 2.07, any such increased costs resulting from (x) Taxes or Other Taxes (as to which Section 2.09 shall govern) and (y) changes in the basis or rate of taxation of overall net income or overall gross income by the United States or by the foreign jurisdiction or state under the laws of which such Lender is organized or has its Lending Office or any political subdivision thereof), then the Borrower shall from time to time, upon demand by such Lender (with a copy of such demand to the Administrative Agent), pay to the Administrative Agent for the account of such Lender within 10 calendar days after receipt of an invoice from such Lender additional amounts sufficient to compensate such Lender for such increased cost. A certificate as to the amount of such increased cost, submitted to the Borrower by such Lender, shall be conclusive and binding for all purposes, absent manifest error.

(a)    If any Lender determines that compliance with any law or regulation or any guideline or request from any central bank or other governmental authority (whether or not having the force of law) affects or would affect the amount of capital required or expected to be maintained by such Lender or any corporation controlling such Lender and that the amount of such capital is increased by or based upon the existence of such Lender’s commitment to make Loans and other commitments of such type (or similar Guaranteed Debts), then, upon demand by such Lender or such corporation (with a copy of such demand to the Administrative Agent), the Borrower shall pay to the Administrative Agent for the account of such Lender within 10 calendar days after receipt of an invoice from such Lender from such Lender, additional amounts sufficient to compensate such Lender in the light of such circumstances, to the extent that such Lender reasonably determines such increase in capital to be allocable to the existence of such Lender’s commitment to make Loans. A certificate as to such amounts submitted to the Borrower by such Lender shall be conclusive and binding for all purposes, absent manifest error.

Senior Secured Term Loan Credit Agreement among U.S. Well Services, Inc., USWS Holdings LLC, U.S. Well Services, LLC, the Subsidiary Guarantors, the Initial Lenders, and CLMG Corp. dated as of May 7, 2019

SECTION 2.08.    Payments and Computations.

(a)    The Borrower shall make each payment hereunder and under the other Loan Documents, irrespective of any right of counterclaim or set-off (except as otherwise provided in Section 2.10), not later than 11:00 A.M. (New York City time) on the day when due in Cash in U.S. dollars to the Administrative Agent at the Administrative Agent’s Account in same day funds, with payments being received by the Administrative Agent after such time being deemed to have been received on the next succeeding Business Day. The Administrative Agent will promptly thereafter cause like funds to be distributed (i) if such payment by the Borrower is in respect of principal, interest, commitment fees, letter of credit fees or any other Obligation then payable hereunder and under the other Loan Documents to more than one Lender, to such Lenders for the account of their respective Lending Offices ratably in accordance with the amounts of such respective Obligations then payable to such Lenders and (ii) if such payment by the Borrower is in respect of any Obligation then payable hereunder to one Lender, to such Lender for the account of its Lending Office, in each case to be applied in accordance with the terms of this Agreement. Upon its acceptance of an Assignment and Acceptance and recording of the information contained therein in the Register pursuant to Section 9.07(d), from and after the effective date of such Assignment and Acceptance, the Administrative Agent shall make all payments hereunder and under the other Loan Documents in respect of the interest assigned thereby to the assignee thereunder, and the parties to such Assignment and Acceptance shall make all appropriate adjustments in such payments for periods prior to such effective date directly between themselves.

(b)    Each Loan Party hereby authorizes each Lender and each of its Affiliates, if and to the extent any payment owed to such Lender is not made when due hereunder or under the other Loan Documents, to charge from time to time, to the fullest extent permitted by law, against any or all of such Loan Party’s accounts with such Lender or such Affiliate any amount so due.

(c)    All computations of interest based on the Eurodollar Rate and of commitment fees, letter of credit fees and other fees and commissions shall be made by the Administrative Agent on the basis of a year of 360 days, in each case for the actual number of days (including the first day but excluding the last day) occurring in the period for which such interest, fees or commissions are payable. Each determination by the Administrative Agent of an interest rate, fee or commission hereunder shall be conclusive and binding for all purposes, absent manifest error.

(d)    Whenever any payment hereunder or under the other Loan Documents shall be stated to be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of payment of interest or commitment or letter of credit fee or commission, as the case may be; provided, however, that, if such extension would cause payment of interest on or principal of Loans to be made in the next following calendar month, such payment shall be made on the preceding Business Day.

(e)    Unless the Administrative Agent shall have received notice from the Borrower prior to the date on which any payment is due to any Lender hereunder that the Borrower will not make such payment in full, the Administrative Agent may assume that the Borrower has

Senior Secured Term Loan Credit Agreement among U.S. Well Services, Inc., USWS Holdings LLC, U.S. Well Services, LLC, the Subsidiary Guarantors, the Initial Lenders, and CLMG Corp. dated as of May 7, 2019 made such payment in full to the Administrative Agent on such date and the Administrative Agent may, in reliance upon such assumption, cause to be distributed to each such Lender on such due date an amount equal to the amount then due such Lender. If and to the extent the Borrower shall not have so made such payment in full to the Administrative Agent, each such Lender shall repay to the Administrative Agent forthwith on demand such amount distributed to such Lender together with interest thereon, for each day from the date such amount is distributed to such Lender until the date such Lender repays such amount to the Administrative Agent, at the Eurodollar Rate.

(f)    If the Administrative Agent receives funds for application to the Obligations of the Loan Parties under or in respect of the Loan Documents under circumstances for which the Loan Documents do not specify the Loans to which, or the manner in which, such funds are to be applied, the Administrative Agent may, if no instructions with respect thereto are received from the Lenders upon request, but shall not be obligated to, elect to distribute such funds to each of the Lenders in accordance with such Lenders’ Pro Rata Share of the aggregate principal amount of all Loans outstanding at such time, in repayment or prepayment of such of the outstanding Loans or other Obligations then owing to such Lender, for application to such principal repayment installments thereof, as the Administrative Agent shall direct.

SECTION 2.09.    Taxes. (a) Any and all payments by any Loan Party to or for the account of any Lender or any Agent hereunder or under any other Loan Document shall be made, in accordance with Section 2.08 or the applicable provisions of such other Loan Document, if any, free and clear of and without deduction for any and all present or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, excluding, in the case of each Lender and each Agent, (x) taxes that are imposed on its overall net income by the United States and taxes that are imposed on its overall net income (and franchise taxes imposed in lieu thereof) by the state or foreign jurisdiction under the laws of which such Lender or such Agent, as the case may be, is organized (or any political subdivision thereof), has its Lending Office, has a permanent establishment or is engaged in business (other than the business that the Lender is engaged in solely by reason of the transactions contemplated by this Agreement), (y) any branch profits taxes imposed by the United States of America and (z) withholding taxes imposed under law in effect on the date hereof or at the time the Lender designates a new Lending Office, other than any new Lending Office designated at the written request of a Loan Party (in the case of a Lender that is not an Initial Lender, this clause (z) shall include taxes imposed under law in effect on the date such Lender becomes a Lender, except to the extent that the Lender’s predecessor would have been entitled to receive additional amounts under this Section 2.09(a)) and, in the case of each Lender, taxes that are imposed on its overall net income (and franchise taxes imposed in lieu thereof) by the state or foreign jurisdiction of such Lender’s Lending Office or any political subdivision thereof (all such non-excluded taxes, levies, imposts, deductions, charges, withholdings and liabilities in respect of payments hereunder or under any other Loan Document being hereinafter referred to as “Taxes”). If any Loan Party shall be required by law to deduct any Taxes from or in respect of any sum payable hereunder or under any other Loan Document to any Lender or any Agent, (i) the sum payable by such Loan Party shall be increased as may be necessary so that after such Loan Party and the Administrative Agent have made all required deductions (including deductions applicable to additional sums payable under this Section 2.09)

Senior Secured Term Loan Credit Agreement among U.S. Well Services, Inc., USWS Holdings LLC, U.S. Well Services, LLC, the Subsidiary Guarantors, the Initial Lenders, and CLMG Corp. dated as of May 7, 2019 such Lender or such Agent, as the case may be, receives an amount equal to the sum it would have received had no such deductions been made, (ii) such Loan Party shall make all such deductions and (iii) such Loan Party shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable law.

(a)    In addition, each Loan Party shall pay any present or future stamp, documentary, excise, property (including intangible property, but with regard to all property taxes, only to the extent relating to property of a Loan Party) mortgage recording or similar taxes, charges or levies that arise from any payment made by such Loan Party hereunder or under any other Loan Documents or from the execution, delivery or registration of, performance under, or otherwise with respect to, this Agreement or the other Loan Documents (hereinafter referred to as “Other Taxes”).

(b)    The Loan Parties shall indemnify each Lender and each Agent for and hold them harmless against the full amount of Taxes and Other Taxes, and for the full amount of taxes of any kind imposed or asserted by any jurisdiction on amounts payable under this Section 2.09, imposed on or paid by such Lender or such Agent (as the case may be) and any liability (including penalties, additions to tax, interest and expenses) arising therefrom or with respect thereto. This indemnification shall be made within thirty (30) days from the date such Lender or such Agent (as the case may be) makes written demand therefor.

(c)    Within 30 days after the date of any payment of Taxes, the appropriate Loan Party shall furnish to the Administrative Agent, at its address referred to in Section 9.02, the original or a certified copy of a receipt evidencing such payment, to the extent such a receipt is issued therefor, or other written proof of payment thereof that is reasonably satisfactory to the Administrative Agent. In the case of any payment hereunder or under the other Loan Documents by or on behalf of a Loan Party through an account or branch outside the United States or by or on behalf of a Loan Party by a payor that is not a United States person, if such Loan Party determines that no Taxes are payable in respect thereof, such Loan Party shall furnish, or shall cause such payor to furnish, to the Administrative Agent, at such address, an opinion of counsel acceptable to the Administrative Agent stating that such payment is exempt from Taxes. For purposes of subsections (d) and (e) of this Section 2.09, the terms “United States” and “United States person” shall have the meanings specified in Section 7701 of the Internal Revenue Code.

(d)    Each Lender organized under the laws of a jurisdiction outside the United States shall, on or prior to the date of its execution and delivery of this Agreement in the case of each Initial Lender and on the date of the Assignment and Acceptance pursuant to which it becomes a Lender in the case of each other Lender, and from time to time thereafter as reasonably requested in writing by the Borrower (but only so long thereafter as such Lender remains lawfully able to do so), provide each of the Administrative Agent and the Borrower with two original Internal Revenue Service Forms W-8BEN or W-8EC1 or (in the case of a Lender that has certified in writing to the Administrative Agent that it is not (i) a “bank” as defined in Section 881(c)(3)(A) of the Internal Revenue Code), (ii) a 10-percent shareholder (within the meaning of Section 871(h)(3)(B) of the Internal Revenue Code) of any Loan Party or (iii) a controlled foreign corporation related to any Loan Party (within the meaning of Section 864(d)(4) of the Internal

Senior Secured Term Loan Credit Agreement among U.S. Well Services, Inc., USWS Holdings LLC, U.S. Well Services, LLC, the Subsidiary Guarantors, the Initial Lenders, and CLMG Corp. dated as of May 7, 2019

Revenue Code), Internal Revenue Service Form W-8BEN, as appropriate, or any successor or other form prescribed by the Internal Revenue Service, certifying that such Lender is exempt from or entitled to a reduced rate of United States withholding tax on payments pursuant to this Agreement or any other Loan Document or, in the case of a Lender that has certified that it is not a “bank” as described above, certifying that such Lender is a foreign corporation, partnership, estate or trust. As provided in Section 2.09(a), if the forms provided by a Lender at the time such Lender first becomes a party to this Agreement indicate a United States interest withholding tax rate in excess of zero, withholding tax at such rate shall be considered excluded from Taxes unless and until such Lender provides the appropriate forms certifying that a lesser rate applies, whereupon withholding tax at such lesser rate only shall be considered excluded from Taxes for periods governed by such forms; provided, however, that if, at the effective date of the Assignment and Acceptance pursuant to which a Lender becomes a party to this Agreement, the Lender assignor was entitled to payments under subsection (a) of this Section 2.09 in respect of United States withholding tax with respect to interest paid at such date, then, to such extent, the term Taxes shall include (in addition to withholding taxes that may be imposed in the future or other amounts otherwise includable in Taxes) United States withholding tax, if any, applicable with respect to the Lender assignee on such date. If any form or document referred to in this subsection (e) requires the disclosure of information, other than information necessary to compute the tax payable and information required on the date hereof by Internal Revenue Service Form W-8BEN or W-8EC1 or the related certificate described above, that the applicable Lender reasonably considers to be confidential, such Lender shall give notice thereof to the Borrower and shall not be obligated to include in such form or document such confidential information.

(e)    For any period with respect to which a Lender has failed to provide the Borrower with the appropriate form, certificate or other document described in subsection (e) above (other than if such failure is due to a change in law, or in the interpretation or application thereof, occurring after the date on which a form, certificate or other document originally was required to be provided or if such form, certificate or other document otherwise is not required under subsection (e) above), such Lender shall not be entitled to indemnification under subsection (a) or (c) of this Section 2.09 with respect to Taxes imposed by the United States by reason of such failure; provided, however, that should a Lender become subject to Taxes because of its failure to deliver a form, certificate or other document required hereunder, the Loan Parties shall take such steps as such Lender shall reasonably request, at the Lender’s sole expense and as long as the Loan Parties determine that such steps will not, in the reasonable judgment of the Loan Parties, be disadvantageous to the Loan Parties, to assist such Lender to recover such Taxes.

(f)    Any Lender claiming any additional amounts payable pursuant to this Section 2.09 agrees to use reasonable efforts (consistent with its internal policy and legal and regulatory restrictions) to change the jurisdiction of its Lending Office if the making of such a change would avoid the need for, or reduce the amount of, any such additional amounts that may thereafter accrue and would not, in the reasonable judgment of such Lender, be otherwise disadvantageous to such Lender. In addition, if a Lender determines, in such Lender’s sole discretion, that it has received a refund or credit in respect of any Taxes or Other Taxes as to which it has been indemnified pursuant to Section 2.09(c), or with respect to which additional amounts

Senior Secured Term Loan Credit Agreement among U.S. Well Services, Inc., USWS Holdings LLC, U.S. Well Services, LLC, the Subsidiary Guarantors, the Initial Lenders, and CLMG Corp. dated as of May 7, 2019 have been paid pursuant to Section 2.09(a), such Lender shall pay to the Borrower an amount equal to such refund (but such amount in no event to exceed the amount of any indemnity payments made, or additional amounts paid, by the Borrower under this Section 2.09 with respect to the Taxes or Other Taxes giving rise to such refund) net of all out-of-pocket expenses of such Lender, and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund), provided that the Borrower, upon the request of such Lender, shall agree to repay the amount paid over to the Borrower (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to such Lender in the event such Lender subsequently determines that such refund or credit is unavailable under applicable law or is otherwise required to repay such refund to such Governmental Authority. This paragraph shall not be construed to require a Lender to rearrange its tax affairs or to make available its tax returns (or any other information relating to its taxes that it deems confidential) to the Borrower or any other Person.

SECTION 2.10.    Sharing of Payments, Etc. If any Lender shall obtain at any time any payment (whether voluntary, involuntary, through the exercise of any right of set-off, or otherwise, other than as a result of an assignment pursuant to Section 9.07), (a) on account of Obligations due and payable to such Lender hereunder and under the other Loan Documents in excess of its ratable share (according to the proportion of (i) the amount of such Obligations due and payable to such Lender to (ii) the aggregate amount of the Obligations due and payable to all Lenders hereunder and under the other Loan Documents at such time) of payments on account of the Obligations due and payable to all Lenders hereunder and under the other Loan Documents at such time obtained by all the Lenders at such time or (b) on account of Obligations owing (but not due and payable) to such Lender hereunder and under the other Loan Documents at such time in excess of its ratable share (according to the proportion of (i) the amount of such Obligations owing to such Lender at such time to (ii) the aggregate amount of the Obligations owing (but not due and payable) to all Lenders hereunder and under the other Loan Documents at such time) of payments on account of the Obligations owing (but not due and payable) to all Lenders hereunder and under the other Loan Documents at such time obtained by all of the Lenders at such time, such Lender shall forthwith purchase from the other Lenders such interests or participating interests in the Obligations as shall be necessary to cause such purchasing Lender to share the excess payment ratably with each of them; provided, however, that if all or any portion of such excess payment is thereafter recovered from such purchasing Lender, such purchase from each other Lender shall be rescinded and such other Lender shall repay to the purchasing Lender the purchase price to the extent of such Lender’s ratable share (according to the proportion of (i) the purchase price paid to such Lender to (ii) the aggregate purchase price paid to all Lenders) of such recovery together with an amount equal to such Lender’s ratable share (according to the proportion of (i) the amount of such other Lender’s required repayment to (ii) the total amount so recovered from the purchasing Lender) of any interest or other amount paid or payable by the purchasing Lender in respect of the total amount so recovered. The Loan Parties agree that any Lender so purchasing an interest or participating interest from another Lender pursuant to this Section 2.10 may, to the fullest extent permitted by law, exercise all its rights of payment (including the right of set-off) with respect to such interest or participating interest, as the case may be, as fully as if such Lender were the direct creditor of the Loan Parties in the amount of such interest or participating interest, as the case may be.

Senior Secured Term Loan Credit Agreement among U.S. Well Services, Inc., USWS Holdings LLC, U.S. Well Services, LLC, the Subsidiary Guarantors, the Initial Lenders, and CLMG Corp. dated as of May 7, 2019

SECTION 2.11.    Use of Proceeds. The proceeds of the Loans shall be available (and the Borrower agrees that it shall use such proceeds and Commitments), on the Effective Date, to (i) repay and/or refinance all Existing Debt (other than Permitted Existing Debt) of the Loan Parties, (ii) fund the Initial Growth Capex Reserve Account in an amount equal to $42,076,973.27 (which amounts shall be used solely to fund Frac Fleet 16), (iii) pay accrued expenses and accounts payable and (iv) pay transaction fees and expenses contemplated under the Facilities herein or under the ABL Facility.

SECTION 2.12.    Evidence of Debt. (a) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Borrower to such Lender resulting from each Loan owing to such Lender from time to time, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder. The Borrower agrees that upon written notice by any Lender to the Borrower (with a copy of such notice to the Administrative Agent) to the effect that a promissory note or other evidence of indebtedness is required or appropriate in order for such Lender to evidence (whether for purposes of pledge, enforcement or otherwise) the Loans owing to, or to be made by, such Lender, the Borrower shall promptly execute and deliver to such Lender, with a copy to the Administrative Agent, a Term Loan A Notes and Term Loan B Notes, as applicable, in substantially the form of Exhibits A-1 and A-2 hereto, as applicable, payable to the order of such Lender in a principal amount equal to the Loans of such Lender. All references to the Notes in the Loan Documents mean the Notes, if any, to the extent issued hereunder.

(a)    The Register maintained by the Administrative Agent pursuant to Section 9.07(d) shall include a control account, and a subsidiary account for each Lender, in which accounts (taken together) shall be recorded (i) the date and amount of each Borrowing made hereunder and, if appropriate, the Eurodollar Rate Period applicable thereto, (ii) the terms of each Assignment and Acceptance delivered to and accepted by it, (iii) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender hereunder and (iv) the amount of any sum received by the Administrative Agent from the Borrower hereunder and each Lender’s share thereof.

(b)    Entries made in good faith by the Administrative Agent in the Register pursuant to subsection (b) above, and by each Lender in its account or accounts pursuant to subsection (a) above, shall be prima facie evidence of the amount of principal and interest due and payable or to become due and payable from the Borrower to, in the case of the Register, each Lender and, in the case of such account or accounts, such Lender, under this Agreement, absent manifest error; provided, however, that the failure of the Administrative Agent or such Lender to make an entry, or any finding that an entry is incorrect, in the Register or such account or accounts shall not limit or otherwise affect the obligations of the Borrower under this Agreement.

SECTION 2.13.    Duty to Mitigate. In the event that any Lender demands payment of costs or additional amounts pursuant to Sections 2.07 or 2.09, the Borrower may, upon twenty (20) days’ prior written notice to such Lender and the Administrative Agent, elect to cause such Lender to assign its Loans and Commitments in full to one or more Persons selected by the Borrower so long as (i) each such Person satisfies the criteria of an Eligible Assignee and is reasonably

Senior Secured Term Loan Credit Agreement among U.S. Well Services, Inc., USWS Holdings LLC, U.S. Well Services, LLC, the Subsidiary Guarantors, the Initial Lenders, and CLMG Corp. dated as of May 7, 2019 satisfactory to the Administrative Agent, (ii) such Lender receives payment in full in Cash of the outstanding principal amount of all Loans made by it and all accrued and unpaid interest thereon and all other amounts due and payable to such Lender as of the date of such assignment (including, without limitation, amounts owing pursuant to Sections 2.07, 2.09 and 9.04) and (iii) each such assignee agrees to accept such assignment and to assume all obligations of such Lender hereunder in accordance with Section 9.07.

SECTION 2.14.    Accounts; Cash Waterfall.

(a)    Establishment of Collateral Accounts. On or prior to the Effective Date, the Borrower shall establish each of the Collateral Accounts and the Specified Distributable Cash Account.

(b)    Deposits into Collateral Accounts and the Specified Distributable Cash Account; Maintenance of Collateral Accounts and the Specified Distributable Cash Account. Until the occurrence of any Repayment Event, the Borrower shall, and shall cause each of its Subsidiaries to, deposit:

(i)    all Collections, promptly after receipt thereof, into the Collections Account for application in accordance with Section 2.14(h);

(ii)    all Revenues, promptly after receipt thereof, into the Revenue Account for application in accordance with Section 2.14(c);

(iii)    any Insurance Proceeds or Eminent Domain Proceeds, promptly after receipt thereof (in the exact form received (with any necessary endorsement)), into the Loss Proceeds Account for application in accordance with Section 2.14(e);

(iv)    any Asset Sale Proceeds (other than such Asset Sale Proceeds received in connection with Asset Sales of ABL Priority Collateral that are required to be applied as a mandatory prepayment of ABL Obligations under the ABL Credit Agreement), promptly after receipt thereof (in the exact form received (with any necessary endorsement)), into the Prepayment Account for application in accordance with Section 2.14(d), provided that (x) in the event the Borrower elects to apply such Asset Sale Proceeds to Approved Growth Capital Expenditures, such Asset Sale Proceeds may be deposited into the Reinvestment Account and (y) during each Fiscal Year, if such Asset Sale Proceeds, together with any other Asset Sale Proceeds applied in accordance with this clause (y), equal in the aggregate $2,500,000 or less, the Borrower may apply such proceeds to the Revenue Account;

(v)    any Debt Proceeds, promptly after receipt thereof (in the exact form received (with any necessary endorsement)), into the Prepayment Account for application in accordance with Section 2.04(b)(vii);

Senior Secured Term Loan Credit Agreement among U.S. Well Services, Inc., USWS Holdings LLC, U.S. Well Services, LLC, the Subsidiary Guarantors, the Initial Lenders, and CLMG Corp. dated as of May 7, 2019

(vi)    at the direction of the Borrower, any Equity Issuance proceeds, promptly after receipt thereof, into the Revenue Account for application in accordance with Section 2.14(c) or the Specified Distributable Cash Account (as applicable) for application in accordance with Section 2.14(h);

(vii)    any Reimbursed Transaction Costs into the Revenue Account for application in accordance with Section 2.14(c);

(viii)    on the Effective Date, an amount equal to $42,076,973.27 into the Initial Growth Capex Reserve Account in accordance with the Funds Flow Memorandum delivered on the Effective Date and approved by the Administrative Agent;

(ix)    any Declined Mandatory Prepayment Proceeds in accordance with Section 2.04(c); and

(x)    any unidentified funds or to the extent funds are received by the Borrower or any Guarantor and none of clauses (i) through (viii) above apply to such funds (other than, in each case, Distributable Cash), promptly after receipt thereof, into the Revenue Account for application in accordance with Section 2.14(c).

(xi)    Notwithstanding any provision of this Section 2.14 to the contrary, assets credited to a Collateral Account or the Specified Distributable Cash Account may be invested, liquidated and reinvested in Cash and Cash Equivalents from time to time at the discretion of the Borrower so long as such assets remain credited to the applicable Collateral Account.

(c)    Withdrawals from the Revenue Account. Prior to the occurrence of any Repayment Event, all amounts in the Revenue Account shall be disbursed by the Borrower from time to time for application (or to make Investments in any Subsidiary permitted pursuant to Section 5.02(f)(i) to permit such Subsidiary to make any such application), to the extent available at the following times and in the following order of priority (with no payment referred to in each clause below being made until all amounts referred to in the clauses preceding it have been made):

(i)    First, as needed: when due and payable to pay the following (in each case, without duplication) in such order as the Borrower shall elect (and, except with respect to any overdue obligations, in such amounts as the Borrower shall elect): (A) cash general and administrative (G&A) costs (subject to the G&A Cap) and O&M Costs of the Borrower and its Subsidiaries and (B) Approved Growth Capital Expenditures (subject to (x) the caps on expenditures for each individual Frac Fleet set forth on Schedule III and, (y) in the case of any Approved Growth Capital Expenditures incurred in connection with Frac Fleet 16, solely to the extent the balance in the Initial Growth Capex Reserve Account is zero), provided that no payments in respect of any Debt for Borrowed Money shall be made pursuant to this priority first;

Senior Secured Term Loan Credit Agreement among U.S. Well Services, Inc., USWS Holdings LLC, U.S. Well Services, LLC, the Subsidiary Guarantors, the Initial Lenders, and CLMG Corp. dated as of May 7, 2019

(ii)    Second, as needed: when due and payable, to pay the administrative fees and expenses, indemnities and interest expenses and other costs and amounts (other than payments in respect of principal of the Loans) with respect to the ABL Facility;

(iii)    Third, as needed: when due and payable, to pay the administrative fees and expenses, indemnities, interest expenses and other costs and amounts (other than payments in respect of principal of the Loans) owing to any Agent or Lender pursuant to any Loan Document;

(iv)    Fourth, as needed: when due and payable, to make payments in respect of principal, interest and fees with respect to any Permitted Debt (other than Debt under the Loan Documents, any Termination Payments, any Non-Lender Financed Equipment Financings and any Non-Lender Financed Capitalized Leases);

(v)    Fifth, on each Quarterly Payment Date: when due and payable, pro rata, to pay any Scheduled Amortization Payment and any Termination Payment in connection with any Hedge Agreement set forth on Schedule 4.01(t) on the Effective Date or subsequently entered in accordance with the terms of Section 5.02(l);

(vi)    Sixth, on each Sweep Calculation Date, when due and payable, Permitted Tax Distributions and to make Restricted Payments permitted under Section 5.02(g)(iv), (v) or (vi), in each case subject to the amount specified therein;

(vii)    Seventh, at the option of the Borrower: to pay or to repay principal under the ABL Facility;

(viii)    Eighth, on each Sweep Calculation Date: at the Borrower’s election, a holdback amount to remain on deposit or credited to the Revenue Account in an amount that does not exceed the Liquidity Reserve Cap;

(ix)    [Reserved]; and

(x)    Tenth, on each Cash Flow Payment Date: to the Administrative Agent, to pay the Excess Cash Flow Payment Amount.

(d)    Withdrawals from the Prepayment Account. Prior to the occurrence of a Repayment Event, all amounts in the Prepayment Account shall be disbursed by the Borrower from time to time to the Administrative Agent for ultimate application to the prepayment of outstanding Term A Loans and Term B Loans, together with any interest, Yield Maintenance, Call Premium, Exit Fee or other amounts then due and payable in connection therewith, in accordance with the applicable provisions of Section 2.04(b);

Senior Secured Term Loan Credit Agreement among U.S. Well Services, Inc., USWS Holdings LLC, U.S. Well Services, LLC, the Subsidiary Guarantors, the Initial Lenders, and CLMG Corp. dated as of May 7, 2019

(e)    Withdrawals from the Loss Proceeds Account. Prior to the occurrence of a Repayment Event, all amounts in the Loss Proceeds Account in respect of any Casualty Event or Event of Eminent Domain shall be disbursed by the Borrower from time to time for application (or to make Investments permitted pursuant to Section 5.02(f)(i) in any Subsidiary to permit such Subsidiary, as the case may be, to make any such application) as follows:

(i)    subject to clause (iii) below, if the Borrower certifies to the Term Loan Collateral Agent that the Affected Property is not capable of being rebuilt, repaired, restored or replaced to permit operation of the relevant Frac Fleet or the Frac Fleets in accordance in all material respects with the terms of the Loan Documents, then upon delivery of such certificate to the Term Loan Collateral Agent, the Borrower shall transfer the amount of such Insurance Proceeds or Eminent Domain Proceeds (as applicable) to the Prepayment Account for further application in accordance with Section 2.04(b)(iv).

(ii)    Subject to clause (iii) below, if the Loan Parties determine not to rebuild, repair, restore or replace any Affected Property, the Borrower shall transfer the amount of such Insurance Proceeds or Eminent Domain Proceeds (as applicable) to the Prepayment Account for further application in accordance with Section 2.04(b)(iv).

(iii)    If the Loan Parties elect to rebuild, repair, restore or replace any Affected Property, then:

(A)    if the aggregate amount of Insurance Proceeds or Eminent Domain Proceeds, as the case may be, payable in respect of such Casualty Event or Event of Eminent Domain is less than or equal to $500,000, then the Borrower shall apply such Insurance Proceeds or Eminent Domain Proceeds, as applicable, to the payment of the cost of restoration or replacement of the Affected Property within twelve (12) months; or

(B)    if the aggregate amount of Insurance Proceeds or Eminent Domain Proceeds, as the case may be, payable in respect of such Casualty Event or Event of Eminent Domain is less than or equal to $10,000,000, then the Borrower shall apply such Insurance Proceeds or Eminent Domain Proceeds, as applicable, to the payment of the cost of restoration or replacement of the Affected Property within twelve (12) months; provided that the Agents shall have received from the Borrower within 120 days of such Casualty Event or Event of Eminent Domain, a certificate of the Borrower executed by a Responsible Officer of the Borrower (a “Repair Notice”) (1) setting forth in reasonable detail the nature of such restoration or replacement and the estimated cost and time to complete such restoration or replacement and (2) stating that (x) the proposed restoration or replacement is technologically and economically feasible and (y) the Insurance Proceeds or Eminent Domain Proceeds payable in connection with the related Casualty Event or Event of Eminent Domain, together with other resources available to the Borrower and the Guarantors in accordance with the terms of the Loan Documents, are sufficient to pay the estimated cost of completing such restoration or replacement; or

Senior Secured Term Loan Credit Agreement among U.S. Well Services, Inc., USWS Holdings LLC, U.S. Well Services, LLC, the Subsidiary Guarantors, the Initial Lenders, and CLMG Corp. dated as of May 7, 2019

(C)    if the aggregate amount of Insurance Proceeds or Eminent Domain Proceeds, as the case may be, payable in respect of any Casualty Event or Event of Eminent Domain (other than a Casualty Event or Event of Eminent Domain described in clause (iii)(A) above) is greater than $10,000,000, then no later than three months following receipt of such payment, the Borrower shall either (1) cause such amount to be transferred to the Prepayment Account for further application in accordance with Section 2.04(b)(iv) or (2) deliver to the Agents (x) a Repair Notice confirming the Borrower’s decision to apply such Insurance Proceeds or Eminent Domain Proceeds, as applicable, to the payment of the cost of restoration or replacement of the Affected Property and (y) an approval by an appraisal firm such as Great American confirming that the proposed replacement equipment is of similar quality and ability of the Affected Property as set forth in the related Repair Notice and that such restoration and replacement is technologically and economically feasible;

provided, that any amount deposited into the Loss Proceeds Account that is not applied by the Loan Parties in accordance with the terms of this Section 2.14(e) within twelve (12) months (subject to extension to eighteen (18) months in the event a Loan Party has entered into a binding contract to complete any Approved Growth Capital Expenditures), then the Borrower shall transfer such amounts to the Prepayment Account for further application in accordance with Section 2.04(b)(iv).

(iv)    Amounts held in the Loss Proceeds Account may be applied by the Borrower for the payment of the costs of rebuilding, restoration or repair of the Affected Property only as contemplated in this Section 2.14(e).

(v)    Before any withdrawal or transfer shall be made from the Loss Proceeds Account (other than any transfer to the Prepayment Account pursuant to this Section 2.14(e)), the Borrower shall deliver to the Agents with respect to each date on which it proposes to make a transfer from the Loss Proceeds Account (each such date, a “Disbursement Date”), a requisition from the Borrower substantially in the form attached hereto as Exhibit I (a “Restoration Requisition”), dated not more than three Business Days prior to such Disbursement Date, signed by an authorized representative of the Borrower.

(vi)    Upon completion of any rebuilding, restoration, repair or replacement of all or a portion of any Affected Property, the Borrower shall notify (in writing) the Agents of such completion, and the amount, if any, required in its reasonable opinion to be retained in the Loss Proceeds Account for the payment of any remaining costs of rebuilding, restoration, repair or replacement not then due and payable and for the payment of reasonable contingencies following completion of such rebuilding, restoration, repair or replacement (the “Remaining Repair Amounts”). Upon receipt of such notice by

Senior Secured Term Loan Credit Agreement among U.S. Well Services, Inc., USWS Holdings LLC, U.S. Well Services, LLC, the Subsidiary Guarantors, the Initial Lenders, and CLMG Corp. dated as of May 7, 2019 the Agents, the Borrower shall transfer the amount remaining in the Loss Proceeds Account in excess of the Remaining Repair Amounts and any other amounts to remain in the Loss Proceeds Account as stated in such notice, to the Persons identified by the Borrower in writing to the extent of any amounts which have been expended in connection with such rebuilding, restoration, repair or replacement and not previously reimbursed. If after giving effect to the foregoing, the amount remaining on deposit in the Loss Proceeds Account in excess of the Remaining Repair Amounts exceeds $100,000, the Borrower shall transfer all of such excess in the Loss Proceeds Account to the Prepayment Account for further application in accordance with Section 2.04(b)(iv). If such amount is equal to or less than $100,000, the Borrower shall transfer all of such amount in the Loss Proceeds Account to the Revenue Account for further application in accordance with Section 2.04(c). Thereafter, upon notice from the Borrower that payment of all costs of rebuilding, restoration, repair or replacement of any Affected Property has been made, the Borrower shall transfer any amounts remaining in the Loss Proceeds Account to the Revenue Account for further application in accordance with Section 2.04(c).

(f)    Withdrawals from the Initial Growth Capex Reserve Account.

(i)    Upon receipt of a Growth Capex Withdrawal Certificate, duly completed and duly executed by a Responsible Officer of the Borrower, specifying (A) an amount requested to be transferred from the Initial Growth Capex Reserve Account and (B) the items for which such amount is to be paid and the appropriate wire payment instructions, and (C) certifying that the payments to be made with such amount constitute payments of Approved Growth Capital Expenditures solely in connection with Frac Fleet 16 permitted to be paid in accordance with this Agreement, the Term Loan Collateral Agent shall transfer from the Initial Growth Capex Reserve Account to the Persons (and in accordance with the payment information) specified in such Growth Capex Withdrawal Certificate the amounts specified in such Growth Capex Withdrawal Certificate to be then due and payable.

(ii)    To the extent any funds deposited into the Initial Growth Capex Reserve Account shall not have been used within twelve (12) months following the date of such deposit (which period shall be increased to eighteen (18) months so long as a binding contract for a Growth Capital Expenditures shall have been entered into within such initial twelve (12) month period) (any such proceeds, the “Unused Capex Reserve Proceeds”), the Borrower shall apply such Unused Capex Reserve Proceeds to the prepayment of Loans in accordance with Section 2.04(b)(ii). In the event any Lenders decline such Unused Capex Reserve Proceeds in accordance with Section 2.04(c), the Borrower shall deposit any such declined amount in the Specified Distributable Cash Account.

(g)    Withdrawals from the Specified Distributable Cash Account. The Borrower shall be permitted to transfer funds in the Specified Distributable Cash Account as directed by the Borrower.

Senior Secured Term Loan Credit Agreement among U.S. Well Services, Inc., USWS Holdings LLC, U.S. Well Services, LLC, the Subsidiary Guarantors, the Initial Lenders, and CLMG Corp. dated as of May 7, 2019

(h)    Withdrawals from the Collections Account. Once each Business Day (or such shorter period, as elected by the Borrower), the Borrower shall transfer funds in the Collection Account to the Revenue Account.

(i)    Withdrawals from the Reinvestment Account.

(i)    Upon receipt of a Reinvestment Withdrawal Certificate, duly completed and duly executed by a Responsible Officer of the Borrower, specifying (A) an amount requested to be transferred from the Reinvestment Account and (B) the items for which such amount is to be paid and the appropriate wire payment instructions, and (C) certifying that the payments to be made with such amount constitute payments of Approved Growth Capital Expenditures permitted to be paid in accordance with this Agreement, the Term Loan Collateral Agent shall transfer from the Reinvestment Account identified in such Reinvestment Withdrawal Certificate to the Persons (and in accordance with the payment information) specified in such Reinvestment Withdrawal Certificate the amounts specified in such Reinvestment Withdrawal Certificate to be then due and payable.

(ii)    To the extent any funds deposited into the Reinvestment Account shall not have been used within twelve (12) months following the date of such deposit (which period shall be increased to eighteen (18) months so long as a binding contract for Approved Growth Capital Expenditures shall have been entered into within such initial twelve (12) month period) (any such proceeds, the “Unused Reinvestment Proceeds”), the Borrower shall apply such Reinvestment Proceeds to the prepayment of Loans in accordance with Section 2.04(b)(ii). In the event any Lenders decline such Unused Reinvestment Proceeds in accordance with Section 2.04(c), the Borrower shall deposit any such declined amount in the Specified Distributable Cash Account.

(j)    Exercise of Remedies. Notwithstanding any provision to the contrary contained in this Section 2.14, during the continuance of an Event of Default and the exercise of control over the Collateral Accounts by the Term Loan Collateral Agent pursuant to the Account Control Agreements, the Term Loan Collateral Agent shall apply amounts on deposit in the Collateral Accounts as provided in Article IV of the Intercreditor Agreement.

ARTICLE III

CONDITIONS TO EFFECTIVENESS OF LENDING

SECTION 3.01.    Conditions Precedent. Section 2.01 of this Agreement shall become effective on and as of the first date (the “Effective Date”) on which the Administrative Agent determines in its sole and absolute discretion that the following conditions precedent have been satisfied (and the obligation of any Lender to make a Loan hereunder is subject to the satisfaction of such conditions precedent before or concurrently with the Effective Date):

Senior Secured Term Loan Credit Agreement among U.S. Well Services, Inc., USWS Holdings LLC, U.S. Well Services, LLC, the Subsidiary Guarantors, the Initial Lenders, and CLMG Corp. dated as of May 7, 2019

(a)    The Administrative Agent shall have received on or before the Effective Date the following, each dated such day (unless otherwise specified) and in form and substance reasonably satisfactory to the Administrative Agent:

(i)    This Agreement, duly executed and delivered by the parties hereto.

(ii)    The Notes, duly executed and delivered by the Borrower and payable to the order of the Lenders.

(iii)    The Term Loan Security Agreement, duly executed by each Loan Party, together with:

(A)    confirmation reasonably satisfactory to the Administrative Agent that (1) certificates representing the Initial Pledged Equity referred to therein accompanied by undated membership interest powers or partnership interest powers, as applicable, executed in blank, and (2) instruments evidencing the Initial Pledged Debt referred to therein, indorsed in blank, in each case, have been delivered to the Term Loan Collateral Agent;

(B)    appropriately completed financing statements in form appropriate for filing under the UCC in the State of Delaware and each other jurisdiction the Term Loan Collateral Agent may request, covering the Collateral described in the Term Loan Security Agreement, provided that, the parties agree such financing statement shall be filed prior to any financing statement filed in connection with the ABL Loan Documents;

(C)    completed requests for information or similar search reports, dated on or before the Effective Date, listing all effective financing statements filed in the jurisdictions where the Loan Parties are incorporated or in which the Collateral is located that name any Loan Party as debtor, together with copies of such other financing statements;

(D)    true and complete copies of each Material Contract in existence on the Effective Date and listed on Schedule 4.01(t);

(E)    [Reserved]; and

(F)    evidence that all other actions that the Administrative Agent and the Term Loan Collateral Agent may deem reasonably necessary in order to perfect and protect the first priority Liens in all Term Loan Priority Collateral (except that Liens expressly permitted by Section 5.02(a), including the second priority Liens on the Term Loan Priority Collateral securing payment of the ABL Obligations, may exist), the second priority Liens in all ABL Priority Collateral and security interests created under the Term Loan Security Agreement has been taken.

Senior Secured Term Loan Credit Agreement among U.S. Well Services, Inc., USWS Holdings LLC, U.S. Well Services, LLC, the Subsidiary Guarantors, the Initial Lenders, and CLMG Corp. dated as of May 7, 2019

(iv)    The Administrative Agent shall have received certificates of title for each of the Title Assets owned by the Loan Parties listed under the headings “Titles held by US Bank,” “Titles Held by US Well Services” and “Title Documentation Held by US Well Services,” of Schedule 3.01(a)(iv) and any documentation required to name the Term Loan Collateral Agent as the Secured Party.

(v)     The Administrative Agent shall have received an Acceptable Landlord Waiver with respect to each Designated Leased Property set forth on Schedule 3.01(a)(v) subject to a lease containing terms that expressly prevent or hinder the removal of any Collateral by any Loan Party or the Administrative Agent.

(vi)    The Intercreditor Agreement, in form and substance satisfactory to the Administrative Agent, and duly executed by the Loan Parties and each other party thereto as of the Effective Date.

(vii)    The following:

(A)    The ABL Credit Agreement, duly executed and delivered by the Loan Parties, the lenders, each other lender party thereto, the ABL Agent and the other Persons party thereto,

(B)    the ABL Collateral Documents, duly executed by the applicable Loan Parties and the other Persons party thereto,

(C)    evidence from the lenders and the administrative agent under the ABL Credit Agreement authorizing the Administrative Agent (or its designee, including its counsel) to file UCC financing statements expressly specified in such authorization letter,

(viii)    Certified copies of the resolutions of the board of directors of the Parent and authorizations of the sole member or general partner, as applicable, of each other Loan Party, approving the Loan Documents to which it is or is to be a party and the transactions contemplated thereby, and of all documents evidencing other necessary organizational action and governmental and other third party approvals and consents, if any, with respect to the Loan Documents to which it is or is to be a party and the transactions contemplated thereby.

(ix)    A copy of a certificate of the Secretary of State of Delaware, dated reasonably near the Effective Date certifying (A) as to a true and correct copy of the certificate of formation or other constituent documentation, as the case may be, of such Loan Party, as applicable, and each amendment thereto on file in such Secretary’s office and (B) that (1) such amendments are the only amendments to such Loan Party’s certificate

Senior Secured Term Loan Credit Agreement among U.S. Well Services, Inc., USWS Holdings LLC, U.S. Well Services, LLC, the Subsidiary Guarantors, the Initial Lenders, and CLMG Corp. dated as of May 7, 2019 of formation or other constituent documents, as the case may be, on file in such Secretary’s office, (2) to the extent applicable, such Loan Party has paid all franchise taxes to the date of such certificate and (3) to the extent applicable, such Loan Party is duly formed and in good standing or presently subsisting under the laws of the State of Delaware.

(x)    A certificate of the Parent and each other Loan Party signed on behalf of such Person by a Responsible Officer, dated the Effective Date (the statements made in which certificate shall be true on and as of the Effective Date), certifying as to (A) the absence of any amendments to the certificate of formation or other constituent documentation, as the case may be, of such Person since the date of the Secretary of State’s certificate referred to in Section 3.01(a)(ix), (B) a true and correct copy of the bylaws, limited liability company agreement or other governing agreement, as the case may be, of such Person as in effect on the date on which the resolutions referred to in Section 3.01(a)(viii) were adopted and on the Effective Date, (C) the due formation and good standing or valid existence of such Person as a corporation, limited liability company or limited partnership, as the case may be, organized under the laws of the jurisdiction of its formation, and the absence of any proceeding for the dissolution or liquidation of such Person, and (D) the truth in all material respects of the representations and warranties contained in the Loan Documents as though made on and as of the Effective Date; provided, that if a representation and warranty is qualified as to materiality, with respect to such representation and warranty, the materiality qualifier set forth in this clause (D) shall be disregarded.

(xi)    In the case of the Parent, a certificate of the Parent, executed by an officer or a director of the Parent, in the case of each other Loan Party, a certificate of the sole member, general partner or other governing Person(s), as applicable, of such Loan Party, Parent or Holdings, executed by an officer or a director of such sole member, general partner or other governing Person(s), in each case, certifying the name and true signature of the authorized Person or representative of such Loan Party, Parent or Holdings, as applicable, authorized to sign each Loan Document to which it is or is to be a party and the other documents to be delivered hereunder and thereunder.

(xii)    A certificate in substantially the form of Exhibit E, attesting to the Solvency of the Parent and its Subsidiaries on a Consolidated basis after giving effect to the Loan Documents and the transactions contemplated thereby, from its chief financial officer.

(xiii)    a certified copy of the operating budget for the Borrower and its Subsidiaries for the twelve (12) month period beginning on the Effective Date (the “Initial Operating Budget”).

(xiv)    A pro forma balance sheet of each of the Parent and its Subsidiaries, in each case on a Consolidated basis, as of the Effective Date after giving effect to the Loans and extensions of credit pursuant to this Agreement occurring on the Effective Date.

Senior Secured Term Loan Credit Agreement among U.S. Well Services, Inc., USWS Holdings LLC, U.S. Well Services, LLC, the Subsidiary Guarantors, the Initial Lenders, and CLMG Corp. dated as of May 7, 2019

(xv)    Copies of all certificates representing the policies, endorsements and other documents required under Section 5.01(d) to be in effect as of the Effective Date, accompanied by (A) a certificate of the Borrower signed by a Responsible Officer of the Borrower certifying that the copies of each of the policies, endorsements and other documents delivered pursuant to this Section 3.01(a)(xv) are true, correct and complete copies thereof, (B) letters from the Borrower’s insurance brokers or insurers, dated not earlier than fifteen (15) days prior to the Effective Date, stating with respect to each such insurance policy that (1) such policy is in full force and effect, (2) all premiums theretofore due and payable thereon have been paid and (3) the underwriters of such insurance have agreed that the policies, when issued, will contain the provisions required under Section 5.01(d) and (C) evidence in form and substance reasonably satisfactory to the Lenders confirming that such required insurance is in full force and effect in accordance with the terms of this Agreement.

(xvi)    An opinion of counsel for the Loan Parties, in form and substance reasonably satisfactory to the Administrative Agent (including, without limitation, with respect to the enforceability of this Agreement).

(b)    The Administrative Agent shall be satisfied that all Existing Debt (other than Permitted Existing Debt) has been (or is contemporaneously being) prepaid, redeemed or defeased in full or otherwise satisfied and extinguished, including all interest, fees and other amounts accrued and unpaid in accordance with the payoff and related payoff letter, and all commitments relating thereto are (or are contemporaneously being) terminated.

(c)    Before giving effect to the Loan Documents and the transactions contemplated thereby, there shall have occurred (other than as set forth on Schedule IV) (x) no Material Adverse Change or (y) no economic, legal or political developments, or developments in the monetary capital markets, in each case, having a Material Adverse Effect upon any Lender prior to the occurrence of the Effective Date, in the case of each of clauses (x) and (y), since December 31, 2018.

(d)    There shall exist no action, suit, investigation, litigation or proceeding affecting any Loan Party or any of its Subsidiaries pending or threatened in writing before any Governmental Authority that (i) other than as set forth on Schedule IV, could reasonably be expected to have a Material Adverse Effect or materially impair or interfere with the operations of any Loan Party or (ii) purports to affect the legality, validity or enforceability of any Loan Document or the consummation of the transactions contemplated hereby.

(e)    Except for any Governmental Authorizations required in connection with the Lenders’ exercise of remedies under the Loan Documents, all Governmental Authorizations and third party consents and approvals necessary in connection with the Loan Documents and the transactions contemplated thereby or for the ownership and operation of the Frac Fleets shall have been obtained (without the imposition of any condition that is not acceptable to the Administrative Agent or the Lenders) and shall remain in effect.

Senior Secured Term Loan Credit Agreement among U.S. Well Services, Inc., USWS Holdings LLC, U.S. Well Services, LLC, the Subsidiary Guarantors, the Initial Lenders, and CLMG Corp. dated as of May 7, 2019

(f)    The Borrower shall have paid (or shall be contemporaneously paying from the proceeds of the Loans) all accrued fees of the Agents and the Lenders, and all accrued expenses of the Agents (including all reasonable and documented accrued fees and expenses of counsel to the Administrative Agent) and other compensation contemplated in connection with this Agreement and the Fee Letter, payable to the Administrative Agent and the Lenders in respect of the transactions contemplated by this Agreement.

(g)    The Administrative Agent shall be reasonably satisfied that the amount of committed financing available to the Borrower shall be sufficient to meet the ongoing financial needs of the Borrower and its Subsidiaries after giving effect to the Loan Documents and the transactions contemplated thereby.

(h)    An Appraisal Report, in form and substance satisfactory to the Administrative Agent, from the Appraiser.

(i)    The Administrative Agent shall have received (A) a report of the Insurance Consultant in respect to the Frac Fleets and the other property of the Loan Parties, (B) a report of the Environmental Consultant, in respect of the Frac Fleets and the other property of the Loan Parties and (C) a legal due diligence report of White & Case LLP, in each case satisfactory to the Lenders and upon which the Administrative Agent, the Term Loan Collateral Agent and each Lender shall be entitled to rely (in the case of clauses (A) and (B), together with a certificate from the Insurance Consultant and the Environmental Consultant (as applicable)) and in each case in form and substance satisfactory to the Lenders.

(j)    The Administrative Agent shall have received (a) a schedule setting forth each deposit and/or securities accounts of each Loan Party and setting forth the financial institution with which such account is maintained, the account number and the account balance (as of the Effective Date) for each such account, (b) a certificate from the Responsible Officer of the Borrower certifying as to the accuracy of the information set forth in such schedule, and (c) an Account Control Agreement in respect of each Collateral Account, in each case satisfactory to the Lenders, provided that in the case of the Initial Growth Capex Reserve Account, the Reinvestment Account, the Loss Proceeds Account and the Prepayment Account, such Account Control Agreements shall be a blocked account control agreement entered into with the Term Loan Collateral Agent.

(k)    (i) The Administrative Agent shall have received, at least five (5) days prior to the Effective Date, all documentation and other information regarding the Loan Parties requested in connection with applicable “know your customer” and anti-money laundering rules and regulations, including the Patriot Act, to the extent requested in writing of the Borrower at least ten (10) days prior to the Effective Date, and (ii) to the extent any Loan Party qualifies as a “legal entity customer” under the Beneficial Ownership Regulation, at least five (5) days prior to the Effective Date, any Lender that has requested, in a written notice to the Borrower at least ten (10) days prior to the Effective Date, a Beneficial Ownership Certification in relation to Loan Parties shall have received such Beneficial Ownership Certification (provided that, upon the execution and delivery by such Lender of its signature page to this Agreement, the condition set forth in this clause (ii) shall be deemed to be satisfied).

Senior Secured Term Loan Credit Agreement among U.S. Well Services, Inc., USWS Holdings LLC, U.S. Well Services, LLC, the Subsidiary Guarantors, the Initial Lenders, and CLMG Corp. dated as of May 7, 2019

(l)    The Administrative Agent shall have received such other statements, certificates, documents, approvals and legal opinions as such Person shall reasonably request.

SECTION 3.02.    Conditions Precedent to Each Borrowing. The obligation of each Lender to make a Loan on the occasion of each Borrowing (including the initial Borrowing) shall be subject to the conditions precedent that on the date of such Borrowing the following statements shall be true and the Administrative Agent shall have received for the account of such Lender a certificate signed by a Responsible Officer of the Borrower, dated the date of such Borrowing, stating that (and each of the giving of the applicable Notice of Borrowing and the acceptance by the Borrower of the proceeds of such Borrowing shall constitute a representation and warranty by the Borrower that both on the date of such notice and on the date of such Borrowing such statements are true):

(a)    the representations and warranties contained in each Loan Document are true and correct in all material respects on and as of such date, before and after giving effect to such Borrowing and to the application of the proceeds therefrom, as though made on and as of such date, except to the extent such representations and warranties expressly relate to an earlier date (in which case such representations and warranties shall be true and correct in all material respects as of such earlier date); provided, that if a representation and warranty is qualified as to materiality, with respect to such representation and warranty, the materiality qualifier set forth in this clause (a) shall be disregarded; and

(b)    no Default has occurred and is continuing, or would result from such Borrowing or from the application of the proceeds therefrom.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES

SECTION 4.01.    Representations and Warranties. Each Loan Party represents and warrants as follows:

(a)    Organization. It (i) is a corporation, limited liability company or limited partnership, as applicable, duly organized, validly existing and in good standing under the laws of the jurisdiction of its formation, (ii) is duly qualified and in good standing as a corporation, limited liability company or limited partnership, as applicable, in each other jurisdiction in which it owns or leases property or in which the conduct of its business requires it to so qualify or be licensed except where the failure to so qualify or be licensed could not reasonably be expected to have a Material Adverse Effect and (iii) has all requisite corporate, limited liability company or partnership (as applicable) power and authority (including, without limitation, all Governmental Authorizations) to own or lease and operate its properties and to carry on its business as now conducted and as proposed to be conducted.

Senior Secured Term Loan Credit Agreement among U.S. Well Services, Inc., USWS Holdings LLC, U.S. Well Services, LLC, the Subsidiary Guarantors, the Initial Lenders, and CLMG Corp. dated as of May 7, 2019

(b)    Entity Names and Principal Places of Business. Set forth on Schedule 4.01(b) hereto is a complete and accurate list of all Loan Parties and their respective Subsidiaries, showing the exact legal name of each Loan Party and its Subsidiaries, the jurisdiction of its formation, the address of its principal place of business, its U.S. taxpayer identification number and its status as a Loan Party. The copy of the charter, certificate of formation or certificate of limited partnership, as applicable, of each Loan Party and each amendment thereto provided pursuant to Section 3.01(a)(ix) is a true, correct and complete copy of each such document, each of which is valid and in full force and effect.

(c)    Capital Structure. Set forth on Schedule 4.01(c) hereto is a complete and accurate list of all Subsidiaries of Holdings and its Subsidiaries, showing as of the date hereof (as to each such Subsidiary), the number of shares, membership interests or limited partnership interests (as applicable) of each class of its Equity Interests authorized, and the number outstanding, on the date hereof and the percentage of each such class of its Equity Interests owned (directly or indirectly) by such Loan Party and the number of shares, membership interests or limited partnership interests (as applicable) covered by all outstanding options, warrants, rights of conversion or purchase and similar rights at the date hereof. All of the outstanding Equity Interests in each Subsidiary of Holdings and its Subsidiaries have been validly issued, are fully paid and non-assessable and are owned by such Loan Party or one or more of its Subsidiaries free and clear of all Liens, except those created under the Term Loan Collateral Documents, Liens permitted under Section 5.02(a)(ii) or Permitted Liens.

(d)    Authorization; Non-Contravention. The execution, delivery and performance by each Loan Party of each Loan Document to which it is or is to be a party, and the consummation of the transactions contemplated thereby, are within such Loan Party’s corporate, limited liability company or limited partnership (as applicable) powers, have been duly authorized by all necessary corporate, limited liability company or limited partnership (as applicable) action, and do not (i) contravene such Loan Party’s bylaws, limited liability company agreement, limited partnership agreement or other constituent documents, (ii) violate in any material respect any law, rule, regulation (including, without limitation, Regulation X of the Board of Governors of the Federal Reserve System), order, writ, judgment, injunction, decree, determination or award applicable to or binding on it, (iii) conflict with or result in the breach of, or constitute a default or require any payment to be made under, a Contractual Obligation of any Loan Party (except to the extent such conflict, breach, default or payment could not reasonably be expected to have a Material Adverse Effect) or (iv) except for the Liens created under the Term Loan Collateral Documents or the ABL Collateral Documents, result in or require the creation or imposition of any Lien upon or with respect to any of the Properties of any Loan Party.

(e)    Licenses, Consents and Approvals.

(i)    No Governmental Authorization, and no notice to, filing with, or consent or approval of any other third party is required for (A) the due execution, delivery,

Senior Secured Term Loan Credit Agreement among U.S. Well Services, Inc., USWS Holdings LLC, U.S. Well Services, LLC, the Subsidiary Guarantors, the Initial Lenders, and CLMG Corp. dated as of May 7, 2019 recordation, filing or performance by any Loan Party of any Loan Document to which it is or is to be a party, or for the consummation of the transactions contemplated thereby, (B) the grant by any Loan Party of the Liens granted by it pursuant to the Term Loan Collateral Documents, (C) the perfection or maintenance of the Liens created under the Term Loan Collateral Documents (including the first priority nature thereof in respect of all Term Loan Priority Collateral and the second priority nature thereof in respect of all ABL Priority Collateral (except that Liens expressly permitted by Section 5.02(a), including first priority Liens on ABL Priority Collateral securing payment of the ABL Obligations and second priority Liens on Term Loan Priority Collateral security payment of the ABL Obligations, may exist)), or (D) the exercise by any Agent or any Lender of its rights under the Loan Documents or the remedies in respect of the Collateral pursuant to the Term Loan Collateral Documents, except for (1) those Governmental Authorizations, notices and filings set forth on Schedule 4.01(e), all of which except as set forth on Schedule 4.01(e) or that are otherwise a Governmental Authorization described in clauses (2) or (3) below (x) have been duly obtained, taken, given or made, (y) are in full force and effect, and (z) are free from conditions or requirements that have not been met or complied with or (2) those Governmental Authorizations, notices, filings with, or consents of, any other third party, the failure of which to obtain and maintain could not reasonably be expected to result in a Material Adverse Effect.

(ii)    No Governmental Authorization, and no notice to, filing with, or consent or approval of any Governmental Authority or any other third party is required in connection with the operation of the Frac Fleets in accordance with applicable law and as otherwise contemplated by this Agreement, except for (A) the Governmental Authorizations, notices and filings set forth on Schedule 4.01(e), all of which except as set forth on Schedule 4.01(e) (or that are otherwise a Governmental Authorization described in clause (B) below) (1) have been duly obtained, taken, given or made, (2) are in full force and effect and (3) are free from conditions or requirements that have not been met or complied with or (B) those Governmental Authorizations, notices, filings with or consents of any other third party, the failure of which to obtain and maintain could not reasonably be expected to result in a Material Adverse Effect.

(f)    Binding Agreement. This Agreement has been, and each other Loan Document when delivered hereunder will have been, duly executed and delivered by each Loan Party party thereto. This Agreement is, and each other Loan Document when delivered hereunder will be, the legal, valid and binding obligation of each Loan Party party thereto, enforceable against each such Loan Party in accordance with its terms.

(g)    Litigation. Other than as set forth on Schedule IV, there is no action, suit, investigation, litigation or proceeding affecting any Loan Party or any of its Subsidiaries, including any Environmental Action, pending or threatened in writing before any Governmental Authority or arbitrator that (i) could reasonably be expected to have a Material Adverse Effect or (ii) purports to affect the legality, validity or enforceability of any Loan Document or the consummation of the transactions contemplated thereby.

Senior Secured Term Loan Credit Agreement among U.S. Well Services, Inc., USWS Holdings LLC, U.S. Well Services, LLC, the Subsidiary Guarantors, the Initial Lenders, and CLMG Corp. dated as of May 7, 2019

(h)    Financial Statements.

(i)    The Consolidated financial statements of the Parent and its Subsidiaries, including the balance sheet and related statements of income and cash flows for the Fiscal Year and Fiscal Quarter then ended, duly certified by a Responsible Officer of the Parent, in each case which have most recently been furnished to the Administrative Agent pursuant to Section 3.01 or Section 5.03, fairly present in all material respects, subject, in the case of any interim balance sheet and related statements of income and cash flows for the relevant three months then ended, to year-end audit adjustments, the financial condition of the Parent and its Subsidiaries as at the dates of such financial statements and the results of operations of the Parent and its Subsidiaries for the periods ended on such dates, all in accordance with GAAP applied on a consistent basis.

(ii)    Other than as set forth on Schedule IV, since December 31, 2018, there has been no Material Adverse Change.

(iii)    The Consolidated forecasted balance sheet, statement of income and statement of cash flows of the Parent and its Subsidiaries and all other projections and forward-looking information delivered to the Administrative Agent pursuant to Section 3.01(a)(xiii) were prepared in good faith on the basis of the assumptions stated therein, which assumptions were fair in light of the conditions existing at the time of delivery of such forecasts, and represented, at the time of delivery, the Borrower’s best estimate of its future financial performance.

(i)    Full Disclosure. As of the Effective Date, no written information, exhibit or report furnished by or on behalf of any Loan Party to any Agent or any Lender in connection with the negotiation and syndication of the Loan Documents or pursuant to the terms of the Loan Documents contained, when taken as a whole, and as of the date such information, exhibit or report (as applicable) was so furnished, any untrue statement of a material fact or omitted to state a material fact necessary to make the statements made therein not materially misleading in light of the circumstances under which such statements were made; provided, however, that, except as set forth herein, no representation or warranty is made with respect to any projections or other forward looking statements provided by or on behalf of any Loan Party or any of their Affiliates.

(j)    Margin Stock. No Loan Party is engaged in the business of extending credit for the purpose, whether immediate, incidental or ultimate, of purchasing, buying or carrying Margin Stock, and no proceeds of any Loan will be used to purchase or carry any Margin Stock, to extend credit to others for the purpose of purchasing or carrying any Margin Stock, or for any purpose which violates the provisions of Regulations T, U or X of the Board of Governors of the Federal Reserve System.

(k)    Investment Company Act. No Loan Party is an “investment company”, as defined in or subject to regulations under the Investment Company Act of 1940, as amended.

Senior Secured Term Loan Credit Agreement among U.S. Well Services, Inc., USWS Holdings LLC, U.S. Well Services, LLC, the Subsidiary Guarantors, the Initial Lenders, and CLMG Corp. dated as of May 7, 2019

(l)    Security Interest; Enforceable Obligations. All filings and other actions necessary to perfect and protect the security interest in the Collateral created under the Term Loan Collateral Documents have been duly made or taken and are in full force and effect, and the Term Loan Collateral Documents create in favor of the Term Loan Collateral Agent for the benefit of the Term Loan Secured Parties legal, valid, enforceable and, together with such filings and other actions, perfected (i) first priority Liens in all Term Loan Priority Collateral (except that Liens expressly permitted by Section 5.02(a), including second priority Liens on the Term Loan Priority Collateral securing payment of the ABL Obligations, may exist) and (ii) second priority Liens in all ABL Priority Collateral (except that Liens expressly permitted by Section 5.02(a), including first priority Liens on the ABL Priority Collateral securing payment of the ABL Obligations, may exist), securing the payment of the Term Loan Obligations. The Loan Parties are the legal and beneficial owners of the Collateral free and clear of any Lien, except for the liens and security interests created or permitted under the Loan Documents.

(m)    Solvency. After giving effect to the Loan Documents and the transactions contemplated thereby, the Loan Parties are, on a Consolidated basis, Solvent.

(n)    ERISA Matters. (i) No ERISA Event has occurred or is reasonably expected to occur with respect to any Plan that has resulted in or is reasonably expected to result in a material liability of any Loan Party or any ERISA Affiliate.

(i)    Neither any Loan Party nor any ERISA Affiliate has incurred or is reasonably expected to incur any material Withdrawal Liability to any Multiemployer Plan.

(ii)    Neither any Loan Party nor any ERISA Affiliate has been notified by the sponsor of a material Multiemployer Plan that such Multiemployer Plan is in reorganization or has been terminated, within the meaning of Title IV of ERISA, and no such Multiemployer Plan is reasonably expected to be in reorganization or to be terminated, within the meaning of Title IV of ERISA.

(o)    Environmental Matters.

(i)    Except as otherwise set forth on Part I of Schedule 4.01(o) hereto, each Loan Party and each of its Subsidiaries and each of the foregoing’s operations and properties comply with all applicable Environmental Laws and Environmental Permits, all past non-compliance with such Environmental Laws and Environmental Permits has been resolved without ongoing obligations or costs, except for any such noncompliance, obligation or cost that, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect and, to the best knowledge of each Loan Party, no circumstances exist that could (A) form the basis of an Environmental Action against any Loan Party or any of its Subsidiaries or any of their properties that could reasonably be expected to have a Material Adverse Effect or (B) cause any such property to be subject to any restrictions on ownership or transferability, or subject to any material Lien, under any Environmental Law.

Senior Secured Term Loan Credit Agreement among U.S. Well Services, Inc., USWS Holdings LLC, U.S. Well Services, LLC, the Subsidiary Guarantors, the Initial Lenders, and CLMG Corp. dated as of May 7, 2019

(ii)    Except as otherwise set forth on Part II of Schedule 4.01(o) hereto, none of the properties currently or formerly owned, leased or operated at by any Loan Party or any of its Subsidiaries is currently listed or proposed for listing on the NPL or on the Superfund Enterprise Management System or any analogous state or local list; there are no and never have been any underground or aboveground storage tanks or any surface impoundments, septic tanks, pits, sumps or lagoons in which Hazardous Materials are being or have been treated, stored or disposed on any property currently owned or operated by any Loan Party or any of its Subsidiaries; there is no asbestos or asbestos-containing material on any property currently owned or operated by any Loan Party or any of its Subsidiaries that requires abatement under any applicable Environmental Law; and Hazardous Materials have not been released, discharged or disposed of on any property currently or formerly owned or operated by any Loan Party or any of its Subsidiaries in a manner that would reasonably be expected to require any material investigation, cleanup, remediation or remedial action by any Loan Party under any applicable Environmental Law.

(iii)    Except as otherwise set forth on Part III of Schedule 4.01(o) hereto, no Loan Party or any of its Subsidiaries is undertaking or financing, required to undertake or finance, or has completed, either individually or together with other potentially responsible parties, any investigation or assessment, Remedial Action or remedial or response action relating to any actual or threatened Release, discharge or disposal of Hazardous Materials at any site, location or operation, either voluntarily or pursuant to any contractual agreement, the order of any Governmental Authority or the requirements of any Environmental Law; and all Hazardous Materials generated, used, treated, handled or stored at, or transported to or from, any property currently or formerly owned, leased or operated by any Loan Party or any of its Subsidiaries have been disposed of in a manner not reasonably expected to result in liability to any Loan Party or any of its Subsidiaries except, in each case above, where any such investigation or assessment, Remedial Action or other remedial or response action or liability could not reasonably be expected to have a Material Adverse Effect.

(p)    Tax Matters. (i) Neither any Loan Party nor any of its Subsidiaries is party to any tax sharing agreement.

(i)    Each Loan Party and each of its Subsidiaries has filed, has caused to be filed or has been included in all tax returns (Federal, state, local and foreign) required to be filed, other than those tax returns where the failure to file such returns could not be reasonably expected to have a Material Adverse Effect or to result in a liability of such Loan Party and its Subsidiaries in an amount in excess of $5,000,000 at any time, and has paid all taxes shown thereon to be due, together with applicable interest and penalties (other than taxes contested in good faith by proper proceedings to the extent that adequate reserves are being maintained therefor in accordance with GAAP).

(ii)    No issues have been raised by the Internal Revenue Service in respect of federal income tax returns for years for which the expiration of the applicable

Senior Secured Term Loan Credit Agreement among U.S. Well Services, Inc., USWS Holdings LLC, U.S. Well Services, LLC, the Subsidiary Guarantors, the Initial Lenders, and CLMG Corp. dated as of May 7, 2019 statute of limitations has not occurred by reason of extension or otherwise that, in the aggregate, could reasonably be expected to have a Material Adverse Effect.

(iii)    No issues have been raised by any state, local or foreign taxing authorities, in respect of the returns for years for which the expiration of the applicable statute of limitations has not occurred by reason of extension or otherwise, that, in the aggregate, could reasonably be expected to have a Material Adverse Effect.

(q)    Owned Real Property. No Loan Party owns any real property.

(r)    Leased Real Property. Set forth on Schedule 4.01(r) hereto is a complete and accurate list of all leases of real property under which any Loan Party is the lessee, showing as of the date hereof the street address, county or other relevant jurisdiction, state, lessor and lessee thereof. Each such lease is the legal, valid and binding obligation of each Loan Party party thereto, enforceable against such Loan Party in accordance with its terms.

(s)    Compliance with Laws and Agreements; No Default or Event of Default; No Material Adverse Change; No Force Majeure Event.

(i)    Other than as set forth on Schedule IV, no Loan Party or any of its Subsidiaries is in violation of any law, rule, regulation, order, writ, judgment, injunction, decree, determination or award or in breach of any contract, loan agreement, indenture, mortgage, deed of trust, lease or other instrument, the violation or breach of which could reasonably be expected to have a Material Adverse Effect.

(ii)    No Default or Event of Default has occurred and is continuing.

(iii)    Other than as set forth on Schedule IV, no Material Adverse Change has occurred.

(iv)    No Force Majeure Event has occurred and is continuing.

(t)    Material Contracts; Hedge Agreements.

(i)    Each Material Contract (i) has been duly authorized, executed and delivered by all parties thereto, (ii) has not been amended or otherwise modified from the form previously delivered to the Administrative Agent except to the extent permitted under the terms of the Loan Documents and (iii) is in full force and effect and is binding upon and enforceable against each Loan Party party thereto in accordance with its terms, and to the best knowledge of the Loan Parties, there exists no default under any Material Contract by any party thereto.

(ii)    No Loan Party is party to any Hedge Agreement other than Hedge Agreements permitted under Section 5.02(l) and disclosed on Schedule 4.01(t).

Senior Secured Term Loan Credit Agreement among U.S. Well Services, Inc., USWS Holdings LLC, U.S. Well Services, LLC, the Subsidiary Guarantors, the Initial Lenders, and CLMG Corp. dated as of May 7, 2019

(iii)    All Material Contracts and Hedge Agreements, including all amendments thereto, to which any Loan Party is a party are set forth on Schedule 4.01(t).

(u)    Accounts. No Loan Party has any deposit or securities accounts other than (i) the Collateral Accounts, (ii) the Specified Distributable Cash Account and (iii) as otherwise permitted under the terms of the Loan Documents. Each Account Control Agreement required pursuant to the Loan Documents has been executed and delivered and is in full force and effect.

(v)    Existing Capitalized Leases; Existing Equipment Financings. Set forth on Schedule 4.01(v) hereto is a complete and accurate list of all Capitalized Leases and Equipment Financings, including all amendments thereto, to which any Loan Party is a party and in effect as of the Effective Date.

(w)    Regulatory Approvals. No approvals or authorizations from any Governmental Authority are required to be obtained by any Loan Party, any Agent or the Lenders with respect to the Loan Documents and the transactions contemplated thereby.

(x)    Business and Property of the Loan Parties; Insurance Matters.

(i)    Business. Upon and after the Effective Date, the Loan Parties and their respective Subsidiaries shall solely engage in the business relating to oil field services and related activities and ancillary, supplementary and complementary lines of business. On the Effective Date, the Loan Parties and their respective Subsidiaries, taken as a whole, will own all the property and possess all of the rights and consents necessary for the conduct of the business of the Loan Parties and their respective Subsidiaries, taken as a whole, except where such failure would not reasonably be expected to have a Material Adverse Effect.

(ii)    Frac Fleets. Each of the individual Frac Fleets that is deployed to service Customers as of the Effective Date is in good working order and condition and usable in the ordinary course of business. Each of the individual Frac Fleets that is idle as of the Effective Date is being maintained in accordance with the Frac Fleet Preservation Program. As of the Effective Date, (i) the aggregate horsepower of the Frac Fleets that are either ready for immediate deployment in accordance with the Frac Fleet Preservation Program or currently deployed meets or exceeds the Required Aggregate Horsepower Amount and (ii) the Frac Fleets satisfy the Minimum Frac Fleet Requirement.

(iii)    Insurance Matters.

(A)    The properties of each Loan Party and each of their respective Subsidiaries are insured pursuant to policies and other bonds that are valid and in full force and effect and that provide coverage as is customarily carried by companies engaged in similar businesses of the same size and character as its business and owning and operating similar properties in locations in which it operates.

Senior Secured Term Loan Credit Agreement among U.S. Well Services, Inc., USWS Holdings LLC, U.S. Well Services, LLC, the Subsidiary Guarantors, the Initial Lenders, and CLMG Corp. dated as of May 7, 2019

(B)    Each Loan Party and each of their respective Subsidiaries has obtained flood insurance for such structures and contents constituting Collateral located in a flood hazard zone pursuant to policies that are valid and in full force and effect, in accordance with applicable law and reasonably satisfactory to the Term Loan Collateral Agent.

(C)    Schedule 4.01(x) sets forth a description of all insurance maintained by or on behalf of the Loan Parties on the Effective Date.

(D)    As of the Effective Date, no Casualty Event has occurred and is continuing, except where such Casualty Event would not reasonably be expected to have a Material Adverse Effect.

(y)    Intellectual Property. All Registered Intellectual Property owned by any Loan Party or any of their respective Subsidiaries is set forth on Schedule 4.01(y). The Loan Parties and/or their respective Subsidiaries own or have rights or licenses to all Intellectual Property sufficient to conduct the business and operations as currently conducted or proposed to be conducted (as of the Effective Date), except as otherwise would not reasonably be expected to result in a Material Adverse Effect. All material Registered Intellectual Property owned by any Loan Party or any of their respective Subsidiaries is, to the knowledge of each Loan Party, valid and enforceable. There is no objection to or pending challenge to the validity or enforceability of any such owned material Registered Intellectual Property (other than with respect to pending applications in the ordinary course of prosecution before the United States Patent and Trademark Office or other applicable governmental authority) or, to the knowledge of any Loan Party, any licensed material Registered Intellectual Property. As of the Effective Date, no Loan Party is aware of any grounds for any such challenge to such owned or licensed Registered Intellectual Property, except as set forth in Schedule 4.01(y). Each item of material Intellectual Property owned by any Loan Party or any of their respective Subsidiaries is described on Schedule 4.01(y) and consists of material or property developed by or on behalf of such Loan Party or was lawfully acquired by such Loan Party or Subsidiary from the proper and lawful owner thereof, except as otherwise would not reasonably be expected to result in a Material Adverse Effect. Each Loan Party and of their respective Subsidiaries has taken commercially reasonable steps to maintain all owned Intellectual Property as to preserve the value thereof from the date of creation or acquisition thereof except as otherwise would not reasonably be expected to result in a Material Adverse Effect. With respect to all software used by any Loan Party or any of their respective Subsidiaries in the operation of any such Loan Party’s or Subsidiary’s business, as currently conducted, such Loan Party or Subsidiary owns, or possesses valid licenses or other rights to use all such software in all material respects. No Intellectual Property owned by any Loan Party or any of their respective Subsidiaries has been sold or licensed to another Person except as permitted under Section 5.02(e)(vi). No Intellectual Property owned by any Loan Party or any of the respective Subsidiaries has been sold or licensed to another Person except as permitted under Section 5.02(e)(vi).

(z)    No Labor Disputes. None of the Loan Parties nor any of their respective Subsidiaries is involved in any labor dispute; there are no strikes, walkouts or union organization of any Loan Party’s employees nor any of their respective Subsidiaries’ employees threatened or in existence and no labor contract is scheduled to expire during the term of this Agreement, in each case, that would reasonably be expected to have a Material Adverse Effect.

Senior Secured Term Loan Credit Agreement among U.S. Well Services, Inc., USWS Holdings LLC, U.S. Well Services, LLC, the Subsidiary Guarantors, the Initial Lenders, and CLMG Corp. dated as of May 7, 2019

(aa)    Letter of Credit Rights. No Loan Party has any letter of credit rights, except as set forth on Schedule 4.01(aa).

(bb)    Commercial Tort Claims. No Loan Party is a party to any commercial tort claims exceeding $100,000 (either individually or $500,000 in the aggregate), except as set forth on Schedule 4.01(bb).

(cc)    Employment Contracts. No Loan Party is party to any employment contracts, except as set forth on Schedule 4.01(cc).

(dd)    Affiliate Transactions. Except as set forth on Schedule 4.01(dd), there are no existing or proposed agreements, arrangements, understandings or transactions between any Loan Party and any of the officers, members, managers, directors, stockholders, parents, holders of other Equity Interests, employees or Affiliates (other than Subsidiary Guarantors) of any Loan Party other than as disclosed in public filings or permitted under Section 5.01(i).

(ee)    No Burdensome Restrictions. No Loan Party is subject to any Burdensome Restrictions except Burdensome Restrictions permitted under Section 5.02(q).

(ff)    Anti-Terrorism; Anti-Corruption Laws and Sanctions.

(i)    No Loan Party is in violation of any Anti-Terrorism Laws.

(ii)    Each Loan Party has implemented and maintains in effect policies and procedures designed to ensure compliance by such Loan Party, its Subsidiaries and their respective directors, officers, employees and agents with Anti-Corruption Laws and applicable Sanctions, and such Loan Party, its Subsidiaries and their respective officers and directors and, to the knowledge of such Loan Party, its employees and agents, are in compliance with Anti-Corruption Laws and applicable Sanctions in all material respects. None of (a) any Loan Party, any Subsidiary or any of their respective directors, officers or employees, or (b) to the knowledge of any such Loan Party or Subsidiary, any agent of such Loan Party or any Subsidiary that will act in any capacity in connection with or benefit from Facilities established hereby, is a Sanctioned Person. No Borrowing, use of proceeds, or other transaction contemplated by this Agreement or the other Loan Documents will violate Anti-Corruption Laws or applicable Sanctions.

(gg)    Maintained Insurance. The insurance certificates attached as Schedule 4.01(x) represent all of the insurance policies currently issued by insurance companies in favor the Loan Parties.

Senior Secured Term Loan Credit Agreement among U.S. Well Services, Inc., USWS Holdings LLC, U.S. Well Services, LLC, the Subsidiary Guarantors, the Initial Lenders, and CLMG Corp. dated as of May 7, 2019

ARTICLE V

COVENANTS

SECTION 5.01.    Affirmative Covenants. Until a Repayment Event has occurred, each Loan Party will:

(a)    Compliance with Laws, Etc. Comply, and cause each of its Subsidiaries to comply with all applicable laws, rules, regulations and orders binding on such Loan Party or such Subsidiary, such compliance to include, without limitation, compliance with ERISA and the Racketeer Influenced and Corrupt Organizations Chapter of the Organized Crime Control Act of 1970, other than any such non-compliance which could not reasonably be expected to have a Material Adverse Effect. Each Loan Party will maintain in effect and enforce policies and procedures designed to ensure compliance by such Loan Party, its Subsidiaries and their respective directors, officers, employees and agents with Anti-Corruption Laws and applicable Sanctions.

(b)    Payment of Obligations, Etc. Pay and discharge, and cause each of its Subsidiaries to pay and discharge all material Debt obligations and all other liabilities and obligations, including (i) all taxes, assessments and governmental charges or levies imposed upon it or upon its property and (ii) all lawful claims that, if unpaid, might by law become a Lien upon its property (unless, in the case of (i) and (ii), the failure to do so could not reasonably be expected to have a Material Adverse Effect, or to result in a liability of such Loan Party and its Subsidiaries in an amount in excess of $5,000,000 at any time), in each case, before the same shall become delinquent; provided, that neither such Loan Party nor any of its Subsidiaries shall be required to pay or discharge any such tax, assessment, charge or claim that is being contested in good faith and by proper proceedings to the extent that adequate reserves are being maintained in accordance with GAAP; provided, however, that each Loan Party will, and will cause each Subsidiary to, remit withholding taxes and other payroll taxes to appropriate Governmental Authorities as and when claimed to be due, notwithstanding the foregoing exceptions.

(c)    Environmental Matters.

(i)    Comply, and cause each of its Subsidiaries and, if applicable, take commercially reasonable efforts to cause, all lessees and other Persons operating or occupying its properties to comply, in all material respects, with all applicable Environmental Laws and Environmental Permits; obtain and renew, and cause each of its Subsidiaries to obtain and renew, all material Environmental Permits necessary for its operations and properties; and conduct, and cause each of its Subsidiaries to conduct, any investigation, study, sampling and testing, cleanup, removal, Remedial Action or other action in response to any Release, discharge or disposal of any Hazardous Materials from or at any of its properties or otherwise relating to its operations, to the extent required by, and in material compliance with, all Environmental Laws; provided, however, that neither such Loan Party nor any of its Subsidiaries shall be required to undertake any such cleanup, removal, Remedial Action or other action to the extent that its obligation to do so is being contested in good faith and by proper proceedings provided appropriate reserves are being maintained with respect to such circumstances.

Senior Secured Term Loan Credit Agreement among U.S. Well Services, Inc., USWS Holdings LLC, U.S. Well Services, LLC, the Subsidiary Guarantors, the Initial Lenders, and CLMG Corp. dated as of May 7, 2019

(ii)    Establish and maintain, and cause each of its Subsidiaries and, if applicable, cause, all lessees and other Persons operating or occupying its properties to establish and maintain, a system to assure and monitor continued compliance in all material respects of such Persons’ operations and businesses with all applicable Environmental Laws and Environmental Permits, which system shall include periodic reviews of such compliance.

(iii)    In the event that it (A) obtains, gives or receives written notice of any Release or written threat of Release of a reportable quantity of any Hazardous Materials at any Loan Party’s or any of its Subsidiaries’ Property or any Customer’s Property caused by any Loan Party or any of its Subsidiaries that could reasonably be expected to result in a Material Adverse Effect (any such event being hereinafter referred to as a “Hazardous Discharge”) or (B) receives any written notice of violation, written request for information or written notification that it is potentially responsible for investigation, Remedial Action or cleanup of environmental conditions at any Loan Party’s or any of its Subsidiaries’ Property or any Customer’s Property caused by any Loan Party or any of its Subsidiaries, or written demand letter, complaint, order, citation or other written notice with regard to any Hazardous Discharge or violation of Environmental Laws or Environmental Permits affecting any Loan Party’s or any of its Subsidiaries’ Property or any Person’s interest therein, or any Customer’s Property caused by any Loan Party, that with respect to any of the foregoing could reasonably be expected to result in a Material Adverse Effect (any of the foregoing is referred to herein as an “Environmental Complaint”) from any Governmental Authority responsible in whole or in part for environmental matters in the state in which the such Property is located or the United States Environmental Protection Agency (any such Person, hereinafter, the “Authority”), or any other Person, then the Borrower shall, within five (5) Business Days after any Responsible Officer becomes aware of such notification, give written notice of the same to the Administrative Agent, detailing facts and circumstances (to the extent that such is non-privileged) of which any Loan Party or any of its Subsidiaries is aware of giving rise to the Hazardous Discharge or Environmental Complaint. Such notice is not intended to create, nor shall it create, any obligation upon the Administrative Agent or any Lender with respect thereto.

(iv)    Promptly forward to the Administrative Agent copies of any written request for information, written notification of potential liability, or demand letter from any Governmental Authority relating to potential responsibility with respect to the investigation, Remedial Action or clean-up of Hazardous Materials at any other site owned, leased, operated at or used by any Loan Party or any of its Subsidiaries for the disposal of Hazardous Materials (including sites to which such Persons have arranged for the transport and disposal of Hazardous Materials) that could reasonably be expected to have a Material Adverse Effect and shall continue to forward to the Administrative Agent copies of written correspondence and other non-privileged documents reasonably requested by the Administrative Agent until such matter is settled. The Borrower shall promptly forward to

Senior Secured Term Loan Credit Agreement among U.S. Well Services, Inc., USWS Holdings LLC, U.S. Well Services, LLC, the Subsidiary Guarantors, the Initial Lenders, and CLMG Corp. dated as of May 7, 2019 the Administrative Agent and the Lenders copies of all written documents and reports concerning a Hazardous Discharge that is reasonably expected to have a Material Adverse Effect at any Loan Party’s or any of its Subsidiaries’ Property or any Customer’s Property caused by any Loan Party, or any such third party disposal sites that any Loan Party or any of its Subsidiaries is required to file under any Environmental Laws.

(v)    Respond promptly to any Hazardous Discharge or Environmental Complaint and take all Remedial Actions to the extent required by Environmental Law, Environmental Permit or the Authority; provided, that, it shall not be required to undertake any such Remedial Action to the extent that its obligation to do so is being contested in good faith and by proper proceedings. If it shall fail to respond promptly to any such Hazardous Discharge or as required by Environmental Law, Environmental Permit or the Authority, which such failure would reasonably be expected to have a Material Adverse Effect, the Administrative Agent on behalf of the Lenders may, but without the obligation to do so, for the sole purpose of protecting the Lenders’ interest in the Collateral, upon written notification to the Borrower, enter onto any Loan Party’s or any of its Subsidiaries’ Property (or authorize third parties to enter onto any Loan Party’s or Subsidiaries’ Property) and take such Remedial Actions required by Environmental Law, Environmental Permit or the Authority with respect to any such Hazardous Discharge or Environmental Complaint. All reasonable and documented costs and expenses incurred by the Administrative Agent and Lenders (or such third parties) in the exercise of any such rights under this Section 5.01(c), including any sums paid in connection with any judicial or administrative investigation or proceedings, fines and penalties, shall be paid by the Borrowers within thirty (30) days of written demand by the Administrative Agent, and until paid shall be added to and become a part of the Obligations secured by the Liens created by the terms of the Loan Documents.

(vi)    In the event there is a Hazardous Discharge or a failure to comply with Environmental Laws or Environmental Permit at any Loan Party’s or any of its Subsidiaries’ Property or any Customer’s Property caused by any Loan Party, which in either case is reasonably expected to have a Material Adverse Effect, comply with all reasonable written requests for information made by the Administrative Agent with respect to such Hazardous Discharge or failure to comply with Environmental Laws or Environmental Permits. Such information reasonably requested may include, at the Borrowers’ expense, an environmental site assessment or environmental compliance audit of any Loan Party’s or any of its Subsidiaries’ Property or any Customer’s Property caused by any Loan Party, to be prepared by a nationally recognized environmental consulting or engineering firm, to assess such Hazardous Discharge or noncompliance with Environmental Laws or Environmental Permits; provided, however, that any environmental site assessment, environmental compliance audit or similar report acceptable to the Authority that is charged to oversee any Remedial Action related to such Hazardous Discharge or failure to comply with Environmental Laws or Environmental Permits shall be deemed acceptable to the Administrative Agent and the Required Lenders.

Senior Secured Term Loan Credit Agreement among U.S. Well Services, Inc., USWS Holdings LLC, U.S. Well Services, LLC, the Subsidiary Guarantors, the Initial Lenders, and CLMG Corp. dated as of May 7, 2019

(vii)    Defend and indemnify the Agents and the Lenders and hold the Agents, the Lenders and their respective employees, agents, directors and officers harmless from and against all loss, liability, reasonable expense, claims, costs, fines and penalties, including reasonable and documented out-of-pocket attorney’s fees, suffered or incurred by the Agents or the Lenders under or on account of any Environmental Action, Hazardous Material, Environmental Law or Environmental Permit, including the assertion of any Lien thereunder, including with respect to any Hazardous Discharge or the presence of any Hazardous Materials affecting any Loan Party’s or any of its Subsidiaries’ Property or any Customer’s Property whether or not the same originates or emerges from such Loan Party’s or Subsidiary’s or Customer’s Property or any contiguous real estate, except to the extent such loss, liability, damage and expense is attributable to any Hazardous Discharge or presence of Hazardous Materials that is found by a final and non-appealable judgment of a court of competent jurisdiction to have directly and solely been caused by the gross negligence or willful misconduct of such indemnified party under this Section 5.01(c). The Loan Parties’ respective obligations under this Section 5.01(c) exist regardless of whether or not any federal, state or local environmental agency has taken or threatened any action in connection with the presence of any such Hazardous Material or Hazardous Discharge. The Loan Parties’ obligations and the indemnifications hereunder shall survive until a Repayment Event has occurred.

(d)    Insurance Matters.

(i)    In the case of each insurance policy in force on the Effective Date (and described on Schedule 4.01(x)), from the Effective Date to the renewal date of such insurance policy, maintain and cause each of its Subsidiaries to maintain, insurance in accordance with the terms and conditions set forth in such insurance policy, provided that, the Loan Parties shall commence negotiations for renewal of each insurance policy set forth on Schedule 4.01(x) on the terms set forth on Schedule 5.01(d) not later than 30 calendar days prior to renewal thereof; and

(ii)    On and after the renewal date of each insurance policy listed on Schedule 4.01(x) until the Maturity Date, maintain and cause each of its Subsidiaries to maintain, insurance in accordance with Schedule 5.01(d), provided that, following the renewal date of all of the insurance policies set forth on Schedule 4.01(x) the Loan Parties shall at all times maintain and cause each of its Subsidiaries to maintain, insurance in accordance with Schedule 5.01(d).

(e)    Maintenance of Existence, Etc. Preserve and maintain, and cause each of its Subsidiaries to preserve and maintain, its existence as a corporation, limited liability company or limited partnership, as applicable, its good standing in its jurisdiction of incorporation, formation, organization, or otherwise, as applicable, and, to the extent required under applicable law, its qualification to do business and good standing in each other state or jurisdiction in which it operates a material part of its business; provided, however, that the Borrower and its Subsidiaries may consummate any merger or consolidation permitted under Section 5.02(d).

Senior Secured Term Loan Credit Agreement among U.S. Well Services, Inc., USWS Holdings LLC, U.S. Well Services, LLC, the Subsidiary Guarantors, the Initial Lenders, and CLMG Corp. dated as of May 7, 2019

(f)    Visitation Rights; Inspections.

(i)    Upon reasonable notice, at any reasonable time and from time to time, permit any of the Agents or any of the Lenders, or any agents or representatives thereof, to examine and make copies of and abstracts from the records and books of account of, and visit the properties of, the Loan Parties, and to discuss the affairs, finances and accounts of the Loan Parties and any of their respective Subsidiaries with any of their officers or directors and with their independent certified public accountants; provided that so long as no Event of Default shall have occurred and be continuing, unless the Borrower shall have consented thereto, neither the Agents nor the Lenders shall be entitled to more than one visit at the cost of Borrower to any single location in any Fiscal Year, provided further that, the Agents and Lenders may make additional visits at their sole cost and expense.

(ii)    In addition to the foregoing, at any time upon the Administrative Agent’s reasonable request, the Loan Parties will allow any Collateral Inspection Party to verify or examine in the Administrative Agent’s name or in the name of any Loan Party, the validity, amount, quality, quantity, value and condition of, or any other matter relating to, the equipment and machinery Collateral, and to perform collateral inspection services on behalf of the Administrative Agent for the benefit of the Lenders, including, but not limited to, inspections with respect to equipment and machinery Collateral located at any properties of the Loan Parties and to conduct field examinations to ensure the adequacy of such equipment and machinery Collateral, prepared on a basis reasonably satisfactory to the Administrative Agent, and any actions required by applicable law (the “Collateral Inspection Actions”); provided that, prior to the occurrence of an Event of Default, (A) the Collateral Inspection Party shall not conduct such Collateral Inspection Actions more than one (1) time in any Calendar Quarter (“Quarterly Inspection Cap”) (it is expressly acknowledged and agreed that the duration and scope of any Collateral Inspection Actions (or any portion thereof) conducted during a Calendar Quarter may comprise of and extend across multiple days, which days may or may not be consecutive, all as determined by the Collateral Inspection Party), (B) the Borrower shall pay and/or reimburse the Administrative Agent (and/or the Collateral Inspection Party (if so requested by the Administrative Agent)) for all reasonable and documented fees for the services provided by such Collateral Inspection Party in an amount not exceeding $75,000 per Calendar Quarter (“Inspection Fees Cap”) (with all or any portion of the Inspection Fees Cap which is unspent or unused in any Calendar Quarter being carried forward to the next succeeding Calendar Quarter), and (C) to the extent any Collateral Inspection Party issues any final written report in respect of any applicable Collateral Inspection Actions to the Administrative Agent and/or the Lenders (any such final written report, a “Collateral Report”), if requested by the Borrower in writing, and such applicable Collateral Report is in the possession and control of the Lenders, a copy of such Collateral Report shall be made available to the Borrower; provided further that this Section 5.01(f)(ii)(C) (x) shall only require any applicable final Collateral Reports to be made available to the Borrower (and not any interim work product, regardless of whether the same includes any “draft”, “draft

Senior Secured Term Loan Credit Agreement among U.S. Well Services, Inc., USWS Holdings LLC, U.S. Well Services, LLC, the Subsidiary Guarantors, the Initial Lenders, and CLMG Corp. dated as of May 7, 2019 form” or similar notation or watermark therein), and (y) shall not require nor permit any disclosure of trade secrets or proprietary information, or any information or reports that is restricted in order to preserve attorney-client, work product or similar privilege, or to comply with any applicable confidentiality obligations or applicable law. The Borrower acknowledges that all Collateral Inspection Actions, Collateral Reports, inspections, appraisals and reports are prepared by Collateral Inspection Party are for the benefit of the Administrative Agent and/or the Lenders, and the Borrower shall not be entitled to rely upon them.

(iii)    Notwithstanding anything to the contrary under any Loan Document (including Section 5.01(f)(ii)), upon the occurrence of an Event of Default, (A) the Quarterly Inspection Cap shall cease to apply and there shall be no limitation on the number or frequency of any Collateral Inspection Actions (including any actions related thereto), (B) all such actions and Collateral Reports prepared or issued in connection therewith shall be at the sole expense of the Borrower, and the Borrower shall reimburse the Administrative Agent (and/or the Collateral Inspection Party (if so requested by the Administrative Agent)) for all such fees and reasonable and documented out-of-pocket charges, costs and expenses (including any applicable per diem field examination charge), and (C) no Secured Party nor Collateral Inspection Agent shall be required to share any results of any Collateral Inspection Actions, Collateral Reports, or any other appraisal or report with any Loan Party.

For the purposes of clarity, any Collateral Inspection Actions commenced when an Event of Default has occurred and is continuing may be completed at the Borrower’s sole expense notwithstanding the cessation of such Event of Default. The Secured Parties shall have no duty to any Loan Party to conduct any Collateral Inspection Actions or request any Collateral Reports.

(iv)    Notwithstanding anything set forth herein to the contrary, if any Collateral Inspection Party is engaged by the Administrative Agent to assist with the liquidation and/or disposition of all or any part of the equipment and machinery Collateral upon the occurrence of an Event of Default, then such Collateral Inspection Party may receive, prior to distribution of the proceeds from such liquidation and/or disposition in accordance with the provisions hereunder, its reasonable actual out-of-pocket expenses which are incurred solely in connection with the actual liquidation/disposition of such equipment and machinery Collateral.

(g)    Books and Records. (i) Keep proper books of record and account in which full, true and correct entries will be made, in all material respects, of all dealings or transactions of or in relation to its business and affairs; (ii) set up on its books accruals with respect to all taxes, assessments, charges, levies and claims; and (iii) on a reasonably current basis, set up on its books, from its earnings, allowances against doubtful Receivables, advances and investments and all other proper accruals (including by reason of enumeration, accruals for premiums, if any, due on required payments and accruals for depreciation, obsolescence or amortization of properties), which should be set aside from such earnings in connection with its business. All determinations

Senior Secured Term Loan Credit Agreement among U.S. Well Services, Inc., USWS Holdings LLC, U.S. Well Services, LLC, the Subsidiary Guarantors, the Initial Lenders, and CLMG Corp. dated as of May 7, 2019 pursuant to this Section 5.01(g) shall be made in accordance with, or as required by, GAAP consistently applied in the opinion of such independent certified public accounting firm as shall then be regularly engaged by the Loan Parties.

(h)    Conduct of Business and Maintenance of Properties, Etc.

(i)    Actively conduct and operate its business and cause each of its Subsidiaries to actively conduct and operate their business according to good business practices and maintain, preserve and protect, and cause each of its Subsidiaries to maintain, preserve and protect, all of its properties and equipment necessary in the conduct of the business of the Loan Parties (including all Collateral) and their Subsidiaries in good working order and condition, ordinary wear and tear excepted, and in accordance with Prudent Industry Practices.

(ii)    Maintain and cause all Subsidiaries to maintain all Intellectual Property and any licenses under third-party Intellectual Property, subject to the terms of any such licenses, and take all commercially reasonable actions necessary to enforce and protect the validity of any Intellectual Property right or other right included in the Collateral, except, in the case of any such Intellectual Property right, where the failure to do so would not reasonably be expected to have a Material Adverse Effect.

(iii)    Maintain and cause each of its Subsidiaries to maintain each of the individual Frac Fleets in good operating condition and repair (including, in the case of idle Frac Fleets, maintenance in accordance with the Frac Fleet Preservation Program) in a manner such that each deployed Frac Fleet shall be, during the period of its deployment, usable in the ordinary course of business in accordance with Section 4.01(x) and this Section 5.01(h), and each idle Frac Fleet shall be, once prepared for service in accordance with the Frac Fleet Preservation Program, capable of deployment and usable in the ordinary course of business in accordance with Section 4.01(x) and this Section 5.01(h).

(iv)    Make such Maintenance Capital Expenditures in accordance with the Frac Fleet Preservation Program as are necessary to (A) conduct and operate its business according to good business practices, (B) maintain the Required Aggregate Horsepower Amount with respect to the Frac Fleets that are either ready for immediate deployment in accordance with the Frac Fleet Preservation Program or currently deployed, and (C) satisfy the Minimum Frac Fleet Requirement.

(i)    Mandatory Repair Notice. In the event that, in the reasonable opinion of any Collateral Inspection Party, any equipment and machinery Collateral (other than equipment that is obsolete, not economic to repair and/or that individually or in the aggregate is not reasonably necessary for the continued operation of any Loan Party) owned or leased by a Loan Party is not properly maintained and/or in functioning order, and the Administrative Agent (in consultation with any Collateral Inspection Party) notifies a Loan Party of the same in writing (such notification,

Senior Secured Term Loan Credit Agreement among U.S. Well Services, Inc., USWS Holdings LLC, U.S. Well Services, LLC, the Subsidiary Guarantors, the Initial Lenders, and CLMG Corp. dated as of May 7, 2019

“Mandatory Repair Notification”), the Borrower shall (A) commence any relevant repairs and maintenance as directed (“Relevant Repairs”) within 45 days of such Mandatory Repair Notification, and (B) complete or cause to be completed such Relevant Repairs to the reasonable satisfaction of the Administrative Agent (in consultation with the Collateral Inspection Party) within 120 days following the date of such Mandatory Repair Notification (the “Initial Repair Completion Period”); provided that in the event that (1) any Relevant Repair is not susceptible to be completed within the Initial Repair Completion Period (whether by reason of third party backlog or otherwise), (2) the applicable Loan Party is proceeding with diligence and in good faith to complete such Relevant Repair, (3) the applicable equipment or machinery Collateral can be Repaired Feasibly, and (4) the extension of such Initial Repair Completion Period could not be reasonably expected to have a Material Adverse Effect, such Initial Repair Completion Period may be extended with the consent of the Administrative Agent as may be necessary to complete the Relevant Repairs (in all cases, in the Administrative Agent’s reasonable discretion).

(j)    Covenant to Give Security. Upon the acquisition of any Property, in the case of Property other than Real Property, subject to the terms and conditions in the Security Agreement, by any Loan Party, and such Property, in the judgment of the Administrative Agent, shall not already be subject to a Lien and perfected first priority security interest (except that Liens expressly permitted by Section 5.02(a), including first priority Liens on ABL Priority Collateral securing payment of the ABL Obligations, may exist) in favor of the Term Loan Collateral Agent for the benefit of the Term Loan Secured Parties, then in each case at the Borrower’s expense:

(i)    within five (5) Business Days (or such longer period as the Administrative Agent may agree in its discretion) after such acquisition, furnish to the Administrative Agent and the Term Loan Collateral Agent a description of the real and personal properties so acquired, in each case in detail reasonably satisfactory to the Administrative Agent; and

(ii)    promptly, but in any event within thirty (30) days after such acquisition, take all such actions and execute and deliver, or cause to be executed and delivered, all such mortgages, surveys, estoppel and consent agreements of lessors, title insurance policies (such title insurance policies insuring the mortgages to be valid first subsisting Liens on the property described therein, free of all defects (including, but not limited to, mechanics’ and materialmen’s Liens) and encumbrances, excepting only Permitted Liens, and providing for such other affirmative insurance (including endorsements for future advances under the Loan Documents and for mechanics’ and materialmen’s Liens) and direct access), documents, instruments, agreements, opinions and certificates with respect to such Property as the Administrative Agent shall reasonably request to create (and provide evidence thereof) a valid and perfected first priority Liens (except that Liens expressly permitted by Section 5.02(a), including first priority Liens on Receivables securing payment of the ABL Obligations, may exist) on such Property in favor of the Term Loan Collateral Agent (for the benefit of the Term Loan Secured Parties).

Senior Secured Term Loan Credit Agreement among U.S. Well Services, Inc., USWS Holdings LLC, U.S. Well Services, LLC, the Subsidiary Guarantors, the Initial Lenders, and CLMG Corp. dated as of May 7, 2019

(k)    Further Assurances.

(i)    Promptly upon the written request by any Agent, or any Lender through the Administrative Agent, will, execute, acknowledge, deliver, record, re-record, file, re-file, register and re-register any and all such further acts, deeds, conveyances, pledge agreements, mortgages, landlord waivers, estoppel and consent agreements of lessors, deeds of trust, trust deeds, assignments, financing statements and continuations thereof, termination statements, notices of assignment, transfers, certificates, assurances and other instruments and amendments, modifications or supplements to any of the foregoing, in each case, as any Agent, or any Lender through the Administrative Agent, may reasonably require from time to time in order to (i) carry out more effectively the purposes of the Loan Documents, (ii) to the fullest extent permitted by applicable law, subject any Loan Party’s or any of its Subsidiaries’ properties, assets, rights or interests to the Liens now or hereafter intended to be covered by any of the Term Loan Collateral Documents and (iii) perfect and maintain the validity, effectiveness and priority of any of the Term Loan Collateral Documents and any of the Liens intended to be created thereunder.

(ii)    Promptly upon the written request by any Agent, deliver an updated Appraisal Report in form and substance satisfactory to the Administrative Agent, from the Appraiser (or such other appraiser as the Administrative Agent may approve in its sole discretion), provided that, so long as no Event of Default shall have occurred and be continuing, unless the Borrower shall have consented thereto, neither the Agents nor the Lenders shall be entitled to more than one updated Appraisal Report in any Fiscal Year, provided further that, the Lenders may request additional Appraisal Reports at their sole cost and expense.

(iii)    Notwithstanding anything to the contrary in this Agreement or any Loan Document, no Default or Event of Default shall have occurred and be continuing, in the event the Loan Parties have failed to (x) grant or perfect a Lien on Vehicles and/or (y) perfect and maintain the validity, effectiveness and priority of the Liens on Collateral, in the case of clauses (x) and (y) collectively, having value not to exceed $500,000 in the aggregate, provided that in each case, the Loan Parties are diligently taking and pursuing steps to grant, perfect and/or maintain such Lien on the Vehicles or other Term Loan Collateral, as applicable (it being understood, and the parties hereby agree, that failure to (x) grant or perfect a Lien on Vehicles and/or (y) perfect and maintain the validity, effectiveness and priority of the Liens on Collateral, in the case of clause (x) and (y) collectively, having an aggregate value exceeding $500,000 shall trigger an Event of Default hereunder).

(l)    Accounts.

(i)    Establish and maintain, and cause each other Loan Party to maintain at all times the Collateral Accounts and the Specified Distributable Cash Account;

Senior Secured Term Loan Credit Agreement among U.S. Well Services, Inc., USWS Holdings LLC, U.S. Well Services, LLC, the Subsidiary Guarantors, the Initial Lenders, and CLMG Corp. dated as of May 7, 2019

(ii)    cause all Revenues and other amounts (including Collections) payable to it to be deposited into, or credited to, the Accounts, in accordance with the terms of Section 2.14;

(iii)    cause all funds deposited in the Accounts to be applied and disbursed in accordance with the terms of Section 2.14; and

(iv)    cause the type of bank account of the Payroll Account to be a zero balance account at all times and require that the proceeds of such Payroll Account be transferred by the end of the Business Day in which a transfer is made into the Payroll Account.

(m)    Performance of Material Contractual Obligations. (i) (x) Perform its Contractual Obligations under and observe all the terms and provisions of each Material Contract and Commercial Agreement to be performed or observed by it, and (y) maintain each such Material Contract in full force and effect, and enforce each such Material Contract in accordance with its terms unless, in each case, (A) the failure to do so would not reasonably be expected to have a Material Adverse Effect or (B) such Material Contract or Commercial Agreement, as applicable, has expired in accordance with its terms in the ordinary course (and not related to any default thereunder) or, in the case solely of any Commercial Agreement, has been voluntarily terminated by the counterparty in accordance with its terms and (ii) without limiting the generality of the foregoing, replace, or cause to be replaced (or put into place alternative arrangements (including contracts) satisfactory to the Required Lenders with respect to), any Material Contract that has expired in accordance with its terms in the ordinary course (and related to any default thereunder) to the extent such replacement (or such alternative arrangement satisfactory to the Required Lenders) is necessary or advisable in accordance with Prudent Industry Practices.

(n)    Separateness.

(i)    Obtain, and cause each of their respective Subsidiaries to obtain, proper authorization from member(s), shareholder(s), director(s) and manager(s), as required by its limited liability company agreement or bylaws for all of its limited liability company or corporate actions; and

(ii)    Comply, and cause each of their respective Subsidiaries to comply, with the terms of its certificate of incorporation or formation and by-laws or limited liability company agreement (or similar constituent documents).

(o)    Reimbursable Transaction Costs. Promptly, but in any event not later than three (3) calendar days following the closing of any permitted equity issuance for which Reimbursable Transaction Costs were paid by the Borrower, cause the party that issued such permitted equity issuance to deposit an amount equal to such Reimbursable Transaction Costs paid by the Borrower or any other Loan Party to be deposited into the Revenue Account (such amounts, the “Reimbursed Transaction Costs”)

Senior Secured Term Loan Credit Agreement among U.S. Well Services, Inc., USWS Holdings LLC, U.S. Well Services, LLC, the Subsidiary Guarantors, the Initial Lenders, and CLMG Corp. dated as of May 7, 2019

(p)    Custodial Services Agreement. In the event the Administrative Agent elects to hold Title Assets through a Servicer, use commercially reasonable efforts to enter into a customary Custodial Administration Agreement among the ABL Agent, the Collateral Agent, the Servicer and the Loan Parties to engage such Servicer to hold such Title Assets.

(q)    Equipment Finance SPV.

(i)    Cause each Equipment Finance SPV to comply with the Separateness Covenants (as defined in Schedule 5.02(k)).

(ii)    At all times cause the Equity Interests in each Equipment Finance SPV to be owned by a Subsidiary Guarantor.

(iii)    Cause the Equipment Finance SPV to be the sole owner of the asset it holds.

(iv)    Cause the Equipment Finance SPV to own assets solely relating to the Non-Lender Financed Capital Lease or Non-Lender Financed Equipment Financing.

(r)    Post-Closing Actions.

(i)    Promptly, but in any event not later than ninety (90) calendar days following the Effective Date, cause each of the Wells Fargo Collections Account and the Wells Fargo Revenue Account to be closed and cause any proceeds deposited in such accounts to be transferred to the Revenue Account;

(ii)    Use commercially reasonable efforts to deliver an Acceptable Landlord Waiver with respect to each Designated Leased Property subject to a lease containing terms that expressly prevents or hinders the removal of any Collateral by any Loan Party or the Administrative Agent;

(iii)    Promptly, but in any event not later than sixty (60) calendar days (or such additional period as the Administrative Agent may reasonably agree) following the Effective Date, use commercially reasonable efforts to take all actions that the Administrative Agent and the Term Loan Collateral Agent may deem reasonably necessary in order to Perfect by Filing, the valid first priority (provided Liens expressly permitted by Section 5.02(a) may exist) Liens and security interests created under the Term Loan Security Agreement in the Title Assets has been taken;

(iv)     Promptly, but in no event later than one-hundred and fifty (150) calendar days following the Effective Date, with respect to each Title Asset for which no certificate of title/ownership exists or for which no certificate of title/ownership is in the possession of the Loan Parties or the Lenders on the Effective Date (such Title Assets, the “Uncertificated Title Assets”), (x) obtain certificates of title/ownership for each such Title Asset and (x) use commercially reasonable efforts to take all actions that the Administrative

Senior Secured Term Loan Credit Agreement among U.S. Well Services, Inc., USWS Holdings LLC, U.S. Well Services, LLC, the Subsidiary Guarantors, the Initial Lenders, and CLMG Corp. dated as of May 7, 2019

Agent and the Term Loan Collateral Agent may deem reasonably necessary in order to Perfect by Filing, the valid first priority (provided Liens expressly permitted by Section 5.02(a) may exist) Liens and security interests created under the Term Loan Security Agreement in the Title Assets has been taken, provided that no Event of Default shall exist under this Section 5.01(r)(iv)(x), so long as the Borrower shall pay to the Agents and the Lenders (as applicable) a rate of interest equal to the Default Interest on the amounts specified in, and in accordance with, the terms of Section 2.05(b) commencing on the date that is 150 calendar days following the Effective Date until the date the Loan Parties have obtained a certificate of title/ownership for each such Title Asset, provided that, the Default Interest shall no longer be payable by the Borrower pursuant to the terms of this Section 5.01(r) on the date that the Uncertificated Title Assets have an outstanding value equal to or less than $500,000 in the aggregate for such Untitled Assets;

(v)    Promptly, but in no event later than thirty (30) calendar days following the Effective Date, deliver to each relevant insurer of the Loan Parties an executed copy of the Insurance Payment Instruction Letter naming the Term Loan Collateral Agent as payee under the insurance policies set forth on Schedule 4.01(x), substantially in the form of Exhibit M hereto;

(vi)    Promptly, but in no event later than ninety (90) calendar days following the Effective Date, deliver to the Administrative Agent a supplement to Exhibit G with information including (a) reasonable estimates of repairs and Maintenance Capital Expenditures by individual Frac Fleet, (b) key performance indicators used by management to monitor needed maintenance by individual Frac Fleet and (c) a general description of the Loan Parties’ preventive maintenance principles, provided that, upon approval by the Administrative Agent of such supplement to the Frac Fleet Maintenance Report, such supplement, together with Schedule G delivered on the Effective Date, shall be deemed to be the updated Schedule G hereunder; and

(vii)    Promptly, but in no event later than thirty (30) calendar days from the date hereof, deliver to the Administrative Agent copies of all certificates representing the policies, endorsements and other documents required under Section 5.01(d) to be in effect as of the Effective Date, accompanied by (A) a certificate of the Borrower signed by a Responsible Officer of the Borrower certifying that the copies of each of the policies, endorsements and other documents delivered pursuant to this Section 5.01(r)(vii) are true, correct and complete copies thereof, (B) letters from the Borrower’s insurance brokers or insurers, dated not earlier than fifteen (15) days prior to the date such certificate is delivered, stating with respect to each such insurance policy that (1) such policy is in full force and effect, (2) all premiums theretofore due and payable thereon have been paid and (3) the underwriters of such insurance have agreed that the policies, when issued, will contain the provisions required under Section 5.01(d) and (C) evidence in form and substance reasonably satisfactory to the Lenders confirming that such required insurance is in full force and effect in accordance with the terms of this Agreement.

Senior Secured Term Loan Credit Agreement among U.S. Well Services, Inc., USWS Holdings LLC, U.S. Well Services, LLC, the Subsidiary Guarantors, the Initial Lenders, and CLMG Corp. dated as of May 7, 2019

(s)    Upon the occurrence of the Discharge of ABL Obligations:

(i)    Promptly, but in no event later than 5 Business Days following the Discharge of ABL Obligations, close the Collections Account and cause all Collections to be deposited into the Revenue Account; and

(ii)    Promptly, but in no event later than 5 Business Days following the Discharge of ABL Obligations, transfer each of the Revenue Account and the Specified Distributable Cash Account to Beal Bank USA and cause such Revenue Account and Specified Distributable Cash Account to be subject to an Account Control Agreement between the Borrower, Beal Bank USA and the Administrative Agreement.

SECTION 5.02.    Negative Covenants. Until a Repayment Event has occurred, no Loan Party will, at any time:

(a)    Liens, Etc. Create, incur, assume or suffer to exist, or permit any of its Subsidiaries to create, incur, assume or suffer to exist, any Lien on or with respect to any of its properties of any character (including, without limitation, accounts) whether now owned or hereafter acquired, or sign or file or, or to its knowledge, suffer to exist, or permit any of its Subsidiaries to sign or file or to their knowledge suffer to exist, under the UCC of any jurisdiction, a financing statement that names such Loan Party or any of its Subsidiaries as debtor, or sign or suffer to exist, or permit any of its Subsidiaries to sign or suffer to exist, any security agreement authorizing any secured party thereunder to file such financing statement, or assign, or permit any of its Subsidiaries to assign, any accounts or other right to receive income, except:

(i)    Liens created under the Term Loan Collateral Documents; provided that such Liens only secure Debt permitted under Section 5.02(b)(i);

(ii)    Liens created under the ABL Collateral Documents; provided that (A) such Liens only secure Debt permitted under Section 5.02(b)(ii) or obligations under Secured Hedge Agreements or in respect of Cash Management Agreements in each case as defined in the ABL Credit Agreement, (B) such Liens are subject to the terms of the Intercreditor Agreement, all such Liens (other than Liens on ABL Priority Collateral) rank second in priority to all Liens securing the Term Loan Obligations and (C) any lender or issuing bank (or any agent or trustee thereof, including the ABL Agent) with respect to such Debt shall have become a party to the Intercreditor Agreement as, and shall have the obligations of, an ABL Secured Party thereunder;

(iii)    Permitted Liens;

(iv)    purchase money Liens upon or in real property or equipment acquired or held by the Borrower or any of its Subsidiaries in the ordinary course of business to secure the purchase price of such property or equipment or to secure Debt incurred solely for the purpose of financing the acquisition of any such property or equipment to be subject to such Liens, or Liens existing on any such property or equipment at the time of acquisition (other than any such Liens created in contemplation of such acquisition that do not secure the purchase price), or extensions, renewals or replacements

Senior Secured Term Loan Credit Agreement among U.S. Well Services, Inc., USWS Holdings LLC, U.S. Well Services, LLC, the Subsidiary Guarantors, the Initial Lenders, and CLMG Corp. dated as of May 7, 2019 of any of the foregoing for the same or a lesser amount; provided, however, that no such Lien shall extend to or cover any property other than the property or equipment being acquired, and no such extension, renewal or replacement shall extend to or cover any property not theretofore subject to the Lien being extended, renewed or replaced; and provided further that the aggregate principal amount of the Debt secured by Liens permitted by this clause (iv) shall not exceed the amount permitted under Section 5.02(b)(iii) at any time outstanding;

(v)    Liens arising by virtue of any statutory or common law provision relating to banker’s liens, rights of set-off or similar rights;

(vi)    Liens arising from precautionary UCC financing statements regarding, and any interest or title of a licensor, lessor or sublessor under, any operating lease;

(vii)    pledges or deposits of Cash or Cash Equivalents securing deductibles, self-insurance, co-payment, co-insurance, retentions or similar obligations to providers of property, casualty or liability insurance in the ordinary course of business;

(viii)    in connection with any Debt permitted under Section 5.02(b)(xi), Liens solely on the proceeds received or to be received by any Loan Party in connection with the termination of any insurance policy financed by such Debt;

(ix)    Liens arising under Capitalized Leases permitted under Section 5.02(b)(v); provided that no such Lien shall extend to or cover any Collateral or assets other than the property subject to such Capitalized Leases;

(x)    Liens arising from UCC financing statements filed solely for obligations arising from the deferred purchase price of Property or services (x) not overdue by more than 120 days and incurred in the ordinary course of such Person’s business or (y) being contested in good faith by appropriate proceedings for which reserves and other appropriate provisions, if any, required by GAAP shall have been made; and

(xi)    other Liens incident to the ordinary course of business that are not incurred in connection with the incurrence of any Debt in respect of an aggregate amount of obligations with a value not to exceed $500,000 at any one time outstanding.

(b)    Debt. Create, incur, assume or suffer to exist, or permit any of its Subsidiaries to create, incur, assume or suffer to exist, any Debt, except:

(i)    Debt under the Loan Documents;

(ii)    (A) Debt under the ABL Facility, provided that the aggregate principal amount of such Debt shall not exceed $75,000,000 at any time outstanding, and (B) Debt constituting obligations under Secured Hedge Agreements and Cash Management

Senior Secured Term Loan Credit Agreement among U.S. Well Services, Inc., USWS Holdings LLC, U.S. Well Services, LLC, the Subsidiary Guarantors, the Initial Lenders, and CLMG Corp. dated as of May 7, 2019

Agreements as contemplated by the ABL Credit Agreement as in effect on the Effective Date and in the case of (A) and (B), so long as (i) the ABL Agent on behalf of the Secured Parties (as defined in the ABL Credit Agreement) has entered into the Intercreditor Agreement), (ii) the ABL Secured Parties are granted a first priority Lien solely in the ABL Priority Collateral and (iii) such Secured Parties are granted a second priority Lien solely in the Term Loan Priority Collateral;

(iii)     (A) Debt arising under Existing Equipment Financings, (B) other Debt incurred subsequent to the Effective Date and secured by Liens permitted by Section 5.02(a)(iv); provided that Debt permitted to be incurred pursuant to this Section 5.02(b)(iii)(B) shall not exceed in the aggregate, when taken together with any outstanding Debt permitted to be incurred pursuant to Section 5.02(b)(v)(B), $8,000,000 at any time outstanding, and (C) Debt arising under Non-Lender Financed Equipment Financings incurred subsequent to the Effective Date in accordance with the terms of, and subject to the satisfaction of each condition in, Schedule 5.02(k);

(iv)    Debt owed to any Loan Party, which Debt shall (x) constitute Pledged Debt, (y) be on terms reasonably acceptable to the Administrative Agent and (z) be otherwise permitted under Section 5.02(f);

(v)    (A) Existing Capitalized Leases, (B) other Debt incurred subsequent to the Effective Date and attributable to Capitalized Leases not to exceed in the aggregate, when taken together with any outstanding Debt permitted to be incurred pursuant to Section 5.02(b)(iii)(B), $8,000,000 at any time outstanding and (C) Debt arising under Non-Lender Financed Capitalized Leases incurred subsequent to the Effective Date in accordance with the terms of, and subject to each condition in, Schedule 5.02(k);

(vi)    to the extent constituting Debt, (A) Debt in respect of performance bonds, workers’ compensation claims, unemployment insurance, employee compensation and benefits, bid bonds, appeal bonds, surety bonds, completion guarantees, indemnification obligations, obligations to pay insurance premiums, take or pay obligations, completion guarantees and similar obligations incurred in the ordinary course of business and not securing Debt for Borrowed Money and (B) letters of credit, bonds or similar instruments collateralized in full by amounts permitted under, and to the extent secured by a Lien described in, clause (d) of the definition of Permitted Liens;

(vii)    non-current pay, non-amortizing, unsecured and subordinated junior lien debt with a maturity date beyond the Maturity Date of the Loans and which is subordinated in right of payment in full to the Obligations, subject to execution by such junior debt lenders of a subordination agreement in form and substance satisfactory to the Administrative Agent; or such other form as may be acceptable to the Administrative Agent in its sole discretion;

(viii)    Guaranteed Debt of any Loan Party in respect of any Debt otherwise permitted to be incurred under this Section 5.02(b);

Senior Secured Term Loan Credit Agreement among U.S. Well Services, Inc., USWS Holdings LLC, U.S. Well Services, LLC, the Subsidiary Guarantors, the Initial Lenders, and CLMG Corp. dated as of May 7, 2019

(ix)    Debt of the Loan Parties under company debit cards, stored value cards, commercial cards or cash management services incurred in the ordinary course of business in an amount not to exceed $500,000 in the aggregate at any time outstanding;

(x)    Debt of the Loan Parties arising from the honoring by a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds in the ordinary course of business, so long as such Debt (i) does not exceed $100,000 at any time outstanding or (ii) is extinguished within 10 Business Days of receipt of notice from the applicable financial institution of such occurrence;

(xi)    Debt in respect of the financing of insurance premiums incurred in the ordinary course of business and consistent with past practice; and

(xii)    unsecured Debt incurred in the ordinary course of business in an aggregate amount not to exceed $500,000 at any one time outstanding.

(c)    Change in Nature of Business. Make, or permit any of its Subsidiaries to make, any material change in the nature of its business as carried on as of the date hereof.

(d)    Mergers, Etc.

(i)    Merge into or consolidate with any Person or permit any Person to merge into it, or permit any of its Subsidiaries to do so; provided that any Subsidiary of the Borrower may merge into or consolidate with any other Subsidiary of the Borrower; provided that, in the case of any such merger or consolidation, the Person formed by such merger or consolidation shall be a wholly owned Subsidiary of the Borrower; provided that, in the case of any such merger or consolidation to which a Guarantor is a party, the Person formed by such merger or consolidation shall be a Guarantor.

(ii)    Change its legal form, liquidate or dissolve or enter into any Division.

(iii)    Make or permit any change in the upstream ownership of any Guarantor (other than Parent or Holdings) without the prior written consent of the Administrative Agent, such consent not to be unreasonably withheld.

(e)    Sales, Etc. of Assets. Without the prior written consent of the Required Lenders, which consent may be granted or withheld in each Required Lender’s sole and absolute discretion, sell, lease, license, transfer or otherwise dispose of, or permit any Subsidiary Guarantor to sell, lease, license, transfer or otherwise dispose of (including by way of Division), any assets (including any Intellectual Property), or grant any option or other right to purchase, lease or otherwise acquire, or permit any Subsidiary Guarantor to grant any option or other right to purchase, lease, license or otherwise acquire, any assets, except:

Senior Secured Term Loan Credit Agreement among U.S. Well Services, Inc., USWS Holdings LLC, U.S. Well Services, LLC, the Subsidiary Guarantors, the Initial Lenders, and CLMG Corp. dated as of May 7, 2019

(i)    sales of (or the granting of any option or other right to purchase, lease or otherwise acquire) services inventory in the ordinary course of such Person’s business;

(ii)    sales, transfers or other dispositions in the ordinary course of its business of Property that is surplus, obsolete, defective, worn-out, damaged, or that individually or in the aggregate is not reasonably necessary for the continued operation of any Loan Party, which, in the case of any such sale, transfer or disposition exceeding $1,000,000 in value, shall be so certified by a Responsible Officer of the Borrower and agreed by the Administrative Agent;

(iii)    the liquidation, sale or use of Cash and Cash Equivalents;

(iv)    to the extent constituting Asset Sales, dispositions permitted by Section 5.02(d), Investments permitted by Section 5.02(f) and Restricted Payments permitted by Section 5.02(g);

(v)    sales, transfers or other dispositions of assets among Loan Parties;

(vi)    sales, transfers or other dispositions of assets, so long as such assets are exchanged for like-kind (replacement) assets or the proceeds of such sales, transfers or other dispositions are applied contemporaneously to acquire like-kind (replacement) property (which, in each case, will become Collateral);

(vii)    sales and issuances of Equity Interests in the Parent and, so long as no Change of Control occurs, Holdings;

(viii)    non-exclusive grants of licenses or sublicenses to use the patents, trade secrets, know-how and other intellectual property, and licenses, leases or subleases of other assets, of the Loan Parties that could reasonably be expected to be accretive to the business of the Loan Parties; and

(ix)    sale, lease, license, transfer or disposition of any assets, the value of which does not exceed the Remaining Excused Amount; provided that any such sale, lease, license, transfer or disposition under this Section 5.02(e)(ix) will be an Excused Payment and notice of such Excused Payment (together with the amount of such Excused Payment) will be delivered promptly, and in any event within five (5) days after the Borrower or any other Loan Party obtains knowledge thereof) to the Administrative Agent.

(f)    Investments in Other Persons. Make or hold, or permit any of its Subsidiaries to make or hold, any Investment in any Person, except:

(i)    Investments by and among Loan Parties in other Loan Parties;

(ii)    Investments by the Borrower and its Subsidiaries in (A) Cash and Cash Equivalents, (B) direct obligations of the United States of America (including

Senior Secured Term Loan Credit Agreement among U.S. Well Services, Inc., USWS Holdings LLC, U.S. Well Services, LLC, the Subsidiary Guarantors, the Initial Lenders, and CLMG Corp. dated as of May 7, 2019 obligations issued or held in book-entry form on the books of the Department of the Treasury of the United States of America) or obligations the timely payment of the principal and interest on which are fully guaranteed by the United States of America and (C) certificates of deposit fully insured by the Federal Deposit Insurance Corporation in national, state or foreign commercial banks whose outstanding long term debt is rated at least A or the equivalent by S&P or Moody’s;

(iii)    to the extent constituting Investments, Investments in contracts and agreements (including, without limitation, interest rate Hedge Agreements), including prepaid deposits and expenses thereunder, to the extent permitted under the Loan Documents;

(iv)    Investments received in connection with the bankruptcy or reorganization of suppliers or customers and in settlement of delinquent obligations of, and other disputes with, customers arising in the ordinary course of business;

(v)    Investments in the Accounts and Investments permitted pursuant to Section 5.02(f)(ii) on deposit in or credited to the Accounts, or other accounts permitted under the Loan Documents;

(vi)    loans and advances to officers, directors and employees of any Loan Party for reasonable and customary business related travel expenses, moving expenses and similar expenses incurred in the ordinary course of business of such Loan Party in an aggregate principal amount at any time outstanding not exceeding $500,000;

(vii)    Investments by a Loan Party in the Equity Interests in any Equipment Finance SPVs, provided that each of the conditions precedent set forth in Schedule 5.02(k) shall have been satisfied at the time such Investment is made by any Loan Party; and

(viii)    Investments with proceeds from the Specified Distributable Cash Account.

(g)    Restricted Payments. Declare or pay any dividends, purchase, redeem, retire, defease or otherwise acquire for value any of its Equity Interests now or hereafter outstanding, return any capital to its stockholders, partners or members (or the equivalent Persons thereof) as such, make any distribution of assets, Equity Interests, obligations or securities to its stockholders, partners or members (or the equivalent Persons thereof) as such, or permit any of its Subsidiaries to do any of the foregoing, or permit any of its Subsidiaries to purchase, redeem, retire, defease or otherwise acquire for value any Equity Interests in the Borrower (each a “Restricted Payment”); except that:

(i)    any Loan Party may make Restricted Payments to any Loan Party;

(ii)    [Reserved];

Senior Secured Term Loan Credit Agreement among U.S. Well Services, Inc., USWS Holdings LLC, U.S. Well Services, LLC, the Subsidiary Guarantors, the Initial Lenders, and CLMG Corp. dated as of May 7, 2019

(iii)    any Loan Party may make Permitted Tax Distributions;

(iv)    so long as no Event of Default shall have occurred and be continuing at the time of any such action or would result therefrom, the redemption, repurchase or other acquisition or retirement for value of Equity Interests of the Parent held by officers, directors or employees or former officers, directors or employees (or their transferees, estates or beneficiaries under their estates), either upon any such individual’s death or disability; provided that in any case, that the aggregate cash consideration paid for all such redemptions, repurchases or other acquisitions or retirements shall not exceed $1,000,000 during any calendar year (with unused amounts in any calendar year being carried forward to the next succeeding calendar year);

(v)    so long as no Event of Default shall have occurred and be continuing at the time of any such action or would result therefrom, (i) repurchases, redemptions or other acquisitions or retirements for value of Equity Interests deemed to occur upon the exercise of stock options, warrants, rights to acquire Equity Interests or other convertible securities to the extent such Equity Interests represent a portion of the exercise or exchange price thereof and (ii) any repurchases, redemptions or other acquisitions or retirements for value of Equity Interests made in lieu of withholding Taxes in connection with any exercise or exchange of stock options, warrants or other similar rights, provided that in any case, that the aggregate repurchases, redemptions or other acquisitions or retirements shall not exceed $100,000 in the aggregate;

(vi)    the payment of cash in lieu of fractional Equity Interests in an amount not to exceed $100,000;

(vii)    any Loan Party may make Restricted Payments with Distributable Cash;

(viii)    the Parent may declare and pay dividends with respect to its Equity Interests payable solely in Qualified Equity Interests; and

(ix)    any Subsidiary of the Borrower may (1) declare and pay Cash dividends to the Borrower or to any Loan Party of which it is a Subsidiary and (2) accept capital contributions from its parent to the extent permitted under Section 5.02(f)(i).

(h)    Amendments of Constitutive Documents. Amend, or permit any of its Subsidiaries to amend, its bylaws, limited liability company agreement, limited partnership agreement or other constitutive documents, other than amendments in respect of the constitutive documents of such Person that could not be reasonably expected to have a Material Adverse Effect.

(i)    Accounting Changes. Make or permit, or permit any of its Subsidiaries to make or permit, any change in (i) accounting policies or reporting practices, except, with prior written notice to the Administrative Agent, as permitted or required by GAAP, or (ii) Fiscal Year.

Senior Secured Term Loan Credit Agreement among U.S. Well Services, Inc., USWS Holdings LLC, U.S. Well Services, LLC, the Subsidiary Guarantors, the Initial Lenders, and CLMG Corp. dated as of May 7, 2019

(j)    Prepayments, Etc., of Debt. Prepay, redeem, purchase, defease or otherwise satisfy prior to the scheduled maturity thereof in any manner, or make any payment in violation of any subordination terms of, any Debt that is expressly subordinated to the Obligations hereunder, or that is secured and the Liens securing such Debt rank behind the Liens created by the Term Loan Collateral Documents, or permit any of its Subsidiaries to do any of the foregoing, in each case, except (a) the prepayment of Loans in accordance with the terms of this Agreement, (b) the prepayment of Credit Extensions in accordance with (and as defined in) the term of the ABL Credit Agreement as in effect on the date hereof, provided that this limitation shall not apply to mandatory or voluntary payments or prepayments of Debt (a) under the ABL Facility, (b) permitted under Section 5.02(b)(iii) or (v), (c) solely in the case of the Equipment Finance SPVs, the prepayment of Non-Lender Financed Capitalized Leases or Non-Lender Financed Equipment Financings solely with the proceeds of internally generated cash by such Equipment Finance SPV or (d) with Distributable Cash.

(k)    Partnerships; Formation of Subsidiaries, Etc.

(i)    Become a general partner in any general or limited partnership or joint venture, or permit any of its Subsidiaries to do so; or

(ii)    acquire, form or organize or permit any Subsidiary to acquire, form or organize any new Subsidiary; provided that any Loan Party may acquire, form or organize (A) one or more new Subsidiaries so long as such new Subsidiary shall (I) be wholly-owned by such Loan Party, (II) have no Debt (other than Debt permitted under Section 5.02(b)) and (III) become a Guarantor, and all of the Equity Interests issued by such new Subsidiary and all of such new Subsidiary’s Property shall be pledged to the Term Loan Collateral Agent for the benefit of the Term Loan Secured Parties in accordance with this Agreement and the Term Loan Security Agreement and (B) subject to satisfaction of conditions set forth on Schedule 5.02(k), one or more Equipment Finance SPVs.

(l)    Hedge Agreements. Enter into, or it permit any Subsidiary to enter into, any hedging activity or Hedge Agreement, except Non-Speculative Interest Rate Hedge Agreements entered into in order to effectively cap, collar or exchange interest rates (from floating to fixed rates, from one floating rate to another floating rate or otherwise) with respect to any interest-bearing liability or investment of the Borrower or any Subsidiary. The Borrower shall promptly, but in any event not later than the third (3rd) Business Day following any Loan Party’s entry into a Hedge Agreement, deliver and updated Schedule 4.01(t) to the Administrative Agent.

(m)    Capital Expenditures. Make, or permit any of its Subsidiaries to make:

(i)    any Maintenance Capital Expenditures that are funded with Debt of any kind (including Equipment Financings); or

(ii)    any Growth Capital Expenditures without the prior written consent of the Administrative Agent, which consent may be granted or withheld in the Administrative Agent’s sole and absolute discretion, other than Approved Growth Capital Expenditures;

Senior Secured Term Loan Credit Agreement among U.S. Well Services, Inc., USWS Holdings LLC, U.S. Well Services, LLC, the Subsidiary Guarantors, the Initial Lenders, and CLMG Corp. dated as of May 7, 2019

(iii)    any Capital Expenditures for Investment that are funded with internally generated cash in an aggregate amount not to exceed $1,000,000 in the aggregate in each fiscal year; or

(iv)    any Capital Expenditures, other than those described in clauses (i), (ii) and (iii) above and Capital Expenditures that are financed with the proceeds of Non-Lender Financed Equipment Financing or Non-Lender Financed Capital Leases.

(n)    Amendment, Etc., of Material Contracts. Cancel or terminate any Material Contract or consent to or accept any cancellation or termination thereof, amend or otherwise modify any Material Contract, waive any default under or breach of any Material Contract, agree in any manner to any other amendment, modification, waiver or change of any term or condition of any Material Contract, or permit any of its Subsidiaries to do any of the foregoing, unless (x) such cancellation, termination, amendment, modification, waiver or change could not reasonably be expected to have a Material Adverse Effect, (y) such Material Contract has been replaced as set forth in Section 6.01(n), or (z) such Material Contract has expired in accordance with its terms in the ordinary course (and not related to any default thereunder).

(o)    Investments by Other Persons. Direct or permit any Person to invest any funds on deposit in or credited to the Accounts to be invested in any Investments other than Investments permitted pursuant to Section 5.02(f)(ii).

(p)    Use of Proceeds. Request any Borrowing or use, or permit any of its Subsidiaries and its and their respective directors, officers, employees and agents to use, the proceeds of any Borrowing (a) in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any Person in violation of any Anti-Corruption Laws, (b) for the purpose of funding, financing or facilitating any activities, business or transaction of or with any Sanctioned Person, or in any Sanctioned Country, except to the extent permitted for a Person required to comply with Sanctions, or (c) in any manner that would result in the violation of any Sanctions applicable to any party hereto.

(q)    Burdensome Restrictions. Enter into, incur or permit to exist (nor permit any Subsidiary to enter into, incur or permit to exist) any agreement or other arrangement that prohibits, restricts or imposes any condition upon (a) the ability of such Loan Party or any Subsidiary to create, incur or permit to exist any Lien upon any of its property or assets, or (b) the ability of any Subsidiary to pay dividends or other distributions with respect to any of its Equity Interests or to make or repay loans or advances to the Borrower or any other Subsidiary Guarantor or to guaranty Debt of the Borrower or any other Subsidiary; provided that (i) the foregoing shall not apply to restrictions and conditions imposed by any applicable law or by any ABL Loan Document as in effect on the Effective Date, (ii) the foregoing shall not apply to restrictions and conditions existing on the date hereof identified on Schedule 4.01(ee) (but shall apply to any extension or renewal of, or any amendment or modification expanding the scope of, any such

Senior Secured Term Loan Credit Agreement among U.S. Well Services, Inc., USWS Holdings LLC, U.S. Well Services, LLC, the Subsidiary Guarantors, the Initial Lenders, and CLMG Corp. dated as of May 7, 2019 restriction or condition), (iii) the foregoing shall not apply to customary restrictions and conditions contained in agreements relating to the sale of a Subsidiary pending such sale, provided that such restrictions and conditions apply only to the Subsidiary that is to be sold and such sale is permitted hereunder, (iv) clause (a) of the foregoing shall not apply to restrictions or conditions imposed by any agreement relating to secured Debt permitted by this Agreement if such restrictions or conditions apply only to the property or assets securing such Debt and (v) clause (a) of the foregoing shall not apply to customary provisions in leases restricting the assignment thereof.

(r)    Transactions With Affiliates. Sell, lease or otherwise transfer (nor permit any Subsidiary to sell, lease or otherwise transfer) any property or assets to, or purchase, lease or otherwise acquire any property or assets from, or otherwise engage in any other transactions with, any of its Affiliates, except (i) transactions that (A) are in the ordinary course of business and (B) are at prices and on terms and conditions not less favorable to such Loan Party or such Subsidiary than could be obtained on an arm’s-length basis from unrelated third parties, (ii) transactions between or among the Loan Parties not involving any other Affiliate, (iii) any Investment permitted by Section 5.02(f)(i), (iv) any Debt permitted under Section 5.02(b)(iv), (v) any Restricted Payment permitted by Section 5.02(g), (vi) loans or advances to employees permitted under Section 5.02(f)(vi), (vii) any contribution to the capital of the Borrower or Holdings by the Sponsor Group or any purchase of Equity Interests of Holdings by the Sponsor Group and (viii) any sale, lease or other transfer of any property or assets to, or purchase, lease or other acquisition of property or assets from, any Affiliate that, as of the date of any such sale, lease or other transfer, is not in excess of the Remaining Excused Amount, so long as such amount is designated by the Loan Parties an Excused Payment and notice of such Excused Payment (together with the amount of such Excused Payment) will be delivered promptly, and in any event within five (5) days after the Borrower or any other Loan Party obtains knowledge thereof) to the Administrative Agent.

(s)    Accounts.

(i)    Open or hold any deposit accounts or securities accounts, other than:

(A)    the Collateral Accounts;

(B)    the Specified Distributable Cash Account;

(C)    the Payroll Account; and

(D)    the Workers Compensation Account.

(ii)    Grant any Lien in respect of the Initial Growth Capex Reserve Account to the ABL Agent; or

(iii)    Allow the balance in the Workers Compensation Account to exceed $1,000,000 at any one time outstanding.

Senior Secured Term Loan Credit Agreement among U.S. Well Services, Inc., USWS Holdings LLC, U.S. Well Services, LLC, the Subsidiary Guarantors, the Initial Lenders, and CLMG Corp. dated as of May 7, 2019

(t)    Amendment, Etc. of Indebtedness. Amend, modify or change in any manner any term or condition of the ABL Loan Documents except as provided in the Intercreditor Agreement.

(u)     Settlements. Enter into any settlement agreement in connection with any litigation or proceeding which, together with any other settlement agreements entered into by any Loan Party since the Effective Date, results in payment obligations or liability of the Loan Parties in excess of $10,000,000 in the aggregate since the Effective Date, unless such payment obligations or liability are fully covered by insurance policies (excluding any deductibles required to be paid under such insurance policies or self-insured retention obligations in any amount not to exceed $100,000).

(v)     Non-Lender Financed Equipment Financing or Non-Lender Financed Capitalized Lease; Equipment Finance SPV.

(i)    Enter into any Non-Lender Financed Equipment Financing or Non-Lender Financed Capitalized Lease or acquire the interests of any Equipment Finance SPV, unless the following conditions precedent have been satisfied:

(A)    Prior to seeking any Non-Lender Financed Equipment Financing or Non-Lender Financed Capitalized Lease (as applicable) and the acquisition of interests of any Equipment Finance SPV:

(i)    To the Lenders’ reasonable satisfaction, the Borrower shall demonstrate, together with any supporting documentation, that there are insufficient funds available to the Loan Parties in the Reinvestment Account and the Specified Distributable Cash Account to fund and complete the additional Electric Frac Fleet in accordance with the proposed Approved AGCE Contract.

(ii)    If the condition in clause (i) is satisfied, the Borrower shall provide to the Lenders the opportunity to fund an Incremental Facility on the same terms and conditions as the Facilities to finance the additional Electric Frac Fleet in accordance with such Approved AGCE Contract. In the event the Lender elects, in its sole discretion, to fund such Incremental Facility, (i) such Incremental Facility shall be accepted by the Borrower as the sole source of financing for such additional Electric Frac Fleet and funded in accordance with the terms of Section 2.01(c) and (iii) the Electric Frac Fleet financed by such Incremental Facility shall be owned by a Guarantor. Should the Lender, in its sole and absolute discretion, elect not to fund such Incremental Facility, the Borrower may seek to enter into an alternative Non-Lender Financed Equipment Financing or Non-Lender Financed Capitalized Lease.

Senior Secured Term Loan Credit Agreement among U.S. Well Services, Inc., USWS Holdings LLC, U.S. Well Services, LLC, the Subsidiary Guarantors, the Initial Lenders, and CLMG Corp. dated as of May 7, 2019

(B)    In the event the Lenders do not elect to fund an Incremental Facility set forth in clause (A)(ii), prior to the execution of any Non-Lender Financed Equipment Financing or Non-Lender Financed Capitalized Lease (as applicable): the Borrower shall (i) satisfy each of the conditions precedent set forth in Schedule 5.02(k) and (ii) deliver to the Administrative Agent a certificate of an Authorized Officer of Borrower, together with information reasonably requested by Administrative Agent, demonstrating compliance with each conditions precedent in Schedule 5.02(k) in connection with each such Non-Lender Financed Equipment Financing or Non-Lender Financed Capitalized Lease. In the event the Lenders confirm such conditions precedent are satisfied, the Borrower or any other Loan Party shall be permitted to acquire the Equity Interests in an Equipment Finance SPV and cause such Equipment Finance SPV to enter into such Non-Lender Financed Equipment Financing or Non-Lender Financed Capitalized Lease.

(w)     Payments by Equipment Finance SPV’s. Apply any amounts (including any amounts received by the Loan Parties), other than cash internally generated by the Equipment Finance SPV or Distributable Cash, to pay any obligations under any Non-Lender Financed Equipment Financing or Non-Lender Financed Capitalized Lease.

(x)     Inventory. Permit the proceeds of the sale, transfer or disposition of any Inventory not directly and actively used in connection with the provision of services by the Loan Parties (including the sale of any Inventory to any third-party) to be deposited into any Collateral Account, other than the Prepayment Account or Reinvestment Account as required herein.

(y)     Required Horsepower.

(i)    From the period commencing on the Effective Date and ending on June 30, 2019, own and own and operate Frac Fleets representing less than 585,000 hydraulic horsepower;

(ii)    From the period commencing on July 1, 2019 and ending on December 31, 2019, own and operate Frac Fleets representing less than 620,000 hydraulic horsepower; and

(iii)    On and after January 1, 2020, own and operate Frac Fleets representing less than 655,000 hydraulic horsepower.

Senior Secured Term Loan Credit Agreement among U.S. Well Services, Inc., USWS Holdings LLC, U.S. Well Services, LLC, the Subsidiary Guarantors, the Initial Lenders, and CLMG Corp. dated as of May 7, 2019

SECTION 5.03.    Reporting Requirements. Until a Repayment Event has occurred, the Borrower will furnish to the Agents:

(a)    Notice of Material Events. As soon as possible and in any event within five (5) days after the Borrower or any other Loan Party obtains knowledge thereof:

(i)    the occurrence of each Default or any event, development or occurrence reasonably likely to have a Material Adverse Effect or to materially impair or interfere with the operations of any Frac Fleet, a written statement of a Responsible Officer of the Borrower setting forth details of such Default, event, development or occurrence and the action that the Borrower has taken and proposes to take with respect thereto;

(ii)    any breach or default, any allegation of breach or default, or any event, development or occurrence under any Material Contract, to the extent such breach or default, or allegation thereof is reasonably likely to have a Material Adverse Effect (or to materially impair or interfere with the operations of any Frac Fleet for longer than three (3) months), a written statement of an officer of the Borrower setting forth details of such breach, default, allegation, event, development or occurrence and the action that the Borrower has taken and proposes to take with respect thereto;

(iii)    receipt of any written notice of any investigation by a Governmental Authority or any litigation or proceeding commenced or threatened against any Loan Party or any Subsidiary that (i) seeks damages in excess of $5,000,000, (ii) seeks injunctive relief, (iii) alleges criminal misconduct by any Loan Party or any Subsidiary, or (iv) asserts liability on the part of any Loan Party or any Subsidiary in excess of $5,000,000 in respect of any tax, fee, assessment, or other governmental charge;

(iv)    any Lien (other than Liens permitted under this Agreement) or claim made or asserted against any of the Collateral;

(v)    any change in any Loan Party’s information set forth on Schedule 4.01(b) or Schedule 4.01(c) or the information provided in the Beneficial Ownership Certification delivered to such Lender that would result in a change to the list of beneficial owners identified in such certification.

(b)    Annual Financials. As soon as available and in any event within 120 days after the end of each Fiscal Year of the Borrower (or, if earlier, fifteen (15) days after the date required to be filed with the SEC (without giving effect to any extension permitted by the SEC)), a copy of the annual audit report for such year for the Parent and its Subsidiaries, including therein a Consolidated balance sheet of the Parent and its Subsidiaries as of the end of such Fiscal Year and a Consolidated statement of income and a Consolidated statement of cash flows of the Borrower and its Subsidiaries for such Fiscal Year, in each case accompanied by (i) an opinion as to such audit report of independent public accountants of recognized standing who are acceptable to the Administrative Agent and (ii) a certificate of a Responsible Officer of the Borrower (A) certifying such financial statements as having been prepared in accordance with GAAP and (B) stating that no Default has occurred and is continuing or, if a Default has occurred and is continuing, a statement as to the nature thereof and the action that the Borrower has taken and proposes to take with respect thereto, provided that in the event the Parent and its Subsidiaries

Senior Secured Term Loan Credit Agreement among U.S. Well Services, Inc., USWS Holdings LLC, U.S. Well Services, LLC, the Subsidiary Guarantors, the Initial Lenders, and CLMG Corp. dated as of May 7, 2019 includes an Equipment Finance SPV on the date such annual report is being delivered, such annual report shall include a consolidating balance sheet, consolidating statement of income and consolidating statement of cash flows.

(c)    Monthly/Quarterly Financials. As soon as available and in any event within:

(i)     sixty (60) days after the end of each Fiscal Quarter of the Borrower (or, if earlier, fifteen (15) days after the date required to be filed with the SEC (without giving effect to any extension permitted by the SEC)), a Consolidated balance sheet of each of the Borrower and its Subsidiaries as of the end of such quarter and a Consolidated statement of income of the Borrower for the period commencing at the end of the previous Fiscal Quarter and ending with the end of such Fiscal Quarter and a Consolidated statement of income of the Borrower for the period commencing at the end of the previous Fiscal Year and ending with the end of such quarter, setting forth in each case in comparative form the corresponding figures for the corresponding date or period of the preceding Fiscal Year, all in reasonable detail and duly certified (subject to normal year-end audit adjustments) by a Responsible Officer of the Borrower as having been prepared in accordance with GAAP, together with a certificate of said officer stating that no Default has occurred and is continuing or, if a Default has occurred and is continuing, a statement as to the nature thereof and the action that the Borrower has taken and proposes to take with respect thereto, provided that, in the event the Parent and its Subsidiaries includes an Equipment Finance SPV on the date such quarterly financials are being delivered, such quarterly financials shall include a consolidating balance sheet, consolidating statement of income and consolidating statement of cash flows; and

(ii)    if the shares of the Parent’s common stock are no longer publicly traded on a nationally recognized stock exchange and only if the Initial Lenders and their respective Affiliates (and/or any commonly-owned Affiliates thereof) are “Lenders” hereunder, thirty (30) days after the end of each calendar month, a Consolidated balance sheet of each of the Borrower and its Subsidiaries as of the end of such calendar month and a Consolidated statement of income of the Borrower for the period commencing at the end of the previous calendar month and ending with the end of such calendar month and a Consolidated statement of income of the Borrower for the period commencing at the end of the previous Fiscal Year and ending with the end of such calendar month, setting forth in each case in comparative form the corresponding figures for the corresponding date or period of the preceding Fiscal Year, all in reasonable detail and duly certified (subject to normal year-end audit adjustments) by a Responsible Officer of the Borrower as having been prepared in accordance with GAAP, together with a certificate of said officer stating that no Default has occurred and is continuing or, if a Default has occurred and is continuing, a statement as to the nature thereof and the action that the Borrower has taken and proposes to take with respect thereto, provided that, in the event the Parent and its Subsidiaries includes an Equipment Finance SPV on the date such monthly financials are being delivered, such monthly financials shall include a consolidating balance sheet, consolidating statement of income and consolidating statement of cash flows.

Senior Secured Term Loan Credit Agreement among U.S. Well Services, Inc., USWS Holdings LLC, U.S. Well Services, LLC, the Subsidiary Guarantors, the Initial Lenders, and CLMG Corp. dated as of May 7, 2019

(d)    Annual Budget. As soon as available and in any event no later than fifteen (15) days before the start of each Fiscal Year (or such longer period as the Administrative Agent may agree in its sole discretion), an annual budget, prepared on a quarterly basis for such Fiscal Year in substantially the same form as the Initial Operating Budget or in form otherwise acceptable to the Administrative Agent (with respect to each such Fiscal Year, the “Budget”), which Budget shall be certified by a Responsible Officer of the Borrower as having been prepared in good faith based upon assumptions believed by the Borrower to be reasonable at the time made.

(e)    Litigation. Promptly after the commencement thereof, notice of all actions, suits, litigation and proceedings before any Governmental Authority of the type described in Section 4.01(g) and/or Section 6.01(g).

(f)    Agreement Notices; Etc.

(i)    Promptly, but in any event within five (5) calendar days of execution, after execution thereof, copies of any Material Contract entered into by any Loan Party after the date hereof with an individual value in excess of $1,000,000;

(ii)    promptly (but in any event within ten (10) days) following any Loan Party’s entering into of any Material Contract after the date hereof (other than a Material Contract in replacement of a Material Contract for which no Consent and Agreement was required as of the Effective Date), a Consent and Agreement substantially in the form of Exhibit F-1 or Exhibit F-2, as applicable, in respect of such Material Contract; provided, that the Borrower shall be in compliance with this Section 5.03(f)(ii) if it uses commercially reasonable efforts to promptly obtain and furnish each such Consent and Agreement at the time such Loan Party’s enters into any such Material Contract;

(iii)    promptly upon execution thereof, copies of any amendment, modification or waiver of any provision of any ABL Loan Document or any other Material Contract; and

(iv)    promptly, but in any event within five (5) calendar days, notice of any termination of any Commercial Contract.

(g)    ERISA.

(i)    ERISA Events and ERISA Reports. (A) Promptly and in any event within 10 Business Days after any Loan Party or any ERISA Affiliate knows or has reason to know that any ERISA Event has occurred that could reasonably be expected to result in liability in excess of $5,000,000, a statement of a Responsible Officer of the Borrower describing such ERISA Event and the action, if any, that such Loan Party or such ERISA Affiliate has taken and proposes to take with respect thereto and (B) within ten (10) Business Days after the date any records, documents or other information must be furnished to the PBGC with respect to any Plan pursuant to Section 4010 of ERISA, a copy of such records, documents and information.

Senior Secured Term Loan Credit Agreement among U.S. Well Services, Inc., USWS Holdings LLC, U.S. Well Services, LLC, the Subsidiary Guarantors, the Initial Lenders, and CLMG Corp. dated as of May 7, 2019

(ii)    Plan Terminations. Promptly and in any event within ten Business Days after receipt thereof by any Loan Party or any ERISA Affiliate, copies of each notice from the PBGC stating its intention to terminate any Plan or to have a trustee appointed to administer any Plan.

(iii)    Multiemployer Plan Notices. Promptly and in any event within ten Business Days after receipt thereof by any Loan Party or any ERISA Affiliate from the sponsor of a Multiemployer Plan, copies of each notice concerning (A) the imposition of Withdrawal Liability that could reasonably be expected to result in liability in excess of $5,000,000 by any such Multiemployer Plan, (B) the reorganization or termination, within the meaning of Title IV of ERISA, of any such Multiemployer Plan that could reasonably be expected to result in liability in excess of $5,000,000 or (C) the amount of liability incurred, or that may be incurred, by such Loan Party or any ERISA Affiliate in connection with any event described in clause (A) or (B).

(h)    Environmental Conditions.

(i)    Provide all written notices and perform all other reporting requirements set forth in Section 5.01(c).

(ii)    Promptly after the assertion or occurrence thereof, provide notice of any Environmental Action against or of any noncompliance known to the Borrower by any Loan Party or any of its Subsidiaries with any Environmental Law or Environmental Permit that could (i) reasonably be expected to have a Material Adverse Effect (or to materially impair or interfere with the operations of any Frac Fleet) or (ii) cause any property described in the Mortgages to be subject to any restrictions on use, ownership or transferability, or subject to any material Lien, under any Environmental Law.

(i)    Real Property. To the extent there have been any changes during the preceding Fiscal Year, as soon as available and in any event within thirty (30) days after the end of each Fiscal Year, a report supplementing Schedules 4.01(q) and 4.01(r) hereto, including an identification of all owned and leased real property disposed of by the Borrower or any of its Subsidiaries during such Fiscal Year, a list and description (including the street address, county or other relevant jurisdiction, state, record owner, and, in the case of leases of property, lessor and lessee thereof) of all real property acquired or leased during such Fiscal Year and a description of such other changes in the information included in such Schedules as may be necessary for such Schedules to be accurate and complete.

(j)    Insurance.

(i)    Promptly after the Borrower gains knowledge of the occurrence thereof, a report summarizing any changes in the insurance coverage of the Borrower and its Subsidiaries resulting from a change in the insurance markets of the type described in Section 2 of Schedule 5.01(d).

Senior Secured Term Loan Credit Agreement among U.S. Well Services, Inc., USWS Holdings LLC, U.S. Well Services, LLC, the Subsidiary Guarantors, the Initial Lenders, and CLMG Corp. dated as of May 7, 2019

(ii)    Promptly after the occurrence thereof, notice of any Casualty Event or Event of Eminent Domain affecting any Loan Party, whether or not insured, through fire, theft, other hazard or casualty involving a probable loss of $4,000,000 or more.

(iii)    Promptly after receipt thereof, copies of any cancellation or receipt of written notice of threatened cancellation of any property damage insurance required to be maintained under Section 5.01(d).

(k)    Net Cash Flow. Commencing with the first full Sweep Period following the Effective Date, and for each Sweep Period thereafter, promptly, but in any event not later than the fifteenth (15th) Business Day following the last day of such Sweep Period, a certificate (a “Net Cash Flow Certificate”) setting forth for such Sweep Period, all Cash inflows and outflows of the Loan Parties and a detailed schedule of the application of funds held in the Revenue Account in accordance with Section 2.14(c).

(l)    Frac Fleet Maintenance Report. Within thirty (30) days after the end of each calendar month, a Frac Fleet Maintenance Report.

(m)    Patriot Act, Etc. Promptly following any request therefor, (i) such other information regarding the operations, changes in ownership of Equity Interests, business affairs and financial condition of any Loan Party or any Subsidiary, or compliance with the terms of this Agreement, as the Administrative Agent or any Lender may reasonably request, and (ii) information and documentation reasonably requested by the Administrative Agent or any Lender for purposes of compliance with applicable “know your customer” and anti-money laundering rules and regulations, including the Patriot Act and the Beneficial Ownership Regulation.

(n)    Other Reports and Filing. To the extent not otherwise delivered hereunder, promptly after the filing or delivery thereof, copies of all material financial information, proxy materials and reports, if any, which the Parent or any of its Subsidiaries shall publicly file with the U.S. Securities and Exchange Commission or any successor thereto (the “SEC”) (which delivery requirement shall be deemed satisfied by the posting of such information, materials or reports on EDGAR or any successor website maintained by the SEC so long as the Administrative Agent shall have been promptly notified in writing by the Borrower of the posting thereof) or deliver to holders (or any trustee, agent or other representative therefor) of any Debt permitted pursuant to Section 5.02(b).

(o)    Other Information. Such other information respecting the business, condition (financial or otherwise), operations, performance, properties or prospects of any Loan Party or any of its Subsidiaries as any Agent, or any Lender through the Administrative Agent, may from time to time reasonably request.

(p)    Post-Closing Reports. Within five (5) Business Days following the end of each calendar month following the Effective Date until each post-closing action required to be completed pursuant to Section 5.01(r)(iv) is complete, a report, together with reasonable supporting documentation, describing in reasonable detail the status of each certificate of title/ownership required to be obtained by the Loan Parties.

Senior Secured Term Loan Credit Agreement among U.S. Well Services, Inc., USWS Holdings LLC, U.S. Well Services, LLC, the Subsidiary Guarantors, the Initial Lenders, and CLMG Corp. dated as of May 7, 2019

Documents required to be delivered pursuant to Section 5.03(b), (c) or (o) (to the extent any such documents are included in materials otherwise filed with the SEC) may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date (i) on which the Parent or the Borrower posts such documents, or provides a link thereto on the Internet at the Parent’s website address or (ii) on which such documents are posted on the Borrower’s behalf on an Internet or intranet website, if any, to which each Lender and the Administrative Agent have access (whether a commercial, third-party website or whether sponsored by the Administrative Agent); provided that: (i) the Borrower shall deliver paper copies of such documents to the Administrative Agent or any Lender following a request to the Borrower to deliver such paper copies until a written request to cease delivering paper copies is given by the Administrative Agent or such Lender and (ii) the Borrower shall notify the Administrative Agent and each Lender (by fax transmission or e-mail) of the posting of any such documents and provide to the Administrative Agent by electronic mail electronic versions (i.e., soft copies) of such documents. The Administrative Agent shall have no obligation to request the delivery of or to maintain paper copies of the documents referred to above, and in any event shall have no responsibility to monitor compliance by the Borrower with any such request by a Lender for delivery, and each Lender shall be solely responsible for requesting delivery to it or maintaining its copies of such documents.

ARTICLE VI

EVENTS OF DEFAULT

SECTION 6.01.    Events of Default. If any of the following events (“Events of Default”) shall occur and be continuing:

(a)    Payment Defaults. (i) the Borrower shall fail to pay any principal of any Loan when the same shall become due and payable or (ii) the Borrower shall fail to pay any other payment under any Loan Document (including interest on any Loan) within three (3) Business Days after the same shall become due and payable;

(b)    Misrepresentation. any representation or warranty made by any Loan Party (or any of its officers) under or in connection with any Loan Document shall prove to have been incorrect in any material respect when made; provided, however, that if (i) such Loan Party was not aware that such representation or warranty was false or incorrect at the time such representation or warranty was made, (ii) the fact, event or circumstance resulting in such false or incorrect representation or warranty is capable of being cured, corrected or otherwise remedied and (iii) such fact, event or circumstance resulting in such false or incorrect representation or warranty shall have been cured, corrected or otherwise remedied, within forty-five (45) days from the date on which the Borrower or any officer thereof first obtains knowledge thereof such that such incorrect or false representation or warranty (as cured, corrected or remedied) could not reasonably be expected to result in a Material Adverse Effect, then such incorrect or false representation or warranty shall not constitute a Default or Event of Default;

Senior Secured Term Loan Credit Agreement among U.S. Well Services, Inc., USWS Holdings LLC, U.S. Well Services, LLC, the Subsidiary Guarantors, the Initial Lenders, and CLMG Corp. dated as of May 7, 2019

(c)    Certain Covenants. the Borrower or any other Loan Party (as applicable) shall fail to perform or observe any term, covenant or agreement contained in Section 2.11, 5.01(d), (e), (i)(A) (l), and (n), 5.02 or Section 5.03(a); or the Borrower or any other Loan Party (as applicable) shall suspend or threaten in writing to either cease or suspend the carrying on of its business in accordance with any term, covenant or agreement contained in Section 5.01(h); or it becomes unlawful in any pertinent jurisdiction or impossible for any Loan Party, Parent or Holdings to perform any material obligation or covenant under any Loan Document or to comply with any other obligation which is material in the context of the Loan Documents;

(d)    Other Covenants. any Loan Party shall fail to perform or observe any other term, covenant or agreement contained in any Loan Document on its part to be performed or observed if such failure shall remain unremedied for thirty (30) days after the earlier of the date on which (i) any Responsible Officer of a Loan Party becomes aware of such failure or (ii) written notice thereof shall have been given to the Borrower by any Agent or any Lender;

(e)    Cross Default. (i) any Loan Party or any of its Subsidiaries shall fail to pay any principal of, premium or interest on or any other amount payable in respect of any Debt (other than as a result of the return to any lessor of any asset subject to a Capitalized Lease incurred pursuant to Section 5.02(b)(v), where the underlying Capitalized Lease is no longer economically attractive to the Parent and its Subsidiaries (as determined in good faith by the Borrower)) of such Loan Party or such Subsidiary (as the case may be) that is outstanding in a principal amount (or, in the case of any Hedge Agreement, an Agreement Value) of at least $10,000,000 either individually or in the aggregate (including the Debt incurred under the ABL Loan Documents) for all such Loan Parties and Subsidiaries (but excluding Debt outstanding hereunder), when the same becomes due and payable (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise), and such failure shall continue after the applicable grace period, if any, specified in the agreement or instrument relating to such Debt; or any other event shall occur or condition shall exist under any agreement or instrument relating to any such Debt and shall continue after the applicable grace period, if any, specified in such agreement or instrument, if the effect of such event or condition is to accelerate, or to permit the acceleration of, the maturity of such Debt or otherwise to cause, or to permit the holder thereof to cause, such Debt to mature; or any such Debt shall be declared to be due and payable or required to be prepaid or redeemed (other than by a regularly scheduled required prepayment or redemption), purchased or defeased, or an offer to prepay, redeem, purchase or defease such Debt shall be required to be made, in each case prior to the stated maturity thereof, or (ii) any “Event of Default” under and as defined in the ABL Loan Documents;

(f)    Insolvency Event. any Loan Party or any of its Subsidiaries shall generally not pay its debts as such debts become due, or shall admit in writing its inability to pay its debts generally, or shall make a general assignment for the benefit of creditors; or any proceeding shall be instituted by or against any Loan Party or any of its Subsidiaries seeking to adjudicate it a bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief, or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee or other similar official for it or for any substantial part of its

Senior Secured Term Loan Credit Agreement among U.S. Well Services, Inc., USWS Holdings LLC, U.S. Well Services, LLC, the Subsidiary Guarantors, the Initial Lenders, and CLMG Corp. dated as of May 7, 2019 property and, in the case of any such proceeding instituted against it (but not instituted by it) that is being diligently contested by it in good faith, either such proceeding shall remain undismissed or unstayed for a period of sixty (60) days or any of the actions sought in such proceeding (including, without limitation, the entry of an order for relief against, or the appointment of a receiver, trustee, custodian or other similar official for, it or any substantial part of its property) shall occur; or any Loan Party or any of its Subsidiaries shall take any corporate action to authorize any of the actions set forth above in this subsection (f);

(g)    Judgments. any final judgments or orders, either individually or in the aggregate, for the payment of money in excess of (i) $5,000,000, in the case of judgments or orders that are superior in right of payment to any Obligation under this Agreement; provided that a final judgment or order in connection with any litigation listed on Schedule IV such payment of money is in excess of $20,000,000, or (ii) $20,000,000, in the case of any other judgment or order, in each case, shall be rendered against any Loan Party or any of its Subsidiaries by one or more Governmental Authorities, arbitral tribunals or other bodies having jurisdiction against such Loan Party and either (x) enforcement proceedings shall have been commenced by any creditor upon such judgment or order or (y) there shall be any period of sixty (60) consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect or such judgment or order has not been otherwise discharged or satisfied within such sixty (60) day period; and provided, however, that any such judgment or order shall not give rise to an Event of Default under this Section 6.01(g) if and for so long as (A) the amount of such judgment or order in excess of the thresholds listed above is covered by a valid and binding policy of insurance in favor of such Loan Party or Subsidiary from an insurer that is rated at least “A” “XII” by A.M. Best Company, which policy covers full payment thereof and (B) such insurer has been notified, and has not denied the claim made for payment, of the amount of such judgment or order;

(h)    Non-Monetary Judgments. any non-monetary judgment or order shall be rendered against any Loan Party or any of its Subsidiaries that could reasonably be expected to have a Material Adverse Effect, and there shall be any period of sixty (60) consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect;

(i)    Invalidity. any provision of any Loan Document after delivery thereof pursuant to Section 3.01 or Section 5.01(j) shall for any reason (except as a result of acts or omissions of the Term Loan Secured Parties or pursuant to the terms thereof) cease to be valid and binding on or enforceable against any Loan Party to it, or any such Loan Party shall so state in writing;

(j)    Collateral.

(i)    any Term Loan Collateral Document or financing statement after delivery thereof pursuant to Section 3.01 or Section 5.01(j) shall for any reason (other than pursuant to the terms thereof) cease to create legal, valid, enforceable and perfected first priority Liens on and security interests in all Term Loan Priority Collateral (and on and after the Discharge of ABL Obligations, all Collateral) purported to be covered thereby; or

Senior Secured Term Loan Credit Agreement among U.S. Well Services, Inc., USWS Holdings LLC, U.S. Well Services, LLC, the Subsidiary Guarantors, the Initial Lenders, and CLMG Corp. dated as of May 7, 2019

(ii)    any Term Loan Collateral Document or financing statement after delivery thereof pursuant to Section 3.01 or Section 5.01(j) shall for any reason (other than pursuant to the terms thereof) cease to create a legal, valid, enforceable second priority Liens on and security interests in all ABL Priority Collateral purported to be covered thereby;

(k)    Change of Control. a Change of Control shall occur;

(l)    ERISA Event.

(i)    any ERISA Event shall have occurred with respect to a Plan and the sum (determined as of the date of occurrence of such ERISA Event) of the Insufficiency of such Plan and the Insufficiency of any and all other Plans with respect to which an ERISA Event shall have occurred and then exist (or the liability of the Loan Parties and the ERISA Affiliates related to such ERISA Event) exceeds $10,000,000;

(ii)    any Loan Party or any ERISA Affiliate shall have been notified by the sponsor of a Multiemployer Plan that it has incurred Withdrawal Liability to such Multiemployer Plan in an amount that, when aggregated with all other amounts required to be paid to Multiemployer Plans by the Loan Parties and the ERISA Affiliates as Withdrawal Liability (determined as of the date of such notification), exceeds $10,000,000 or requires payments exceeding $5,000,000 per annum; or

(iii)    any Loan Party or any ERISA Affiliate shall have been notified by the sponsor of a Multiemployer Plan that such Multiemployer Plan is in reorganization or is being terminated, within the meaning of Title IV of ERISA, and as a result of such reorganization or termination the aggregate annual contributions of the Loan Parties and the ERISA Affiliates to all Multiemployer Plans that are then in reorganization or being terminated have been or will be increased over the amounts contributed to such Multiemployer Plans for the plan years of such Multiemployer Plans immediately preceding the plan year in which such reorganization or termination occurs by an amount exceeding $10,000,000;

(m)    Dissolution. any order, judgment or decree shall be entered against any Loan Party or any of its Subsidiaries decreeing the dissolution or split up of such Loan Party or Subsidiary and such order shall remain undischarged or unstayed for a period in excess of thirty (30) days;

(n)    Material Contracts. (i) any Material Contract shall at any time cease to be valid and binding or in full force and effect (in each case, except in connection with its expiration in accordance with its terms in the ordinary course (and not related to any default thereunder)), or (ii) any Loan Party shall default in any material respect in the performance or observance of any

Senior Secured Term Loan Credit Agreement among U.S. Well Services, Inc., USWS Holdings LLC, U.S. Well Services, LLC, the Subsidiary Guarantors, the Initial Lenders, and CLMG Corp. dated as of May 7, 2019 covenant or agreement contained in any Material Contract to which it is a party and such default has continued beyond any applicable grace period specified therein, and in the case of (i) or (ii), such event could reasonably be expected to have a Material Adverse Effect, unless within 120 days of such termination or default, the applicable Loan Party replaces such Material Contract with a replacement agreement (x) similar in scope to and on terms not materially less favorable to the relevant Loan Party and the Lenders than the Material Contract being replaced or (y) in form and substance reasonably satisfactory to the Administrative Agent, and in each case with a counterparty of comparable or better standing in the applicable industry; provided that if at any time during such 120 day grace period the Administrative Agent reasonably determines that the applicable Loan Party is not diligently seeking to replace the applicable Material Contract, an Event of Default shall immediately occur, or

(o)    ABL Financing Statement. The financing statement filed in connection with the ABL Credit Agreement is filed prior to the financing statement filed in connection with this Agreement (other than solely in the event such financing statement filed in connection with the ABL Credit Agreement is directly filed first by the Administrative Agent (or the Administrative Agent’s counsel)),

(p)    ABL.

(i)     On and following the expiration of the Deferral Period, a Cash Dominion Trigger Period is in effect or the ABL Administrative Agent (as defined in the ABL Credit Agreement) or the lenders under the ABL Credit Agreement elect to implement cash dominion over any Collateral Account, provided that, if the applicable Cash Dominion Trigger Period commences as set forth in clause (a)(ii) of the definition Cash Dominion Trigger Period, no Event of Default shall be triggered under this Section 6.01(p)(i) until such Cash Dominion Trigger Period has been in effect for six (6) consecutive calendar months or has been in effect for an aggregate ten (10) calendar months over any twelve (12) calendar month period,

(ii)    On any day, there shall exist an Overadvance (as such term is defined in the ABL Credit Agreement as in effect on the date hereof) that is not promptly repaid pursuant to Section 2.05(b) of the ABL Credit Agreement, or

(q)    Frac Fleet 16 Commercial Agreement. The Commercial Agreement described on Schedule 6.01(q) at any time ceases to be valid and binding or in full force and effect or is terminated and no termination payment is paid by the counterparty to such Commercial Agreement in connection with such termination, then, and in any such event, the Administrative Agent (i) shall at the request, or may with the consent, of the Required Lenders, by notice to the Borrower, declare the Commitments of each Lender and the obligation of each Lender to make Loans to be terminated, whereupon the same shall forthwith terminate and (ii) shall at the request, or may with the consent, of the Required Lenders, by notice to the Borrower, declare the Loans, all interest thereon and all other amounts payable under this Agreement and the other Loan Documents to be forthwith due and payable,

Senior Secured Term Loan Credit Agreement among U.S. Well Services, Inc., USWS Holdings LLC, U.S. Well Services, LLC, the Subsidiary Guarantors, the Initial Lenders, and CLMG Corp. dated as of May 7, 2019 whereupon the Loans, all such interest and all such amounts shall become and be forthwith due and payable, without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by the Borrower; provided, however, that, in the event of an actual or deemed entry of an order for relief with respect to the Borrower under the Bankruptcy Code, (x) the Commitments of each Lender and the obligation of each Lender to make Loans shall automatically be terminated and (y) the Loans, all such interest and all such amounts shall automatically become and be due and payable, without presentment, demand, protest or any notice of any kind, all of which are hereby expressly waived by the Borrower. For the avoidance of doubt, payment defaults may be cured within the applicable cure period, if any, by equity contributions from one or more members of the Borrower without limitation as to the number of such cures. Upon any acceleration (whether elective or automatic) of the unpaid principal balance of any Loan pursuant to this Section 6.01 (including any acceleration upon the occurrence of an actual or deemed entry of an order for relief with respect to any Loan Party under the Bankruptcy Code or any other Bankruptcy Law, including, without limitation, upon the occurrence of an Event of Default pursuant to Section 6.01(f)) during the Yield Maintenance Period and the Call Premium Period, as applicable, the applicable Lender shall be entitled to, and the Borrower shall pay as liquidated damages (it being agreed that the amount of damages that such Lender will suffer in each case are difficult to calculate) an amount equal to the Yield Maintenance Fee and Call Premium applicable to the principal balance of such Loan that has been accelerated, as the case may be, determined, in the case of a Loan, as if such Loan had been prepaid on the date of the acceleration thereof, less any interest accrued and paid thereon and attributable to the period from the date of acceleration to the date of payment, in each case in addition to all other amounts (including any Exit Fee) due and payable in respect of the Obligations hereunder.

SECTION 6.02.    Application of Funds. After the exercise of remedies provided for in Section 6.01 (or after the Loans have automatically become immediately due and payable as set forth in Section 6.01), any amounts received on account of the Obligations shall be applied by the Administrative Agent in the following order, subject to the Intercreditor Agreement:

First, to payment of that portion of the Obligations constituting fees, indemnities, expenses and other amounts (including fees, charges and disbursements of counsel to the Administrative Agent and amounts payable under Article II) payable to the Administrative Agent under this Agreement or any other Loan Document in its capacity as such;

Second, to payment of that portion of the Obligations constituting fees, indemnities and other amounts (other than principal and interest) payable to the Lenders (including fees, charges and disbursements of counsel to the Lenders arising under the Loan Documents and amounts payable under Article II), ratably among them in proportion to the respective amounts described in this clause Second payable to them;

Third, to payment of that portion of the Obligations constituting interest on the Term A Loans arising under the Loan Documents, ratably among the Term Loan A Lenders in proportion to the respective amounts described in this clause Third payable to them;

Senior Secured Term Loan Credit Agreement among U.S. Well Services, Inc., USWS Holdings LLC, U.S. Well Services, LLC, the Subsidiary Guarantors, the Initial Lenders, and CLMG Corp. dated as of May 7, 2019

Fourth, to payment of that portion of the Obligations constituting interest on the Term B Loans arising under the Loan Documents, ratably among the Term Loan B Lenders in proportion to the respective amounts described in this clause Fourth payable to them;

Fifth, to payment of that portion of the Obligations constituting unpaid principal of the Term A Loans and other Obligations relating to the Term A Loans (including the Yield Maintenance Fee, the Exit Fee and the Call Premium), in each case, ratably among the Administrative Agent, the Term Loan A Lenders in proportion to the respective amounts described in this clause Fifth held by them;

Sixth, to payment of that portion of the Obligations constituting unpaid principal of the Term B Loans, Secured Hedge Agreements and Secured Bank Product Obligations (other than Secured Hedge Agreements) and other Obligations relating to the Term B Loans, Secured Hedge Agreements and Secured Bank Product Obligations (including the Yield Maintenance Fee, the Exit Fee and the Call Premium), in each case, ratably among the Administrative Agent and the Term Loan B Lenders, the Hedge Banks and the Cash Management Banks in proportion to the respective amounts described in this clause Sixth held by them;

Seventh, to payment of all other Obligations ratably among the Secured Parties; and

Last, the balance, if any, after all of the Obligations have been indefeasibly paid in full, to the Borrower or as otherwise required by applicable law.

Excluded Swap Obligations with respect to any Guarantor shall not be paid with amounts received from such Guarantor or its assets, but appropriate adjustments shall be made with respect to payments from other Loan Parties to preserve the allocation to Obligations otherwise set forth above in this Section 6.02.

Notwithstanding the foregoing, Obligations arising under Secured Cash Management Agreements and Secured Hedge Agreements shall be excluded from the application described above if the Administrative Agent has not received a Secured Party Designation Notice, together with such supporting documentation as the Administrative Agent may request, from the applicable Cash Management Bank or Hedge Bank, as the case may be. Each Cash Management Bank or Hedge Bank not a party to this Agreement that has given the notice contemplated by the preceding sentence shall, by such notice, be deemed to have acknowledged and accepted the appointment of the Administrative Agent pursuant to the terms of Article VII hereof for itself and its Affiliates as if a “Lender” party hereto.

Senior Secured Term Loan Credit Agreement among U.S. Well Services, Inc., USWS Holdings LLC, U.S. Well Services, LLC, the Subsidiary Guarantors, the Initial Lenders, and CLMG Corp. dated as of May 7, 2019

ARTICLE VII

THE AGENTS

SECTION 7.01.    Authorization and Action. (a) Each Lender (in its capacity as a Lender) hereby appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers and discretion under this Agreement and the other Loan Documents as are delegated to the Administrative Agent by the terms hereof and thereof, together with such powers and discretion as are reasonably incidental thereto. As to any matters not expressly provided for by the Loan Documents (including, without limitation, enforcement of the Obligations or collection of the Obligations owing under the Loan Documents), the Administrative Agent shall not be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the instructions of the Required Lenders, and such instructions shall be binding upon all Lenders and all holders of Notes; provided, however, that the Administrative Agent shall not be required to take any action that exposes the Administrative Agent to personal liability or that is contrary to this Agreement or applicable law. Without limiting the generality of the foregoing, each Lender hereby authorizes and instructs the Administrative Agent to enter into the documents to be entered into by the Administrative Agent expressly mentioned in Section 3.01.

(a)    The Administrative Agent may execute any of its duties under this Agreement or any other Loan Document (including for purposes of holding or enforcing any Lien on the Collateral (or any portion thereof) granted under the Term Loan Collateral Documents or of exercising any rights and remedies thereunder at the direction of the Term Loan Collateral Agent) by or through agents, employees or attorneys-in-fact and shall be entitled to advice of counsel and other consultants or experts concerning all matters pertaining to such duties. The Administrative Agent shall not be responsible for the negligence or misconduct of any agent, employee or attorney-in-fact that it selects in accordance with the foregoing provisions of this Section 7.01(b) in the absence of the Administrative Agent’s gross negligence or willful misconduct.

SECTION 7.02.    Administrative Agent’s Reliance, Etc. Neither the Administrative Agent nor any of its directors, officers, agents or employees shall be liable for any action taken or omitted to be taken by it or them under or in connection with the Loan Documents, except for its or their own gross negligence or willful misconduct. Without limitation of the generality of the foregoing, the Administrative Agent: (a) may consult with legal counsel (including counsel for any Loan Party), independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts; (b) makes no warranty or representation to any Lender and shall not be responsible to any Lender for any statements, warranties or representations (whether written or oral) made in or in connection with the Loan Documents; (c) shall not have any duty to ascertain or to inquire as to the performance, observance or satisfaction of any of the terms, covenants or conditions of any Loan Document on the part of any Loan Party or the existence at any time of any Default under the Loan Documents or to inspect the property (including the books and records) of any Loan Party; (d) shall not be responsible to any Lender for

Senior Secured Term Loan Credit Agreement among U.S. Well Services, Inc., USWS Holdings LLC, U.S. Well Services, LLC, the Subsidiary Guarantors, the Initial Lenders, and CLMG Corp. dated as of May 7, 2019 the due execution, legality, validity, enforceability, genuineness, sufficiency or value of, or the perfection or priority of any lien or security interest created or purported to be created under or in connection with, any Loan Document or any other instrument or document furnished pursuant thereto; and (e) shall incur no liability under or in respect of any Loan Document by acting upon any notice, consent, certificate or other instrument or writing (which may be by electronic communication) believed by it to be genuine and signed or sent by the proper party or parties.

SECTION 7.03.    Agents and Affiliates. With respect to its Commitments, the Loans made by it and any Notes issued to it, each Agent and its Affiliates shall have the same rights and powers under the Loan Documents as any other Lender and may exercise the same as though each were not an Agent or an Affiliate of an Agent; and the term “Lender” or “Lenders” shall, unless otherwise expressly indicated, include each Agent and its Affiliates in their respective individual capacities. Each Agent and its Affiliates may accept deposits from, lend money to, act as trustee under indentures of, accept investment banking engagements from and generally engage in any kind of business with, any Loan Party, any of its Subsidiaries and any Person that may do business with or own securities of any Loan Party or any such Subsidiary, all as if such Agent was not an Agent and without any duty to account therefor to the Lenders. No Agent shall have any duty to disclose any information obtained or received by it or any of its Affiliates relating to any Loan Party or any of its Subsidiaries to the extent such information was obtained or received in any capacity other than as such Agent.

SECTION 7.04.    Lender Credit Decision. Each Lender acknowledges that it has, independently and without reliance upon any Agent or any other Lender and based on the financial statements referred to in Section 3.01 and such other documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon any Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement.

SECTION 7.05.    Indemnification. (a) Each Lender severally agrees to indemnify each Agent (to the extent not promptly reimbursed by the Borrower and without limiting its obligation to do so) from and against such Lender’s ratable share (determined as provided below) of any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever that may be imposed on, incurred by, or asserted against such Agent in any way relating to or arising out of the Loan Documents or any action taken or omitted by such Agent under the Loan Documents (collectively, the “Indemnified Costs”); provided, however, that no Lender shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from such Agent’s gross negligence or willful misconduct as found in a final, non-appealable judgment by a court of competent jurisdiction. Without limitation of the foregoing, each Lender agrees to reimburse each Agent promptly upon demand for its ratable share of any costs and expenses (including, without limitation, reasonable fees and expenses of counsel) payable by the Borrower under Section 9.04, to the extent that such Agent is not promptly reimbursed for such costs and expenses by the Borrower. In the case of any investigation, litigation or proceeding giving rise to any Indemnified Costs, this Section 7.05 applies whether any such investigation,

Senior Secured Term Loan Credit Agreement among U.S. Well Services, Inc., USWS Holdings LLC, U.S. Well Services, LLC, the Subsidiary Guarantors, the Initial Lenders, and CLMG Corp. dated as of May 7, 2019 litigation or proceeding is brought by any Lender or any other Person. Each Agent is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and otherwise apply any and all amounts it receives pursuant to the Loan Documents to or for the credit or the account of any Lender against any and all obligations of such Lender to such Agent now or hereafter existing under this Section 7.05; provided that the foregoing sentence shall only apply if such Lender fails to promptly pay such obligation following such Agent’s written request for payment; provided further that any obligation a Lender fails to promptly pay following the Agent’s written request for payment shall bear interest at the same rate as Default Interest and the Agent is authorized to set off against any such accrued interest in the manner described above.

(a)    For purposes of Section 7.05(a), (i) each Lender’s ratable share of any amount shall be determined, at any time, according to the sum of the aggregate principal amount of the Loans outstanding at such time and owing to such Lender. The failure of any Lender to reimburse any Agent promptly upon demand for its ratable share of any amount required to be paid by the Lenders to such Agent as provided herein shall not relieve any other Lender of its obligation hereunder to reimburse such Agent for its ratable share of such amount, but no Lender shall be responsible for the failure of any other Lender to reimburse such Agent for such other Lender’s ratable share of such amount. Without prejudice to the survival of any other agreement of any Lender hereunder, the agreement and obligations of each Lender contained in this Section 7.05 shall survive the payment in full of principal, interest and all other amounts payable hereunder and under the other Loan Documents.

SECTION 7.06.    Successor Administrative Agent. The Administrative Agent may resign at any time by giving thirty (30) days’ written notice thereof to the Lenders and the Borrower. Upon any such resignation, the Required Lenders shall have the right, with (so long as no Event of Default has occurred and is continuing) the consent of the Borrower (not to be unreasonably withheld or delayed), to appoint a successor Administrative Agent. If no successor Administrative Agent shall have been so appointed by the Required Lenders, and shall have accepted such appointment, within thirty (30) days after the retiring Administrative Agent’s giving of notice of resignation or the Required Lenders’ removal of the retiring Administrative Agent, then the retiring Administrative Agent may, on behalf of the Lenders, appoint a successor Administrative Agent, which shall be a commercial bank organized under the laws of the United States or of any State thereof and having a combined capital and surplus of at least $500,000,000. Upon the acceptance of any appointment as Administrative Agent hereunder by a successor Administrative Agent, such successor Administrative Agent shall succeed to and become vested with all the rights, powers, discretion, privileges and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations under the Loan Documents. If within forty-five (45) days after written notice is given of the retiring Administrative Agent’s resignation or removal under this Section 7.06 no successor Administrative Agent shall have been appointed and shall have accepted such appointment, then on such forty-fifth (45th) day (a) the retiring Administrative Agent’s resignation or removal shall become effective, (b) the retiring Administrative Agent shall thereupon be discharged from its duties and obligations under the Loan Documents and (c) the Required Lenders shall thereafter perform all duties of the retiring Administrative Agent under the Loan Documents until such time,

Senior Secured Term Loan Credit Agreement among U.S. Well Services, Inc., USWS Holdings LLC, U.S. Well Services, LLC, the Subsidiary Guarantors, the Initial Lenders, and CLMG Corp. dated as of May 7, 2019 if any, as the Required Lenders appoint a successor Agent as provided above. After any retiring Administrative Agent’s resignation or removal hereunder as Administrative Agent shall have become effective, the provisions of this Article VII shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent under this Agreement.

SECTION 7.07.    Term Loan Collateral Agent. Each of the Administrative Agent and the Lenders hereby designates and appoints CLMG as Term Loan Collateral Agent under this Agreement and the other Loan Documents and authorizes CLMG, in the capacity of Term Loan Collateral Agent, to (A) execute, deliver and perform the obligations, if any, of the Term Loan Collateral Agent, as applicable under this Agreement and each other Loan Document and (B) take such action on its behalf under the provisions of this Agreement and the other Loan Documents and to exercise such powers and perform such duties as are expressly delegated to the Term Loan Collateral Agent by the terms of this Agreement and the other Loan Documents, together with such other powers as are reasonably incidental thereto; provided, however, that the Term Loan Collateral Agent shall not be required to take any action that exposes the Term Loan Collateral Agent to personal liability or that is contrary to this Agreement or applicable law. Without limiting the generality of the foregoing, each of the Administrative Agent and the Lenders hereby authorizes and instructs CLMG, in the capacity of Term Loan Collateral Agent, to execute and deliver the documents to be entered into by the Term Loan Collateral Agent expressly mentioned in Section 3.01, and, without limiting any of the provisions of this Agreement, CLMG, in the capacity of Term Loan Collateral Agent, shall continue to be bound by and entitled to all the benefits and protections of all provisions of this Article VII (including the successor agent provisions) and Article IX as if set forth in full herein with respect thereto.

SECTION 7.08.    Secured Cash Management Agreements and Secured Hedge Agreements. Except as otherwise expressly set forth herein, no Cash Management Bank or Hedge Bank that obtains the benefit of the provisions of Section 6.02, the Guaranty or any Collateral by virtue of the provisions hereof, of the Term Loan Security Agreement or any Term Loan Collateral Document shall have any right to notice of any action or to consent to, direct or object to any action hereunder or under any other Loan Document or otherwise in respect of the Collateral (including the release or impairment of any Collateral) (or to notice of or to consent to any amendment, waiver or modification of the provisions hereof or of the Term Loan Security Agreement or any Term Loan Collateral Document) other than in its capacity as a Lender and, in such case, only to the extent expressly provided in the Loan Documents. Notwithstanding any other provision of this Article VII to the contrary, the Administrative Agent shall not be required to verify the payment of, or that other satisfactory arrangements have been made with respect to, Obligations arising under Secured Cash Management Agreements and Secured Hedge Agreements except to the extent expressly provided herein and unless the Administrative Agent has received a Secured Party Designation Notice of such Obligations, together with such supporting documentation as the Administrative Agent may request, from the applicable Cash Management Bank or Hedge Bank, as the case may be. The Administrative Agent shall not be required to verify the payment of, or that other satisfactory arrangements have

Senior Secured Term Loan Credit Agreement among U.S. Well Services, Inc., USWS Holdings LLC, U.S. Well Services, LLC, the Subsidiary Guarantors, the Initial Lenders, and CLMG Corp. dated as of May 7, 2019 been made with respect to, Obligations arising under Secured Cash Management Agreements and Secured Hedge Agreements in the case of termination of the Commitments and repayment in full of all Obligations hereunder.

ARTICLE VIII

[RESERVED]

ARTICLE IX

MISCELLANEOUS

SECTION 9.01.    Amendments, Etc. (a) Subject to Section 5.3 of the Intercreditor Agreement and clause (b) below, no amendment or waiver of any provision of this Agreement, the Notes or any other Loan Document (including the Intercreditor Agreement), nor consent to any departure by any Loan Party therefrom, shall in any event be effective unless the same shall be in writing and signed by the Required Lenders (or the Administrative Agent on their behalf) and, in the case of an amendment, the Borrower on behalf of the Loan Parties, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that (i) no amendment, waiver or consent shall, unless in writing and signed by each Lender, do any of the following at any time:

(A)    waive any of the conditions specified in Section 3.01 or, in the case of the initial Borrowing hereunder, Section 3.02;

(B)    change (1) the definition of “Required Lenders” or (2) the number of Lenders or the percentage of (x) the Commitments or (y) the aggregate unpaid principal amount of the Loans that, in each case, shall be required for the Lenders or any of them to take any action hereunder or under any other Loan Document;

(C)    change any other definition in the Intercreditor Agreement in any manner adverse to the Lenders;

(D)    release one or more Guarantors (or otherwise limit such Guarantors’ liability with respect to the Obligations owing to the Agents and the Lenders under the Guaranty) if such release or limitation is in respect of a material portion of the value of the Guaranty to the Lenders;

(E)    release (i) any material portion of the Term Priority Collateral in any transaction or series of related transactions or (ii) other than as expressly contemplated by Section 5.1(a)(ii), any material portion of the ABL Priority Collateral in any transaction or series of related transactions;

(F)    subordinate the Liens of the Lenders; or

Senior Secured Term Loan Credit Agreement among U.S. Well Services, Inc., USWS Holdings LLC, U.S. Well Services, LLC, the Subsidiary Guarantors, the Initial Lenders, and CLMG Corp. dated as of May 7, 2019

(G)    amend this Section 9.01,

and (ii) no amendment, waiver or consent shall, unless in writing and signed by the Required Lenders and each Lender specified below for such amendment, waiver or consent:

(A)    increase the Commitments of a Lender without the consent of such Lender;

(B)    reduce or forgive the principal of, or stated rate of interest on, the Loans owed to a Lender or any fees or other amounts stated to be payable hereunder or under the other Loan Documents to such Lender without the consent of such Lender;

(C)    postpone any date scheduled for any payment of principal of, or interest on, the Loans pursuant to Section 2.03 or 2.05, any or any date fixed for any payment of fees hereunder, in each case, payable to a Lender without the consent of such Lender;

(D)    impose any restrictions on the rights of such Lender under Section 9.07 without the consent of such Lender;

(E)    change the order of any prepayment of Loans from the application thereof set forth in the applicable provisions of Section 2.04(b) in any manner that materially adversely affects the Lenders without the consent of holders of a majority of the Commitments or Loans outstanding;

(F)    increase the maximum duration of any Eurodollar Rate Period;

(G)    change the order of application of proceeds of Collateral and other payments set forth in Article IV of the Intercreditor Agreement in a manner that materially adversely affects any Lender without the consent of such Lender;

(H)    otherwise amend or modify any of the Intercreditor Agreement or any Term Loan Collateral Document in a manner which disproportionately affects any Lender vis-à-vis any other Secured Party without the written consent of such Lender; or

(I)    amend or modify the provisions of Section 2.08(a)(i), Section 2.08(f) and Section 2.10 (including the definition of “Pro Rata Share”) in a manner that adversely affects any Lender without the consent of such Lender;

provided further that no amendment, waiver or consent shall, unless in writing and signed by an Agent in addition to the Lenders required above to take such action, affect the rights or duties of such Agent under this Agreement or the other Loan Documents.

(a)    Notwithstanding the other provisions of this Section 9.01, the Borrower, the Guarantors, the Term Loan Collateral Agent and the Administrative Agent may (but shall have no obligation to) amend or supplement the Loan Documents without the consent of any Lender: (i) to cure any ambiguity, defect or inconsistency; (ii) to make any change that would provide any additional rights or benefits to the Lenders or (iii) to make, complete or confirm any grant of

Senior Secured Term Loan Credit Agreement among U.S. Well Services, Inc., USWS Holdings LLC, U.S. Well Services, LLC, the Subsidiary Guarantors, the Initial Lenders, and CLMG Corp. dated as of May 7, 2019

Collateral permitted or required by this Agreement or any of the Term Loan Collateral Documents or any release of any Collateral that is otherwise permitted under the terms of this Agreement and the Term Loan Collateral Documents.

SECTION 9.02.    Notices, Etc. (a) All notices and other communications provided for hereunder shall be either (x) in writing (including electronic communication) and mailed or delivered or (y) as and to the extent set forth in Section 9.02(b) and in the proviso to this Section 9.02(a), in an electronic medium and delivered as set forth in Section 9.02(b), (i) if to any Loan Party, to the Borrower at its address as set forth on Schedule 9.02 attached hereto; (ii) if to any Lender identified on Schedule I hereto, at its Lending Office specified opposite its name on Schedule I hereto; (iii) if to any Initial Lender, at its Lending Office specified in Schedule I attached hereto; (iv) if to any other Lender, at its Lending Office specified in the Assignment and Acceptance pursuant to which it became a Lender; (v) if to the Term Loan Collateral Agent or Administrative Agent, at its address as set forth on Schedule 9.02 attached hereto; or, as to the Borrower or the Administrative Agent, at such other address as shall be designated by such party in a written notice to the other parties and, as to each other party, at such other address as shall be designated by such party in a written notice to the Borrower and the Administrative Agent; provided, however, that materials and information described in Section 9.02(b) shall be delivered to the Administrative Agent in accordance with the provisions thereof or as otherwise specified to the Borrower by the Administrative Agent. All such notices and other communications shall, when mailed, e-mailed, be effective when deposited in the mails or sent by electronic communication, respectively, except that notices and communications to any Agent pursuant to Article II, Article III or Article VII shall not be effective until received by such Agent. Delivery by electronic communication of an executed counterpart of a signature page to any amendment or waiver of any provision of this Agreement or the Notes shall be effective as delivery of an original executed counterpart thereof.

(a)    The Borrower hereby agrees that it will provide to the Administrative Agent all information, documents and other materials that it is obligated to furnish to the Administrative Agent pursuant to the Loan Documents, including, without limitation, all notices, requests, financial statements, financial and other reports, certificates and other information materials, but excluding any such communication that (i) relates to a request for a new Borrowing (including any election of an interest rate or interest period relating thereto), (ii) relates to the payment of any principal or other amount due under this Agreement prior to the scheduled date therefor, (iii) provides notice of any Default or Event of Default under this Agreement or (iv) is required to be delivered to satisfy any condition precedent to the effectiveness of this Agreement and/or any Borrowing or other extension of credit thereunder (all such non-excluded communications being referred to herein collectively as “Communications”), by transmitting the Communications in an electronic/soft medium in a format acceptable to the Administrative Agent to an electronic mail address specified by the Administrative Agent to the Borrower. In addition, the Borrower agrees to continue to provide the Communications to the Administrative Agent in the manner specified in the Loan Documents but only to the extent requested by the Administrative Agent. The Borrower further agrees that the Administrative Agent may make the Communications available to the Lenders by posting the Communications on IntraLinks or a substantially similar electronic transmission system (the “Platform”).

Senior Secured Term Loan Credit Agreement among U.S. Well Services, Inc., USWS Holdings LLC, U.S. Well Services, LLC, the Subsidiary Guarantors, the Initial Lenders, and CLMG Corp. dated as of May 7, 2019

(b)    THE PLATFORM IS PROVIDED “AS IS” AND “AS AVAILABLE”. THE AGENT PARTIES (AS DEFINED BELOW) DO NOT WARRANT THE ACCURACY OR COMPLETENESS OF THE COMMUNICATIONS, OR THE ADEQUACY OF THE PLATFORM AND EXPRESSLY DISCLAIM LIABILITY FOR ERRORS OR OMISSIONS IN THE COMMUNICATIONS. NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING, WITHOUT LIMITATION, ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS, IS MADE BY THE AGENT PARTIES IN CONNECTION WITH THE COMMUNICATIONS OR THE PLATFORM. IN NO EVENT SHALL THE ADMINISTRATIVE AGENT OR ANY OF ITS AFFILIATES OR ANY OF THEIR RESPECTIVE OFFICERS, DIRECTORS, EMPLOYEES, AGENTS, ADVISORS OR REPRESENTATIVES (COLLECTIVELY, “AGENT PARTIES”) HAVE ANY LIABILITY TO THE BORROWER, ANY LENDER OR ANY OTHER PERSON OR ENTITY FOR DAMAGES OF ANY KIND, INCLUDING, WITHOUT LIMITATION, DIRECT OR INDIRECT, SPECIAL, INCIDENTAL OR CONSEQUENTIAL DAMAGES, LOSSES OR EXPENSES (WHETHER IN TORT, CONTRACT OR OTHERWISE) ARISING OUT OF THE BORROWER’S OR THE ADMINISTRATIVE AGENT’S TRANSMISSION OF COMMUNICATIONS THROUGH THE INTERNET, EXCEPT TO THE EXTENT THE LIABILITY OF ANY AGENT PARTY IS FOUND IN A FINAL NON-APPEALABLE JUDGMENT BY A COURT OF COMPETENT JURISDICTION TO HAVE RESULTED PRIMARILY FROM SUCH AGENT PARTY’S GROSS NEGLIGENCE OR WILLFUL MISCONDUCT.

(c)    The Administrative Agent agrees that the receipt of the Communications by the Administrative Agent at its e-mail address set forth on Schedule 9.02 shall constitute effective delivery of the Communications to the Administrative Agent for purposes of the Loan Documents. Each Lender agrees (i) that notice to it (as provided in the next sentence) specifying that the Communications have been posted to the Platform shall constitute effective delivery of the Communications to such Lender for purposes of the Loan Documents. Each Lender agrees to notify the Administrative Agent in writing (including by electronic communication) from time to time of such Lender’s e-mail address to which the foregoing notice may be sent by electronic transmission and (ii) that the foregoing notice may be sent to such e-mail address. Nothing herein shall prejudice the right of the Administrative Agent or any Lender to give any notice or other communication pursuant to any Loan Document in any other manner specified in such Loan Document.

SECTION 9.03.    No Waiver; Remedies. No failure on the part of any Lender or any Agent to exercise, and no delay in exercising, any right hereunder or under any Note or any other Loan Document shall operate as a waiver thereof; nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

Senior Secured Term Loan Credit Agreement among U.S. Well Services, Inc., USWS Holdings LLC, U.S. Well Services, LLC, the Subsidiary Guarantors, the Initial Lenders, and CLMG Corp. dated as of May 7, 2019

SECTION 9.04.    Costs and Expenses. (a)The Borrower agrees to pay on demand (i) all reasonable and documented out-of-pocket costs and expenses of each Agent in connection with the preparation, execution, delivery, administration, modification and amendment of, or any consent or waiver under, the Loan Documents (including, without limitation, (A) all due diligence, collateral review, syndication, transportation, computer, duplication, appraisal, audit, insurance, consultant, search, filing and recording fees and expenses and (B) the reasonable and documented fees and expenses of counsel for each Agent with respect thereto, with respect to advising such Agent as to its rights and responsibilities, or the perfection, protection or preservation of rights or interests, under the Loan Documents, with respect to negotiations with any Loan Party or with other creditors of any Loan Party or any of its Subsidiaries arising out of any Default or any events or circumstances that may give rise to a Default and with respect to presenting claims in or otherwise participating in or monitoring any bankruptcy, insolvency or other similar proceeding involving creditors’ rights generally and any proceeding ancillary thereto) and (ii) all costs and expenses of each Agent and each Lender in connection with the enforcement of the Loan Documents, whether in any action, suit or litigation, or any bankruptcy, insolvency or other similar proceeding affecting creditors’ rights generally (including, without limitation, the reasonable fees and expenses of counsel for the Administrative Agent and each Lender with respect thereto).

(a)    The Borrower agrees to indemnify, defend and save and hold harmless each Agent, each Lender, each of their Affiliates and the respective officers, directors, employees, trustees, agents and advisors of each of the foregoing (each, an “Indemnified Party”) from and against, and shall pay on demand, any and all claims, damages, losses, liabilities and expenses (including, without limitation, reasonable fees and expenses of counsel) that may be incurred by or asserted or awarded against any Indemnified Party, in each case arising out of or in connection with or by reason of (including, without limitation, in connection with any investigation, litigation or proceeding or preparation of a defense in connection therewith) (i) the Facilities, the actual or proposed use of the proceeds of the Loans, the Loan Documents or any of the transactions contemplated thereby, (ii) [Reserved] or (iii) the actual or alleged presence of Hazardous Materials on any property, including any of any Loan Party or any of its Subsidiaries or any Environmental Action relating in any way to any Loan Party or any of its Subsidiaries, except to the extent such claim, damage, loss, liability or expense is found in a final, non-appealable judgment by a court of competent jurisdiction to have resulted from such Indemnified Party’s gross negligence or willful misconduct. In the case of an investigation, litigation or other proceeding to which the indemnity in this Section 9.04(b) applies, such indemnity shall be effective whether or not such investigation, litigation or proceeding is brought by any Loan Party, its directors, shareholders or creditors, any Indemnified Party or any other Person, whether or not any Indemnified Party is otherwise a party thereto and whether or not the transactions contemplated thereby are consummated. The Borrower also agrees not to assert any claim against any Agent, any Lender or any of their Affiliates, or any of their respective officers, directors, employees, trustees, agents and advisors, on any theory of liability, for special, indirect, consequential or punitive damages arising out of or otherwise relating to the Facilities, the actual or proposed use of the proceeds of the Loans, the Loan Documents or any of the transactions contemplated by the Loan Documents.

Senior Secured Term Loan Credit Agreement among U.S. Well Services, Inc., USWS Holdings LLC, U.S. Well Services, LLC, the Subsidiary Guarantors, the Initial Lenders, and CLMG Corp. dated as of May 7, 2019

(b)    If (i) any payment of principal of any Loan is made by the Borrower to or for the account of a Lender other than on the last day of the Interest Period for such Loan as a result of (A) acceleration of the maturity of the Loans pursuant to Section 6.01 or (B) a mandatory prepayment of the Loans pursuant to Section 2.04(b), or (ii) the Borrower fails to make any payment or prepayment of a Loan after the Borrower had delivered a notice of prepayment, whether, in the case of this clause (ii), pursuant to Section 2.03 or 6.01 or otherwise, the Borrower shall, upon demand by such Lender (with a copy of such demand to the Administrative Agent), pay to the Administrative Agent for the account of such Lender any amounts required to compensate such Lender for any additional losses, costs or expenses that it may reasonably incur as a result of such payment or such failure to pay or prepay, as the case may be, including, without limitation, any loss (excluding loss of anticipated profits), cost or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by any Lender to fund or maintain such Loan.

(c)    If any Loan Party fails to pay when due any costs, expenses or other amounts payable by it under any Loan Document, including, without limitation, fees and expenses of counsel and indemnities or insurance premiums on account of insurance required hereunder, such amount may be paid on behalf of such Loan Party by the Administrative Agent or any Lender, in its sole discretion. The Borrower agrees to pay all such amounts on demand.

(d)    Without prejudice to the survival of any other agreement of any Loan Party hereunder or under any other Loan Document, the agreements and obligations of the Borrower contained in Sections 2.07 and 2.09 and this Section 9.04 shall survive the payment in full of principal, interest and all other amounts payable hereunder and under any of the other Loan Documents.

SECTION 9.05.    Right of Set-off. Upon (a) the occurrence and during the continuance of any Event of Default and (b) the making of the request or the granting of the consent specified by Section 6.01 to authorize the Administrative Agent to declare the Loans due and payable pursuant to the provisions of Section 6.01, each Agent and each Lender and each of their respective Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and otherwise apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Agent, such Lender or such Affiliate to or for the credit or the account of the Borrower against any and all of the Obligations of the Borrower now or hereafter existing under the Loan Documents, irrespective of whether such Agent or such Lender shall have made any demand under this Agreement and although such Obligations may be unmatured. Each Agent and each Lender agrees promptly to notify the Borrower after any such set-off and application; provided, however, that the failure to give such notice shall not affect the validity of such set-off and application. The rights of each Agent and each Lender and their respective Affiliates under this Section 9.05 are in addition to other rights and remedies (including, without limitation, other rights of set-off) that such Agent, such Lender and their respective Affiliates may have.

SECTION 9.06.    Binding Effect. This Agreement shall become effective when it shall have been executed by the Loan Parties and each Agent and the Administrative Agent shall have

Senior Secured Term Loan Credit Agreement among U.S. Well Services, Inc., USWS Holdings LLC, U.S. Well Services, LLC, the Subsidiary Guarantors, the Initial Lenders, and CLMG Corp. dated as of May 7, 2019 been notified by each initial Lender that such initial Lender has executed it and thereafter shall be binding upon and inure to the benefit of the Loan Parties, each Agent and each Lender and their respective successors and permitted assigns, except that the Borrower shall not have the right to assign its rights hereunder or any interest herein without the prior written consent of each Lender. This Agreement is intended to be solely for the benefit of the parties hereto and is not intended to confer any benefits upon, or create any rights in favor of, any person other than the parties hereto.

SECTION 9.07.    Assignments and Participations. (a) Each Lender may assign to one or more Eligible Assignees all or a portion of its rights and obligations under this Agreement (including, without limitation, all or a portion of its Commitment or Commitments, the Loans owing to it, and the Note or Notes held by it); provided, however, that (i) each such assignment shall be of a uniform, and not a varying, percentage of all rights and obligations under and in respect of the Facilities, (ii) except in the case of an assignment to a Person that, immediately prior to such assignment, was a Lender, an Affiliate of any Lender or an Approved Fund of any Lender or an assignment of all of a Lender’s rights and obligations under this Agreement, the aggregate amount of the Commitments being assigned to such Eligible Assignee pursuant to such assignment (determined as of the date of the Assignment and Acceptance with respect to such assignment) shall in no event be less than $2,000,000 (or such lesser amount as shall be approved by the Administrative Agent and, so long as no Default shall have occurred and be continuing at the time of effectiveness of such assignment, the Borrower), (iii) each such assignment shall be to an Eligible Assignee, (iv) no such assignments shall be permitted without the written consent of the Administrative Agent, which consent shall not be unreasonably withheld, and (v) the parties to each such assignment shall execute and deliver to the Administrative Agent, for its acceptance and recording in the Register, an Assignment and Acceptance, together with any Note or Notes (if any) subject to such assignment.

(a)    Upon such execution, delivery, acceptance and recording, from and after the effective date specified in such Assignment and Acceptance, (i) the assignee thereunder shall be a party hereto and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such Assignment and Acceptance, have the rights and obligations of a Lender hereunder and (ii) the Lender assignor thereunder shall, to the extent that rights and obligations hereunder have been assigned by it pursuant to such Assignment and Acceptance, relinquish its rights (other than its rights under Sections 2.07, 2.09 and 9.04 to the extent any claim thereunder relates to an event arising prior to such assignment) and be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all of the remaining portion of an assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto).

(b)    By executing and delivering an Assignment and Acceptance, each Lender assignor thereunder and each assignee thereunder confirm to and agree with each other and the other parties thereto and hereto as follows: (i) other than as provided in such Assignment and Acceptance, such assigning Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with any Loan Document or the execution, legality, validity, enforceability, genuineness, sufficiency or value of, or the perfection or priority of any lien or security interest

Senior Secured Term Loan Credit Agreement among U.S. Well Services, Inc., USWS Holdings LLC, U.S. Well Services, LLC, the Subsidiary Guarantors, the Initial Lenders, and CLMG Corp. dated as of May 7, 2019 created or purported to be created under or in connection with, any Loan Document or any other instrument or document furnished pursuant thereto; (ii) such assigning Lender makes no representation or warranty and assumes no responsibility with respect to the financial condition of any Loan Party or the performance or observance by any Loan Party of any of its obligations under any Loan Document or any other instrument or document furnished pursuant thereto; (iii) such assignee confirms that it has received a copy of this Agreement, together with copies of the financial statements referred to in Section 4.01 and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance; (iv) such assignee will, independently and without reliance upon any Agent, such assigning Lender or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement; (v) such assignee confirms that it is an Eligible Assignee; (vi) such assignee appoints and authorizes each Agent to take such action as agent on its behalf and to exercise such powers and discretion under the Loan Documents as are delegated to such Agent by the terms hereof and thereof, together with such powers and discretion as are reasonably incidental thereto; and (vii) such assignee agrees that it will perform in accordance with their terms all of the obligations that by the terms of this Agreement are required to be performed by it as a Lender.

(c)    The Administrative Agent, acting for this purpose (but only for this purpose) as the agent of the Borrower, shall maintain at its address referred to in Section 9.02 a copy of each Assignment and Acceptance delivered to and accepted by it and a register for the recordation of the names and addresses of the Lenders and the Commitment under each Facility of, and principal amount of the Loans owing under each Facility to, each Lender from time to time (the “Register”). The entries in the Register shall be conclusive and binding for all purposes, absent manifest error, and the Borrower, the Agents and the Lenders shall treat each Person whose name is recorded in the Register as a Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by the Borrower or any Agent or any Lender at any reasonable time and from time to time upon reasonable prior notice.

(d)    Upon its receipt of an Assignment and Acceptance executed by an assigning Lender and an assignee, together with any Note or Notes (if any) subject to such assignment, the Administrative Agent shall, if such Assignment and Acceptance has been completed and is in substantially the form of Exhibit C hereto, (i) accept such Assignment and Acceptance, (ii) record the information contained therein in the Register and (iii) give prompt notice thereof to the Borrower and each other Agent. In the case of any assignment by a Lender, within five Business Days after its receipt of such notice, the Borrower, at its own expense, shall execute and deliver to the Administrative Agent in exchange for the surrendered Note or Notes (if any) an amended and restated Note (which shall be marked “Amended and Restated”) to the order of such Eligible Assignee in an amount equal to the Commitment assumed by it under each Facility pursuant to such Assignment and Acceptance and, if any assigning Lender that had a Note or Notes prior to such assignment has retained a Commitment hereunder under such Facility, an amended and restated Note to the order of such assigning Lender in an amount equal to the Commitment retained by it hereunder. Such amended and restated Note or Notes shall be dated the effective date of such Assignment and Acceptance and shall otherwise be in substantially the form of Exhibit A-1 or A-2 hereto, as the case may be.

Senior Secured Term Loan Credit Agreement among U.S. Well Services, Inc., USWS Holdings LLC, U.S. Well Services, LLC, the Subsidiary Guarantors, the Initial Lenders, and CLMG Corp. dated as of May 7, 2019

(e)    Each Lender may sell participations to one or more Persons (other than any Loan Party or any of its Affiliates) in or to all or a portion of its rights and obligations under this Agreement (including, without limitation, all or a portion of its Commitments, the Loans owing to it and the Note or Notes (if any) held by it); provided, however, that (i) such Lender’s obligations under this Agreement (including, without limitation, its Commitments) shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, (iii) such Lender shall remain the holder of any such Note for all purposes of this Agreement, (iv) the Borrower, the Agents and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement and (v) no participant under any such participation shall have any right to approve any amendment or waiver of any provision of any Loan Document, or any consent to any departure by any Loan Party therefrom.

(f)    Any Lender may, in connection with any assignment or participation or proposed assignment or participation pursuant to this Section 9.07, disclose to the assignee or participant or proposed assignee or participant any information relating to the Borrower furnished to such Lender by or on behalf of the Borrower; provided, however, that, prior to any such disclosure, the assignee or participant or proposed assignee or participant shall agree to preserve the confidentiality of any Confidential Information received by it from such Lender.

(g)    Notwithstanding any other provision set forth in this Agreement, any Lender may at any time create a security interest in all or any portion of its rights under this Agreement (including, without limitation, the Loans owing to it and the Note or Notes (if any) held by it) in favor of any Federal Reserve Bank or Federal Home Loan Bank in accordance with Regulation A of the Board of Governors of the Federal Reserve System or similar laws and regulations relating to the Federal Home Loan Banks.

(h)    Notwithstanding anything to the contrary contained herein, any Lender that is a Fund may, without the consent of the Borrower or any other Person, create a security interest in all or any portion of the Loans owing to it and any Note or Notes held by it to the trustee for holders of obligations owed, or securities issued, by such Fund as security for such obligations or securities; provided that, unless and until such trustee actually becomes a Lender in compliance with the other provisions of this Section 9.07, (i) no such pledge shall release the pledging Lender from any of its obligations under the Loan Documents and (ii) such trustee shall not be entitled to exercise any of the rights of a Lender under the Loan Documents even though such trustee may have acquired ownership rights with respect to the pledged interest through foreclosure or otherwise.

(i)    Notwithstanding anything herein to the contrary, no assignment or participation shall be made to any Person that was a Disqualified Institution as of the date (the “Trade Date”) on which the assigning Lender entered into a binding agreement to sell and assign all or a portion of its rights and obligations under this Agreement to such Person, unless (i) the

Senior Secured Term Loan Credit Agreement among U.S. Well Services, Inc., USWS Holdings LLC, U.S. Well Services, LLC, the Subsidiary Guarantors, the Initial Lenders, and CLMG Corp. dated as of May 7, 2019

Borrower has consented to such assignment in writing in its sole and absolute discretion, or (ii) an Event of Default has occurred and is continuing. For the avoidance of doubt, with respect to any assignee that becomes a Disqualified Institution after the applicable Trade Date (including as a result of the delivery of a notice pursuant to, and/or the expiration of the notice period referred to in, the definition of “Disqualified Institution”), (A) such assignee shall not retroactively be disqualified from becoming a Lender and (B) the execution by the Borrower of an Assignment and Acceptance with respect to such assignee will not by itself result in such assignee no longer being considered a Disqualified Institution. Any assignment in violation of this Section 9.07(j) shall not be void, but the provisions of Section 9.07(k), 9.07(l) and 9.07(m) below shall apply.

(j)    If any assignment or participation is made to any Disqualified Institution without the Borrower’s prior written consent in violation of Section 9.07(j), or if any Person becomes a Disqualified Institution after the applicable Trade Date, the Borrower may, at its sole expense and effort, upon notice to the applicable Disqualified Institution and the Agents, (i) terminate any Commitment of such Disqualified Institution and repay all Obligations of the Borrower owing to such Disqualified Institution in connection with such Commitment, (ii) in the case of outstanding Loans held by Disqualified Institutions, purchase or prepay such Loans by paying the lesser of (A) the principal amount thereof and (B) the amount that such Disqualified Institution paid to acquire such Loans, in each case plus accrued interest, accrued fees and all other amounts (other than principal amounts) payable to it hereunder and/or (C) require such Disqualified Institution to assign, without recourse (in accordance with and subject to the restrictions contained in this Section 9.07), all of its interest, rights and obligations under this Agreement to one or more Eligible Assignees at the lesser of (x) the principal amount thereof and (y) the amount that such Disqualified Institution paid to acquire such interests, rights and obligations of such Loans, in each case plus accrued interest, accrued fees and all other amounts (other than principal amounts) payable to it hereunder.

(k)    Notwithstanding anything to the contrary contained in this Agreement, Disqualified Institutions (i) will not (A) have the right to receive information, reports or other materials provided to Lenders by the Borrower, the Administrative Agent, the Term Loan Collateral Agent or any Lender, (B) attend or participate in meetings attended by the Lenders and any of the Agents, or (C) access any electronic site established for the Lenders or confidential communications from counsel to or financial advisors of the Administrative Agent, the Term Loan Collateral Agent or the Lenders and (ii) (A) for purposes of any consent to any amendment, waiver or modification of, or any action under, and for the purpose of any direction to the Administrative Agent, the Term Loan Collateral Agent or any Lender to undertake any action (or refrain from taking any action) under this Agreement or any other Loan Document, each Disqualified Institution will be limited to consenting to the matters specified in Section 9.07 (a)(i)(B), Section 9.07 (a)(i)(G) or Section 9.07 (a)(ii) and will be deemed to have consented in the same proportion as the Lenders that are not Disqualified Institutions consented to such matter, and (B) for purposes of voting on any plan of reorganization or plan of liquidation pursuant to the Bankruptcy Code or any similar law (a “Plan of Reorganization”), each Disqualified Institution party hereto hereby agrees (x) not to vote on such Plan of Reorganization, (y) if such Disqualified Institution does vote on such Plan of Reorganization notwithstanding the restriction in the foregoing clause (x), such

Senior Secured Term Loan Credit Agreement among U.S. Well Services, Inc., USWS Holdings LLC, U.S. Well Services, LLC, the Subsidiary Guarantors, the Initial Lenders, and CLMG Corp. dated as of May 7, 2019 vote will be deemed not to be in good faith and shall be “designated” pursuant to Section 1126(e) of the Bankruptcy Code (or any similar provision in any other Bankruptcy Laws), and such vote shall not be counted in determining whether the applicable class has accepted or rejected such Plan of Reorganization in accordance with Section 1126(c) of the Bankruptcy Code (or any similar provision in any other Bankruptcy Laws) and (z) not to contest any request by any party for a determination by a bankruptcy court (or other applicable court of competent jurisdiction) effectuating the foregoing clause (y).

(l)    The Administrative Agent shall have the right, and the Borrower hereby expressly authorizes the Administrative Agent, to provide the list of Disqualified Institutions provided by the Borrower and any updates thereto from time to time (collectively, the “DQ List”) to each Lender requesting the same.

(m)    The Administrative Agent and the Lenders shall not be responsible or have any liability for, or have any duty to ascertain, inquire into, monitor or enforce, compliance with the provisions hereof relating to Disqualified Institutions. Without limiting the generality of the foregoing, neither the Administrative Agent nor any Lender shall (i) be obligated to ascertain, monitor or inquire as to whether any other Lender or participant or prospective Lender or participant is a Disqualified Institution or (ii) have any liability with respect to or arising out of any assignment or participation of Loans or Commitments, or disclosure of confidential information, by any other Person to any Disqualified Institution.

SECTION 9.08.    Execution in Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery by electronic communication of an executed counterpart of a signature page to this Agreement shall be effective as delivery of an original executed counterpart of this Agreement.

SECTION 9.09.    Confidentiality. Neither any Agent nor any Lender shall disclose any Confidential Information to any Person without the consent of the Borrower, other than (a) to such Agent’s or such Lender’s Affiliates and their officers, directors, employees, trustees, agents and advisors who have a need to know as a result of being involved in the Facilities and then only on the condition that such matters may not be further disclosed and to actual or prospective Eligible Assignees and participants, and then only on a confidential basis, (b) as required by any law, rule or regulation or judicial process, (c) as requested or required by any state, Federal or foreign authority or examiner (including the National Association of Insurance Commissioners or any similar organization or quasi-regulatory authority) regulating such Lender, (d) to any rating agency when required by it, provided that, prior to any such disclosure, such rating agency shall undertake to preserve the confidentiality of any Confidential Information relating to the Loan Parties received by it from such Lender, (e) in connection with any litigation or proceeding to which such Agent or such Lender or any of its Affiliates may be a party or (f) in connection with the exercise of any right or remedy under this Agreement or any other Loan Document. Each party hereto acknowledges that money damages would not be a sufficient remedy for any breach of the confidentiality provisions contained in this Section 9.09 by such party and that the other party

Senior Secured Term Loan Credit Agreement among U.S. Well Services, Inc., USWS Holdings LLC, U.S. Well Services, LLC, the Subsidiary Guarantors, the Initial Lenders, and CLMG Corp. dated as of May 7, 2019 would suffer irreparable harm as a result of any such breach. Accordingly, each party will also be entitled to equitable relief, including injunction and specific performance, as a remedy for any breach or threatened breach of the confidentiality provisions contained in this Section 9.09 by the other party. Subject to the limitations contained in Section 9.15, the equitable remedies referred to above will not be deemed to be the exclusive remedies for a breach of the confidentiality provisions in this Section 9.09.

SECTION 9.10.    Marshalling; Payments Set Aside. Neither any Agent nor any Lender shall be under any obligation to marshal any assets in favor of any Loan Party or any other Person or against or in payment of any or all of the Obligations. To the extent that any Loan Party makes a payment or payments to the Administrative Agent or the Lenders (or to Administrative Agent, on behalf of the Lenders), or any Agent or Lender enforces any security interests or exercise its rights of setoff, and such payment or payments or the proceeds of such enforcement or setoff or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside and/or required to be repaid to a trustee, receiver or any other party under any Bankruptcy Law, any other state or federal law, common law or any equitable cause, then, to the extent of such recovery, the obligation or part thereof originally intended to be satisfied, and all Liens, rights and remedies therefor or related thereto, shall be revived and continued in full force and effect as if such payment or payments had not been made or such enforcement or setoff had not occurred.

SECTION 9.11.    Patriot Act Notice. Each Lender and each Agent (for itself and not on behalf of any Lender) hereby notifies the Loan Parties that pursuant to the requirements of the Patriot Act, it is required to obtain, verify and record information that identifies each Loan Party, which information includes the name and address of such Loan Party and other information that will allow such Lender or such Agent, as applicable, to identify such Loan Party in accordance with the Patriot Act. Each Loan Party shall, and shall cause each of its Subsidiaries to, provide such information and take such actions as are reasonably requested by any Agent or any Lender in order to assist the Agents and the Lenders in maintaining compliance with the Patriot Act.

SECTION 9.12.    Jurisdiction, Etc. (a) Each of the parties hereto hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of any New York State court or Federal court of the United States of America sitting in New York City, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or any of the other Loan Documents to which it is a party, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in any such New York State court or, to the fullest extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Except as provided in Section 9.15, nothing in this Agreement shall affect any right that any party may otherwise have to bring any action or proceeding relating to this Agreement or any of the other Loan Documents in the courts of any jurisdiction.

Senior Secured Term Loan Credit Agreement among U.S. Well Services, Inc., USWS Holdings LLC, U.S. Well Services, LLC, the Subsidiary Guarantors, the Initial Lenders, and CLMG Corp. dated as of May 7, 2019

(a)    Each of the parties hereto irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection that it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or any of the other Loan Documents to which it is a party in any New York State or Federal court. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

SECTION 9.13.    Governing Law. This Agreement and the Notes shall be governed by, and construed in accordance with, the laws of the State of New York.

SECTION 9.14.    Waiver of Jury Trial. Each of the Loan Parties, the Agents and the Lenders irrevocably waives all right to trial by jury in any action, proceeding or counterclaim (whether based on contract, tort or otherwise) arising out of or relating to any of the Loan Documents, the Loans or the actions of any Agent or any Lender in the negotiation, administration, performance or enforcement thereof.

SECTION 9.15.    Limitation on Liability. TO THE EXTENT PERMITTED BY APPLICABLE LAW, AND NOTWITHSTANDING ANY OTHER PROVISION OF THIS AGREEMENT OR THE OTHER LOAN DOCUMENTS: (A) NONE OF THE ADMINISTRATIVE AGENT, THE LENDERS OR ANY INDEMNIFIED PARTY SHALL BE LIABLE TO ANY PARTY FOR ANY INDIRECT, SPECIAL, PUNITIVE OR CONSEQUENTIAL DAMAGES IN CONNECTION WITH THEIR RESPECTIVE ACTIVITIES RELATED TO THIS AGREEMENT, THE OTHER LOAN DOCUMENTS, THE TRANSACTIONS CONTEMPLATED THEREBY, THE LOANS, OR OTHERWISE IN CONNECTION WITH THE FOREGOING; (B) WITHOUT LIMITING THE FOREGOING, NONE OF THE ADMINISTRATIVE AGENT, THE LENDERS OR ANY INDEMNIFIED PARTY SHALL BE SUBJECT TO ANY EQUITABLE REMEDY OR RELIEF, INCLUDING SPECIFIC PERFORMANCE OR INJUNCTION ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE OTHER LOAN DOCUMENTS, OR THE TRANSACTIONS CONTEMPLATED THEREBY; (C) NONE OF THE ADMINISTRATIVE AGENT, THE LENDERS OR ANY INDEMNIFIED PARTY SHALL HAVE ANY LIABILITY TO THE LOAN PARTIES, FOR DAMAGES OR OTHERWISE, ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE OTHER LOAN DOCUMENTS, OR THE TRANSACTIONS CONTEMPLATED THEREBY UNTIL THE EFFECTIVE DATE HAS OCCURRED; AND (D) IN NO EVENT SHALL LENDERS’ LIABILITY TO THE LOAN PARTIES FOR FAILURE TO FUND ANY LOAN EXCEED ACTUAL DIRECT DAMAGES INCURRED BY THE LOAN PARTIES OF UP TO $10,000,000 IN THE AGGREGATE.

SECTION 9.16.    Acceptable Purchaser Schedule Updates . The parties hereto agree that either the Administrative Agent (on behalf of the Lenders) or the Borrower may request, upon 10 Business Days written notice, a modification to Schedule II to this Agreement, substantially in the form of Exhibit J, to add or delete a Person from such schedule of Acceptable Purchasers (each such notice, a “Proposed Acceptable Purchaser Update”). Prior to the proposed date for addition or deletion set forth in the Proposed Acceptable Purchaser Update, the Administrative Agent or

Senior Secured Term Loan Credit Agreement among U.S. Well Services, Inc., USWS Holdings LLC, U.S. Well Services, LLC, the Subsidiary Guarantors, the Initial Lenders, and CLMG Corp. dated as of May 7, 2019 the Borrower (as applicable) shall approve or reject such proposed update (such approval not to be unreasonably withheld). In the event such change is approved, Schedule II shall be updated as of such date for purposes of this Agreement.

SECTION 9.17.    No Advisory or Fiduciary Responsibility. In connection with all aspects of each transaction contemplated hereby (including in connection with any amendment, waiver or other modification hereof or of any other Loan Document), the Borrower acknowledges and agrees, and acknowledges its Affiliates’ understanding, that: (a)(i) the arranging and other services regarding this Agreement provided by the Administrative Agent and any Affiliate thereof, and the Lenders are arm’s-length commercial transactions between the Borrower, each other Loan Party and their respective Affiliates, on the one hand, and the Administrative Agent and, as applicable, its Affiliates and the Lenders and their Affiliates (collectively, solely for purposes of this Section 9.17, the “Lenders”), on the other hand, (a)(ii) each of the Borrower and the other Loan Parties has consulted its own legal, accounting, regulatory and tax advisors to the extent it has deemed appropriate, and (iii) the Borrower and each other Loan Party are capable of evaluating, and understands and accepts, the terms, risks and conditions of the transactions contemplated hereby and by the other Loan Documents; (b)(i) the Administrative Agent and its Affiliates and each Lender and its Affiliates each is and has been acting solely as a principal and, except as expressly agreed in writing by the relevant parties, has not been, is not, and will not be acting as an advisor, agent or fiduciary, for the Borrower, any other Loan Party or any of their respective Affiliates, or any other Person and (b)(ii) neither the Administrative Agent, any of its Affiliates nor any Lender or any of its Affiliates has any obligation to the Borrower, any other Loan Party or any of their respective Affiliates with respect to the transactions contemplated hereby except those obligations expressly set forth herein and in the other Loan Documents; and (c) the Administrative Agent and its Affiliates and the Lenders and their Affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Borrower, the other Loan Parties and their respective Affiliates, and neither the Administrative Agent, any of its Affiliates nor any Lender or its Affiliates has any obligation to disclose any of such interests to the Borrower, any other Loan Party or any of their respective Affiliates. To the fullest extent permitted by law, each of the Borrower and each other Loan Party hereby waives and releases any claims that it may have against the Administrative Agent, any of its Affiliates or any Lender or its Affiliates with respect to any breach or alleged breach of agency or fiduciary duty in connection with any aspect of any transactions contemplated hereby.

SECTION 9.18.    Acknowledgment and Consent to Bail-In of Affected Financial Institutions. Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Affected Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the Write-Down and Conversion Powers of the applicable Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(a)    the application of any Write-Down and Conversion Powers by an the applicable Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an Affected Financial Institution; and

Senior Secured Term Loan Credit Agreement among U.S. Well Services, Inc., USWS Holdings LLC, U.S. Well Services, LLC, the Subsidiary Guarantors, the Initial Lenders, and CLMG Corp. dated as of May 7, 2019

(b)    the effects of any Bail-In Action on any such liability, including, if applicable:

(i)    a reduction in full or in part or cancellation of any such liability;

(ii)    a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such Affected Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or

(iii)    the variation of the terms of such liability in connection with the exercise of the Write-Down and Conversion Powers of the applicable Resolution Authority.

SECTION 9.19.    Recognition of the U.S. Special Resolution Regimes.

To the extent that the Loan Documents provide support, through a guarantee or otherwise, for Hedge Agreements or any other agreement or instrument that is a QFC (such support, “QFC Credit Support” and each such QFC a “Supported QFC”), the parties acknowledge and agree as follows with respect to the resolution power of the Federal Deposit Insurance Corporation under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the “U.S. Special Resolution Regimes”) in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that the Loan Documents and any Supported QFC may in fact be stated to be governed by the laws of the State of New York and/or of the United States or any other state of the United States):

(a)    In the event a Covered Entity that is party to a Supported QFC (each, a “Covered Party”) becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the laws of the United States or a state of the United States. In the event a Covered Party or a BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under the Loan Documents that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if the Supported QFC and the Loan Documents were governed by the laws of the United States or a state of the United States. Without limitation of the foregoing, it is understood and agreed that rights and remedies of the parties with respect to a defaulting Lender shall in no event affect the rights of any Covered Party with respect to a Supported QFC or any QFC Credit Support.

Senior Secured Term Loan Credit Agreement among U.S. Well Services, Inc., USWS Holdings LLC, U.S. Well Services, LLC, the Subsidiary Guarantors, the Initial Lenders, and CLMG Corp. dated as of May 7, 2019

(b)    As used in this Section 9.19, the following terms have the following meanings:

(i)    “BHC Act Affiliate” of a party means an “affiliate” (as such term is defined under, and interpreted in accordance with, 12 U.S.C. 1841(k)) of such party.

(ii)    “Covered Entity” means any of the following:

(A)    a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. §252.82(b);

(B)    a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. §47.3(b); or

(C)    a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. §382.2(b).

(iii)    “Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

(iv)    “QFC” has the meaning assigned to the term “qualified financial contract” in, and shall be interpreted in accordance with, 12 U.S.C. 5390(c)(8)(D).

SECTION 9.20.     Intercreditor Agreement.

(a)    EACH LENDER PARTY HERETO (i) UNDERSTANDS, ACKNOWLEDGES AND AGREES THAT IT (AND EACH OF ITS SUCCESSORS AND ASSIGNS) AND EACH OTHER LENDER (AND EACH OF THEIR SUCCESSORS AND ASSIGNS) SHALL BE BOUND BY THE INTERCREDITOR AGREEMENT, (ii) AUTHORIZES AND DIRECTS THE ADMINISTRATIVE AGENT TO ENTER INTO THE INTERCREDITOR AGREEMENT ON ITS BEHALF, AND (iii) AGREES THAT ANY ACTION TAKEN BY AGENT PURSUANT TO THE INTERCREDITOR AGREEMENT SHALL BE BINDING UPON SUCH LENDER.

(b)    THE PROVISIONS OF THIS SECTION 9.19 ARE NOT INTENDED TO SUMMARIZE OR FULLY DESCRIBE THE PROVISIONS OF THE INTERCREDITOR AGREEMENT. REFERENCE MUST BE MADE TO THE INTERCREDITOR AGREEMENT THEMSELVES TO UNDERSTAND ALL TERMS AND CONDITIONS THEREOF. EACH LENDER IS RESPONSIBLE FOR MAKING ITS OWN ANALYSIS AND REVIEW OF THE INTERCREDITOR AGREEMENT AND THE TERMS AND PROVISIONS THEREOF, AND THE ADMINISTRATIVE AGENT AND ITS AFFILIATES DO NOT MAKE ANY

Senior Secured Term Loan Credit Agreement among U.S. Well Services, Inc., USWS Holdings LLC, U.S. Well Services, LLC, the Subsidiary Guarantors, the Initial Lenders, and CLMG Corp. dated as of May 7, 2019

REPRESENTATION TO ANY LENDER AS TO THE SUFFICIENCY OR ADVISABILITY OF THE PROVISIONS CONTAINED IN THE INTERCREDITOR AGREEMENT. A COPY OF THE INTERCREDITOR AGREEMENT MAY BE OBTAINED FROM THE ADMINISTRATIVE AGENT.

(c)    THE INTERCREDITOR AGREEMENT IS AN AGREEMENT SOLELY AMONGST THE SECURED PARTIES (AS DEFINED IN THE INTERCREDITOR AGREEMENT) AND THEIR RESPECTIVE AGENTS (INCLUDING THEIR SUCCESSORS AND ASSIGNS) AND IS ACKNOWLEDGED AND AGREED TO BY THE LOAN PARTIES. AS MORE FULLY PROVIDED THEREIN, THE INTERCREDITOR AGREEMENT CAN ONLY BE AMENDED BY THE PARTIES THERETO IN ACCORDANCE WITH THE PROVISIONS THEREOF.

IN THE EVENT OF ANY CONFLICT BETWEEN THIS AGREEMENT AND THE INTERCREDITOR AGREEMENT, THE INTERCREDITOR AGREEMENT SHALL GOVERN.

SECTION 9.21.     No Partnership, Etc. The Secured Parties, the Borrower and the other Loan Parties intend that the relationship between them shall be solely that of creditor and debtor. Nothing contained in this Agreement, the Notes or in any of the other Loan Documents shall be deemed or construed to create a partnership, tenancy-in-common, joint tenancy, joint venture or co-ownership by or between or among the Secured Parties and the Borrower, the other Loan Parties or any other Person. The Secured Parties shall not be in any way responsible or liable for the debts, losses, obligations or duties of the Borrower, the other Loan Parties or any other Person with respect to the Frac Fleets or otherwise. All obligations to pay real property or other taxes, assessments, insurance premiums, and all other fees and charges arising from the ownership or operation of the Frac Fleets and to perform all obligations under other agreements and contracts relating to the Frac Fleets shall be the sole responsibility of the Borrower or the other Loan Parties, as applicable.

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Senior Secured Term Loan Credit Agreement among U.S. Well Services, Inc., USWS Holdings LLC, U.S. Well Services, LLC, the Subsidiary Guarantors, the Initial Lenders, and CLMG Corp. dated as of May 7, 2019

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

U.S. WELL SERVICES, LLC, as Borrower
By
Name:
Title:

U.S. WELL SERVICES, INC., as Parent

By
Name:
Title:

USWS HOLDINGS LLC, as Holdings

By
Name:
Title:
USWS FLEET 10, LLC, as Guarantor

By
Name:
Title:

USWS FLEET 11, LLC, as Guarantor

By
Name:
Title:

CLMG CORP., as Administrative Agent
By
Name:
Title:
CLMG CORP., as Term Loan Collateral Agent
By
Name:
Title:

Senior Secured Term Loan Credit Agreement among U.S. Well Services, Inc., USWS Holdings LLC, U.S. Well Services, LLC, the Subsidiary Guarantors, the Initial Lenders, and CLMG Corp. dated as of May 7, 2019

LNV CORPORATION , as Lender
By
Name:
Title:

Senior Secured Term Loan Credit Agreement among U.S. Well Services, Inc., USWS Holdings LLC, U.S. Well Services, LLC, the Subsidiary Guarantors, the Initial Lenders, and CLMG Corp. dated as of May 7, 2019

LPP MORTGAGE, INC., as Lender
By
Name:
Title:

Senior Secured Term Loan Credit Agreement among U.S. Well Services, Inc., USWS Holdings LLC, U.S. Well Services, LLC, the Subsidiary Guarantors, the Initial Lenders, and CLMG Corp. dated as of May 7, 2019